As filed with the Securities and Exchange Commission on April 17, 2006 An Exhibit List can be found on page II-10 Registration No. 333-122848

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 7)



                           APPLIED DNA SCIENCES, INC.
                 (Name of small business issuer in its charter)

         Nevada                           2836                    59-2262718
(State or other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
   of Incorporation or          Classification Code Number)  Identification No.)
      Organization)

                       25 Health Sciences Drive, Suite 113
                           Stony Brook, New York 11790
                                 (631) 444-6861
          (Address and telephone number of principal executive offices and principal place of business)

             James A. Hayward, Ph.D., Sc.D., Chief Executive Officer
                           APPLIED DNA SCIENCES, INC.
                       25 Health Sciences Drive, Suite 113
                           Stony Brook, New York 11790
                                 (631) 444-6861
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Merrill Kraines, Esq.
                             Joseph F. Daniels, Esq.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                             Telephone: 212.318.3000
                             Facsimile: 212.318.3400

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        CALCULATION OF REGISTRATION FEE


------------------------------- -------------------- ---------------- ------------------ --------------------
   Title of each class of          Amount to be         Proposed          Proposed           Amount of
 securities to be registered        registered          maximum           maximum         registration fee
                                                        offering         aggregate
                                                       price per       offering price
                                                       share (1)
------------------------------- -------------------- ---------------- ------------------ --------------------
Common stock, $.001 par value           25,356,797       $1.215         $31,665,927.78            $3,728.08
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common stock, $.001 par              285,000       $1.215               $346,275               $40.76
 value issuable upon exercise
   of Warrants exercisable at
              $0.10 per share
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common stock, $.001 par                5,000       $1.215                 $6,075                $0.72
 value issuable upon exercise
   of Warrants exercisable at
              $0.20 per share
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common stock, $.001 par            1,207,500       $1.215          $1,321,312350              $155.51
 value issuable upon exercise
   of Warrants exercisable at
              $0.60 per share
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common stock, $.001 par              750,000       $1.215               $911,250              $107.25
 value issuable upon exercise
   of Warrants exercisable at
              $0.70 per share
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common stock, $.001 par           14,727,000       $1.215            $21,538,305            $2,534.96
 value issuable upon exercise
   of Warrants exercisable at
              $0.75 per share
------------------------------- -------------------- ---------------- ------------------ --------------------
                        Total           45,631,992                      $55,442,870.28         $6,526.44 (2)
------------------------------- -------------------- ---------------- ------------------ --------------------


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on The Over The Counter Bulletin Board on February 14, 2005, which was $1.215 per share.

(2)  Previously paid.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 17, 2006

                           APPLIED DNA SCIENCES, INC.
                              45,046,297 SHARES OF
                                  COMMON STOCK

     This prospectus relates to the resale by the selling stockholders of up to 45,046,297 shares of our common stock, including up to 19,689,500 shares issuable upon the exercise of common stock purchase warrants and 25,356,797 shares of common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will pay the expenses of registering these shares.

     The following selling stockholders are deemed an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of their common stock under this prospectus: VC Arjent Ltd., formerly known as Vertical Capital Partners, Inc. and a registered broker-dealer ("VC Arjent"); Michael Morris, Susan Diamond; Ronald Heineman and Michael Gochman; all of whom are employees of VC Arjent and Jesse Shelmire IV and Scott Griffith, whom are affiliates of Stonegate Securities, a registered broker-dealer. With the exception of VC Arjent, Michael Morris, Susan Diamond, Ronald Heineman, Michael Gochman, Jesse Shelmire IV and Scott Griffith, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is listed on The Over The Counter Bulletin Board under the symbol "APDN." The last reported sales price per share of our common stock as reported by The Over The Counter Bulletin Board on April 12, 2006 was $0.20.

     Investing in these securities involves significant risks. See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is ______________ ___, 2006.

     The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Applied DNA Sciences, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS

                                                                                                               Page


Prospectus Summary                                                                                                1
Risk Factors                                                                                                      3
Use of Proceeds                                                                                                  11
Market For Common Equity and Related Stockholder Matters                                                         11
Management's Discussion and Analysis of Financial Condition and Plan of Operations                               13
Business                                                                                                         22
Description of Properties                                                                                        31
Legal Proceedings                                                                                                32
Management                                                                                                       33
Executive Compensation                                                                                           34
Certain Relationships and Related Transactions                                                                   36
Security Ownership of Certain Beneficial Owners and Management                                                   37
Description of Securities                                                                                        38
Indemnification for Securities Act Liabilities                                                                   39
Plan of Distribution                                                                                             41
Penny Stock                                                                                                      42
Selling Stockholders                                                                                             43
Legal Matters                                                                                                    47
Experts                                                                                                          48
Available Information                                                                                            48
Index to Financial Statements                                                                                    49

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

APPLIED DNA SCIENCES, INC.

     We are a provider of proprietary embedded-DNA biotechnology security products that protect corporate and intellectual property from counterfeiting, fraud, piracy, product diversion and unauthorized intrusion. We offer a cost effective method to detect, deter, interdict and prosecute counterfeiting enterprises. We use segments of naturally occurring botanical DNA that have unique characteristics, which are one-of-a-kind sequences. Botanical DNA means the DNA, or Deoxyribonucleic acid, of plants. DNA is the molecular basis of all living life forms, including animals and plants. Using various anti-counterfeit media, or substrates, such as ink, thread, microchips, glue, paints and holograms, we can authenticate the unique DNA characteristics to ensure that the product has not been counterfeited or adulterated. Substrates are materials or substances that can be verified and contain botanical DNA that will interact with the anti-counterfeit solutions we utilize to determine if a product has been tampered with or counterfeited.

     For the fiscal quarter ended December 31, 2005, we did not generate any revenues and had net losses of $2,444,489. As a result of recurring losses from operations of $75,425,414 from our inception through September 30, 2005, our auditors, in their report dated October 21, 2005, have expressed substantial doubt about our ability to continue as going concern.

     Our principal offices are located at 25 Health Sciences Drive, Suite 113, Stony Brook, New York 11790, and our telephone number is (631) 444-6861. We are a Nevada corporation. We maintain a website at www.adnas.com. The information contained on that website is not deemed to be a part of this prospectus.

THE OFFERING

Common stock offered by selling stockholders..... Up to 45,046,297 shares, including the following:

                                                  -    14,742,000  shares  of  common  stock  issued  upon the
                                                       conversion of the promissory notes issued in connection
                                                       with the January and February 2005 offering;

                                                  -    10,614,797 other shares of common stock;

                                                  -    up to 5,000  shares of common stock  issuable  upon the
                                                       exercise  of  common  stock  purchase  warrants  at  an
                                                       exercise price of $.20 per share;

                                                  -    up to 1,207,500  shares of common stock  issuable  upon
                                                       the  exercise of common stock  purchase  warrants at an
                                                       exercise price of $.60 per share;

                                                  -    up to 750,000  shares of common stock issuable upon the
                                                       exercise  of  common  stock  purchase  warrants  at  an
                                                       exercise price of $.70 per share;


                                       1

                                                  -    up to 14,742,000  shares of common stock  issuable upon
                                                       the exercise of common stock purchase  warrants,  which
                                                       were issued in connection with the January and February
                                                       2005 offering, at an exercise price of $.75 per share;

                                                  -    up to 2,985,000  shares of common stock  issuable  upon
                                                       the exercise of other common stock purchase warrants at
                                                       an exercise price of $.75 per share;

                                                  This number  represents  38.00% of our  current  outstanding stock.

Common stock to be outstanding after
 the offering.................................    Up to 138,271,885 shares

Use of proceeds...............................    We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling  stockholders  upon exercise of the  warrants.  We expect to use the proceeds  received from the exercise of the warrants,  if any, for working  capital, including general corporate purposes.

The Over The Counter Bulletin Board symbol....    APDN

The above information regarding common stock to be outstanding after the offering is based on 118,582,385 shares of common stock outstanding as of March 31, 2006, and assumes the subsequent exercise of warrants by our selling stockholders.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.


RISKS RELATING TO OUR BUSINESS

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

     We incurred net losses of $2,444,489 for the fiscal quarter ended December 31, 2005, $52,610,380 for the fiscal year ended September 30, 2005, and $19,358,259 for the fiscal year ended September 30, 2004. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Our revenues and profits, if any, will depend upon various factors, including whether we will be able to generate revenue. As we continue to incur losses, our accumulated deficit will continue to increase, which might make it harder for us to obtain financing in the future. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us, which could result in reducing or terminating our operations.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

     We will require additional funds to sustain and expand our research and development activities. We anticipate that we will require up to approximately $500,000 to fund our anticipated research and development operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. Even if we do receive additional financing, it may not be sufficient to sustain or expand our research and development operations or continue our business operations.

     There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

     In their report dated October 21, 2005, our independent auditors stated that our financial statements for the year ended September 30, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised due to our incurring net losses of $75,425,414 during the period from September 16, 2002 (date of inception) to September 30, 2005. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, generating sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Research and Development Efforts for New Products May be Unsuccessful.

     We will incur significant research and development expenses to develop new products and technologies. There can be no assurance that any of these products or technologies will be successfully developed or that if developed they will be commercially successful. In the event that we are unable to develop commercialized products from our research and development efforts or we are unable or unwilling to allocate amounts beyond our currently anticipated research and development investment, we could lose our entire investment in these new products and this may materially and adversely affect our business operations, which would result in loss of revenues and greater operating expenses.

Our Acquired Technology Has Yet to be Independently Validated

     In July 2005, we acquired certain intellectual property. Such intellectual property relating to the botanical DNA, encapsulation methods, integrity of the technology and all other stated claims by the seller need to be independently validated by a third party. Satisfactory completion of this independent validation will be required prior to their being available for commercial sale. In the event that some or all of the technology cannot be independently validated, we will be unable to commercially develop products utilizing such technology, which could have a materially adverse effect on our business and results of operations.

Failure to License New Technologies Could Impair Our New Product Development.

     To generate broad product lines, it is advantageous to sometimes license technologies from third parties rather than depend exclusively on our own employees. As a result, we believe our ability to license new technologies from third parties is and will continue to be important to our ability to offer new products.

     In addition, from time to time we are notified or become aware of patents held by third parties that are related to technologies we are selling or may sell in the future. After a review of these patents, we may decide to seek a license for these technologies from these third parties or discontinue our products. There can be no assurance that we will be able to continue to successfully identify new technologies developed by others. Even if we are able to identify new technologies of interest, we may not be able to negotiate a license on favorable terms, or at all. If we lose the rights to patented technology, we may need to discontinue selling certain products or redesign our products, and we may lose a competitive advantage. Potential competitors could license technologies that we fail to license and potentially erode our market share for certain products. Our licenses typically subject us to various commercializations, sublicensing, minimum payment, and other obligations. If we fail to comply with these requirements, we could lose important rights under a license. In addition, certain rights granted under the license could be lost for reasons beyond our control. We may not receive significant indemnification from a licensor against third party claims of intellectual property infringement.

We Currently Have Limited Manufacturing, Sales, Marketing or Distribution Capabilities.

     We currently have limited in-house manufacturing capability. We rely on Biowell Technology, Inc. and third-party vendors for this service. We do not currently have any arrangements with any distributors and we may not be able to enter into arrangements with qualified distributors on acceptable terms or at all. We currently have a limited sales and marketing team. If we are not able to develop greater sales, marketing or distribution capacity, we may not be able to generate revenue or sufficient revenue to support our operations.

If We Fail to Introduce New Products, or Our Existing Products are not Accepted by Potential Customers, We May Not Gain or May Lose Market Share.

     Rapid technological changes and frequent new product introductions are typical for the markets we serve. Our future success will depend in part on continuous, timely development and introduction of new products that address evolving market requirements. We believe successful new product introductions provide a significant competitive advantage because customers invest their time in selecting and learning to use new products, and are often reluctant to switch products. To the extent we fail to introduce new and innovative products, we may lose market share to our competitors, which will be difficult or impossible to regain. Any inability, for technological or other reasons, to successfully develop and introduce new products could reduce our growth rate or damage our business.

     We may experience delays in the development and introduction of products. We cannot assure that we will keep pace with the rapid rate of change in life sciences research or that our new products will adequately meet the requirements of the marketplace or achieve market acceptance. Some of the factors affecting market acceptance of new products include:

     o    availability, quality and price relative to competitive products;
     o the timing of introduction of the product relative to competitive products;
     o    customers' opinions of the products' utility;
     o    ease of use;
     o    consistency with prior practices;
     o    scientists' opinions of the products' usefulness;
     o    citation of the product in published research; and
     o    general trends in life sciences research.

     We have not experienced any difficulties with the preceding factors, however, there can be no assurance that we will not experience difficulties in the future. The expenses or losses associated with unsuccessful product development or lack of market acceptance of our new products could materially adversely affect our business, operating results and financial condition.

A   Manufacturer's   Inability   to  Produce  Our  Goods  on  Time  and  to  Our
Specifications Could Result in Lost Revenue and Net Losses.

     We do not own or operate any manufacturing facilities and therefore depend upon independent third parties for the manufacture of all of our products. Our products are manufactured to our specifications. The inability of a manufacturer to ship orders of our products in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect as our revenues would decrease and we would incur net losses as a result of sales of the product, if any sales could be made. Because of our business, the dates on which customers need and require shipments of our security products from us are critical.

If We Need to Replace Manufacturers, Our Expenses Could Increase Resulting in Smaller Profit Margins.

     We compete with other companies for the production capacity of our manufacturers and import quota capacity. Some of these competitors have greater financial and other resources than we have, and thus may have an advantage in the competition for production and import quota capacity. If we experience a significant increase in demand, or if an existing manufacturer of ours must be replaced, we may have to expand our third-party manufacturing capacity. We cannot assure you that this additional capacity will be available when required on terms that are acceptable to us or similar to existing terms which we have with our manufacturers, either from a production standpoint or a financial standpoint. We do not have long-term contracts with any manufacturer. None of the manufacturers we use produces our products exclusively.

     Should we be forced to replace one or more of our manufacturers, we may experience an adverse financial impact, or an adverse operational impact, such as being forced to pay increased costs for such replacement manufacturing or delays upon distribution and delivery of our products to our customers, which could cause us to lose customers or lose revenues because of late shipments.

If a Manufacturer of Ours Fails to Use Acceptable Labor Practices, We Might Have Delays in Shipments or Face Joint Liability for Violations, Resulting in Decreased Revenue and Increased Expenses.

     While we require our independent manufacturers to operate in compliance with applicable laws and regulations, we have no control over the ultimate actions of our independent manufacturers. While our internal and vendor operating guidelines promote ethical business practices and our staff and buying agents periodically visit and monitor the operations of our independent manufacturers, we do not control these manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer of ours, or by one of our licensing partners, or the divergence of an independent manufacturer's or licensing partner's labor practices from those generally accepted as ethical in the United States, could interrupt, or otherwise disrupt the shipment of finished products to us or damage our reputation. Any of these, in turn, could have a material adverse effect on our financial condition and results of operations, such as the loss of potential revenue and incurring additional expenses.

The Failure To Manage Our Growth In Operations And Acquisitions Of New Product Lines And New Businesses Could Have A Material Adverse Effect On Us.

     The expected growth of our operations (as to which no representation can be made) will place a significant strain on our current management resources. To manage this expected growth, we will need to improve our:

     o    operations and financial systems;
     o    procedures and controls; and
     o    training and management of our employees.

     Our future growth may be attributable to acquisitions of and new product lines and new businesses. We expect that future acquisitions, if successfully consummated, will create increased working capital requirements, which will likely precede by several months any material contribution of an acquisition to our net income.

     Our failure to manage growth or future acquisitions successfully could seriously harm our operating results. Also, acquisition costs could cause our quarterly operating results to vary significantly. Furthermore, our stockholders would be diluted if we financed the acquisitions by incurring convertible debt or issuing securities.

     Although we currently only have operations within the United States, if we were to acquire an international operation; we will face additional risks, including:

     o difficulties in staffing, managing and integrating international operations due to language, cultural or other differences;
     o    different or conflicting regulatory or legal requirements;
     o    foreign currency fluctuations; and
     o    diversion of significant time and attention of our management.

If We Are Unable to Retain the Services of Messrs. Sheu, Hayward or Liang, or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

     Our success depends to a significant extent upon the continued service of Dr. Jun-Jei Sheu, the Chairman of our Board of Directors; Dr. James A. Hayward, our Chief Executive Officer; and Dr. Benjamin Liang, our Secretary and Strategic Technology Development Officer. We do not have employment agreements with Drs. Sheu, Hayward or Liang. Loss of the services of Drs. Sheu, Hayward or Liang could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Drs. Sheu, Hayward or Liang. We are not aware of any named executive officer or director who has plans to leave us or retire. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Failure to Attract and Retain Qualified Scientific or Production Personnel Could Have a Material Adverse Effect On Us.

     Recruiting and retaining qualified scientific and production personnel to perform research and development work and product manufacturing is critical to our success. Because the industry in which we compete is very competitive, we face significant challenges attracting and retaining a qualified personnel base. Although we believe we have been and will be able to attract and retain these personnel, there is no assurance that we will be able to continue to successfully attract qualified personnel. In addition, our anticipated growth and expansion into areas and activities requiring additional expertise, such as clinical testing, government approvals, production, and marketing will require the addition of new management personnel and the development of additional expertise by existing management personnel. The failure to attract and retain these personnel or, alternatively, to develop this expertise internally would adversely affect our business as our ability to conduct research and development will be reduced or eliminated, resulting in fewer or no products for sale and lower revenues. We generally do not enter into employment agreements requiring these employees to continue in our employment for any period of time.

We Need to Expand Our Sales and Support Organizations to Increase Market Acceptance of Our Products.

     We currently have a small customer service and support organization and will need to increase our staff to support new customers and the expanding needs of existing customers. The employment market for sales personnel, and customer service and support personnel in this industry is very competitive, and we may not be able to hire the kind and number of sales personnel, customer service and support personnel we are targeting. Our inability to hire qualified sales, customer service and support personnel may materially adversely affect our business, operating results and financial condition.

The DNA Security Technology Industry is Very Competitive, and We may be Unable to Continue to Compete Effectively in this Industry in the Future.

     We are engaged in a segment of the DNA security technology industry that is highly competitive. We compete with many other suppliers and new competitors continue to enter the market. Many of our competitors, both in the United States and elsewhere, also work with major pharmaceutical, chemical and biotechnology companies, and many of them have substantially greater capital resources, marketing experience, research and development staff, and facilities than we do. Any of these companies could succeed in developing products that are more effective than the products that we have or may develop and may be more successful than us in producing and marketing their products. It is impossible to quantify the number of competitors since they include both the companies we attempt to sell our products and services to through their use of internal security and various other security product companies. Some of the anti-counterfeiting and fraud protection competitors that we are aware of include: Authentix, InkSure, DNA Technologies, Inc., Art Guard International, Theft Protection Systems, Tracetag and November AG. Although it is impossible to determine the total market size and market data information because companies are secretive about what security methods they utilize and how much they spend on such measures, we have determined that approximate annual sales by some of our competitors have been as follows:

     InkSure - $1 million
     DNA Technologies, Inc. - $22.6 million
     November AG - $5.8 million

     We expect this competition to continue and intensify in the future. Competition in our markets is primarily driven by:

     o    product performance, features and liability;
     o    price;
     o    timing of product introductions;
     o ability to develop, maintain and protect proprietary products and technologies;
     o    sales and distribution capabilities;
     o    technical support and service;
     o    brand loyalty;
     o    applications support; and
     o    breadth of product line.

     If a competitor develops superior technology or cost-effective alternatives to our products, our business, financial condition and results of operations could be materially adversely affected.

Our Trademark and Other Intellectual Property Rights May not be Adequately Protected Outside the United States, Resulting in Loss of Revenue.

     We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

Intellectual Property Litigation Could Harm Our Business.

     Litigation regarding patents and other intellectual property rights is extensive in the biotechnology industry. In the event of an intellectual property dispute, we may be forced to litigate. This litigation could involve proceedings instituted by the U.S. Patent and Trademark Office or the International Trade Commission, as well as proceedings brought directly by affected third parties. Intellectual property litigation can be extremely expensive, and these expenses, as well as the consequences should we not prevail, could seriously harm our business.

     If a third party claims an intellectual property right to technology we use, we might need to discontinue an important product or product line, alter our products and processes, pay license fees or cease our affected business activities. Although we might under these circumstances attempt to obtain a license to this intellectual property, we may not be able to do so on favorable terms, or at all. We are currently not aware of any intellectual property rights that are being infringed nor have we received notice from a third party that we may be infringing on any of their patents.

     Furthermore, a third party may claim that we are using inventions covered by the third party's patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our product candidates. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. There is a risk that a court would decide that we are infringing the third party's patents and would order us to stop the activities covered by the patents. In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party's patents. The biotechnology industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid, and we may not be able to do this. Proving invalidity, in particular, is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

     Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our licensors' issued patents or our pending applications or our licensors' pending applications or that we or our licensors were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our or our licensors' patent applications and could further require us to obtain rights to issued patents covering such technologies. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.

     Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Accidents Related to Hazardous Materials Could Adversely Affect Our Business.

     Some of our operations require the controlled use of hazardous materials. Although we believe our safety procedures comply with the standards prescribed by federal, state, local and foreign regulations, the risk of accidental contamination of property or injury to individuals from these materials cannot be completely eliminated. In the event of an accident, we could be liable for any damages that result, which could seriously damage our business and results of operations.

Potential Product Liability Claims Could Affect Our Earnings and Financial Condition.

     We face a potential risk of liability claims based on our products and services, and we have faced such claims in the past. We currently do not have any product liability coverage but are attempting to obtain coverage which we will believe to be adequate. We cannot assure, however, that we will be able to obtain or maintain this insurance at reasonable cost and on reasonable terms. We also cannot assure that this insurance, if obtained, will be adequate to protect us against a product liability claim, should one arise. In the event that a product liability claim is successfully brought against us, it could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

Litigation Generally Could Affect Our Financial Condition and Results of Operations.

     We generally may be subject to claims made by and required to respond to litigation brought by former employees, former officers and directors, and vendors and service providers. We have faced such claims in the past and we cannot assure that we will not be subject to claims in the future. In the event that a claim is successfully brought against us, considering our lack of revenue and the losses our business has incurred for the period from our inception to December 31, 2005, this could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

Our Failure to File a Registration Statement Could Affect Our Financial Condition and Results of Operations.

     In June 2005, we engaged Trilogy Capital Partners, Inc. ("Trilogy") as consultants. In connection with that engagement we issued Trilogy warrants to purchase 7,500,000 shares of our common stock at a price of $0.55 per share. We also agreed to file a registration statement with the SEC with respect to the shares underlying such warrants no later than the earlier to occur of: (i) 15 days following the effectiveness of the registration statement of which this prospectus forms a part, or (ii) September 15, 2005. As of the date hereof we have not filed a registration statement with respect to the shares of our common stock underlying the warrants we issued to Trilogy. In the event that a claim is successfully brought by Trilogy against us with respect to this matter, it could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

We are Obligated to Pay Liquidated Damages As a Result of Our Failure to Have this Registration Statement Declared Effective Prior to June 15, 2005, and any Payment of Liquidated Damages Will Either Result in Depletion of Our Working Capital or Issuance of Shares of Common Stock Which Would Cause Dilution to Our Existing Shareholders.

     Pursuant to the terms of our private placement that closed in January and February 2005, if we did not have a registration statement registering the shares underlying the convertible notes and warrants declared effective on or before June 15, 2005, we are obligated to pay liquidated damages in the amount of 3.5% per month of the face amount of the notes until the registration statement is declared effective. At our option, these liquidated damages can be paid in cash or restricted shares of our common stock. Thus far we have decided to pay the liquidated damages in common stock, although any future payments of liquidated damages may, at our option, be made in cash. If we decide to pay such liquidated damages in cash, we would be required to use our limited working capital and potentially raise additional funds. If we decide to pay the liquidated damages in shares of common stock, the number of shares issued would depend on our stock price at the time that payment is due. Based on the closing market prices of $0.66, $0.58, $0.70, $0.49, $0.32 and $0.20 for our common stock on July 15, 2005, August 15, 2005, September 15, 2005, October 17, 2005, November 15, 2005 and December 15, 2005, respectively, we issued a total of 3,807,375 shares of common stock in liquidated damages from August, 2005 to January, 2006. The issuance of shares upon payment of liquidated damages will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

     Liquidated damages in the form of common stock were paid for the period from June 15, 2005 to December 15, 2005. We believe that we have no enforceable obligation to pay further liquidated damages since the shares we agreed to register for resale are eligible for resale under Rule 144 of the Securities Act of 1933, as amended, and such continuing liquidated damages are grossly inconsistent with actual damages to the purchasers of the notes and warrants. However, we are seeking to confirm this position by obtaining the waiver and release of the holders of these securities of further liquidated damages. If these persons do not waive and release and successfully bring a claim against us with respect to such liquidated damages, it could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

Potential Liability Resulting From Issuance and Resale of Stock

     During the months of July and August 2005, we issued a total of 8,550,000 shares of our common stock to nine employees and consultants pursuant to the 2005 Incentive Stock Plan. These shares were not registered under the Securities Act of 1933, as amended, or the securities laws of any state. Further, these shares were issued without a restrictive legend prohibiting their resale except in compliance with the Securities Act of 1933, as amended. We believe that certain of these shares may have subsequently been sold on the open market but have been unable to determine the magnitude of such sales. We are currently investigating the circumstances surrounding the issuance of these shares, the possible subsequent resale of certain of these shares on the open market and any possible violation of securities laws. If such violations of securities laws occurred, the nine employees and consultants or persons who purchased shares from them may have rights to have their purchase rescinded or other claims against us for violation of securities laws, which could significantly decrease liquidity of assets, which could result in the reduction or termination of our business.

RISKS RELATING TO OUR COMMON STOCK

There Are a Large Number of Shares Underlying Our Options and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock and Will Cause Immediate and Substantial Dilution to Our Existing Stockholders.

     As of March 31, 2006, we had 118,582,385 shares of common stock issued and outstanding and outstanding options and warrants to purchase 4,260,000 shares of common stock. All of the shares issuable upon exercise of our options and warrants may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. The issuance of shares upon exercise of options and warrants will cause immediate and substantial dilution to the interests of other stockholders since the selling stockholders may convert and sell the full amount issuable on exercise.

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

     Companies trading on the Over the Counter Bulletin Board (the "OTC Bulletin Board"), such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. Prior to May 2001 and new management, we were delinquent in our reporting requirements, having failed to file our quarterly and annual reports for the years ended 1998 - 2000 (except the quarterly reports for the first two quarters of 1999). We have been current in our reporting requirements for the last three years, however, there can be no assurance that in the future we will always be current in our reporting requirements.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our Common Stock is traded over-the-counter on The Over The Counter Bulletin Board (the "OTC Bulletin Board") maintained by the National Association of Securities Dealers under the symbol "APDN." There is no certainty assurance that the Common Stock will continue to be quoted or that any liquidity exists for our shareholders.

     The following table sets forth the quarterly quotes of high and low prices for our Common Stock on the OTC Bulletin Board during the fiscal years ended September 30, 2004 and September 30, 2005 and the first two fiscal quarters of the fiscal year ending September 30, 2006. In February of 2003, we changed our year end to September 30. We changed our fiscal year end in connection with a reverse merger we entered into in December 2002, in which the acquirer for accounting purposes had a fiscal year end of September 30. For ease of fiscal reporting, we adopted the same fiscal year end.

           Year ended 9/30/04             High         Low

           December 31, 2003              $3.54        $2.45
           March 31, 2004                 $3.55        $1.51
           June 30, 2004                  $2.55        $0.71
           September 30, 2004             $0.96        $0.43

           Year ended 9/30/05             High         Low

           December 31, 2004              $2.39        $0.42
           March 31, 2005                 $1.83        $0.78
           June 30, 2005                  $1.01        $0.58
           September 30, 2005             $0.74        $0.48

           Year ended 9/30/06             High         Low

           December 31, 2005              $0.58        $0.16
           March 31, 2006                 $0.37        $0.15


HOLDERS

     As of March 31, 2006, we had approximately 1,345 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

DIVIDENDS

     We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

     2002 Professional/Employee/Consultant Compensation Plan

     In November of 2002, we created a special compensation plan to pay the founders, consultants and professionals that had been contributing valuable services to us during the previous nine months. This plan, under which 2,000,000 shares of our common stock were reserved for issuance, is called the

Professional/Employee/ Consultant Compensation Plan (the "Compensation Plan"). Share and option issuances from the Compensation Plan were to be staggered over the following six to eight months, and consultants that were to continue providing services thereafter either became employees or received renewed contracts from us in July of 2003, which contracts contained a more traditional cash compensation component. Each qualified and eligible recipient of shares and/or options under the Compensation Plan received securities in lieu of cash payment for services. Each recipient agreed, in his or her respective consulting contract with us, to sell a limited number of shares monthly.

     In our financial statements, shares that are disclosed as having been issued from November 2002 through June 30, 2003 that were valued at $0.065 per share were shares issued from the Compensation Plan on the basis of contracts executed at that time for previously rendered services. Common Stock disclosed as being issued in exchange for cash at $1.00 per share represent options that were exercised under the Compensation Plan. In December of 2004, we adjusted the exercise price of options under the Compensation Plan to $0.60 per share. As of March 31, 2006, a total of 1,440,000 shares have been issued from, and options to purchase 560,000 shares have been issued under the Compensation Plan, and options to purchase 264,000 shares have been exercised as of that date.

     2005 Incentive Stock Plan

     On January 26, 2005, the Board of Directors, and on February 15, 2005, the holders of a majority of the outstanding common stock of the Company approved the Company's 2005 Incentive Stock Plan and authorized the issuance of 16,000,000 shares of common stock as stock awards and stock options thereunder. The 2005 Incentive Stock Plan is designed to retain directors, executives, and selected employees and consultants by rewarding them for making contributions to our success with an award of shares of our common stock. As of March 31, 2006, a total of 8,550,000 shares have been issued and options to purchase 4,260,000 shares have been granted under the 2005 Incentive Stock Plan.

     During the months of July and August 2005, we issued a total of 8,550,000 shares of our common stock to nine employees and consultants pursuant to the 2005 Incentive Stock Plan. These shares were not registered under the Securities Act of 1933, as amended, or the securities laws of any state. Further, these shares were issued without a restrictive legend prohibiting their resale except in compliance with the Securities Act of 1933, as amended. We believe that certain of these shares may have subsequently been sold on the open market but have been unable to determine the magnitude of such sales. We are currently investigating the circumstances surrounding the issuance of these shares, the possible subsequent resale of certain of these shares on the open market and any possible violation of securities laws. If such violations of securities laws occurred, such nine employees and consultants or persons who purchased shares from them may have rights to have their purchase rescinded or other claims against us for violations of securities laws, which could significantly decrease liquidity of assets, which could result in the reduction or termination of our business.


           Plan Category               Number of Securities      Weighted-Average          Number of Securities
                                        to be Issued Upon        Exercise Price of       Remaining Available for
                                           Exercise of         Outstanding Options,       Future Issuance Under
                                       Outstanding Options,     Warrants and Rights     Equity Compensation Plans
                                       Warrants and Rights                                (Excluding Securities
                                                                                         Reflected in Column (a))
------------------------------------  ----------------------   ---------------------    --------------------------
                                              (a)                       (b)                        (c)
------------------------------------  ----------------------   ---------------------    --------------------------
Professional/Consultant/ Employee            296,000                   $0.60                        0
Stock and Stock Option Compensation
Plan approved in November 2002
2005 Incentive Stock Plan approved          4,260,000                  $0.68                    3,190,000
on January 26, 2005

                                            4,556,000                  $0.61                    3,190,000
------------------------------------  ----------------------   ---------------------    --------------------------
Total
------------------------------------  ----------------------   ---------------------    --------------------------

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;
     o contain projections of our future results of operations or of our financial condition; and
     o    state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

PLAN OF OPERATIONS

Sales and Marketing

     Our revenues will come from three sources:

     o    direct sales to manufacturers, distributors, and/or retailers;
     o    sales through our OEM relationships; and
     o    authentication (laboratory) services.

     We employ a multi-tier sales and marketing strategy involving our marketing and sales staff working together with high-level contacts in target industries and our OEM base. We are attempting to develop strategic alliances and marketing partners by setting up alliances with Biowell's technology partners, granting licenses to existing anti-counterfeit suppliers and partner with industry leaders for intellectual property development.

     We are cognizant that no technology exists today to enable someone in the street to ascertain, at the point of purchase, whether an expensive product, or a child's foodstuff, or pharmaceutical product is genuine, worth the money being paid and safe to use or ingest. No brand owner is able to rapidly determine whether a product is real of fake. Many multi-billion dollar brands have no technology to protect against counterfeiting, to detect its occurrence and to interdict or prosecute the counterfeiter. No company has the capability to determine with forensic certainty that it is subject to attack. Such companies remain seriously exposed to product liability, loss of consumer confidence and loss of revenues. Governments have no rapid detection system to determine at the point of entry, inspection or seizure whether products are real or fake. A major thrust of our marketing efforts is to work with consumer groups, media, corporate officers, government departments, Customs, insurers and others to bring home the message that, in a world of criminality and terrorism, no-one is safe.

Business Strategy and Approach

     We have established integrated business operations addressing and servicing the needs of the global security marketplace on the part of corporations and governments for; anti-counterfeiting, fraud prevention, product authentication, brand protection, supply chain management and protection.

Intellectual Property Development, Product Operations & Partnerships

     We have proprietary DNA security technology, and develop security solutions that protect corporate and intellectual property from counterfeiting, fraud, piracy and product diversion using botanical DNA as an encrypted/code molecule that can be embedded in inks, paper, substrates, liquids, textiles, thread, plastics, holograms and microchips.

     We produce security solutions customized to our customer's needs. We market and sell DNA anti-counterfeit and fraud prevention solutions that integrate into, and layer with, existing security solutions. These DNA security features are integrated at the original equipment manufacturer level with ink, paper, liquids, thread and hologram producers, who in turn sell/supply finished security products such as primary and secondary product packaging for pharmaceuticals, beauty products, textiles, currency, passports, ID cards, etc. We have strict protocols for specifying, integrating, testing, shipping and confirming the presence of DNA in any given product.

     We plan to develop new product lines that will address specific new challenges in the security marketplace, and bring these advances to target industries, customers and countries.

     Additionally, we will identify strategic partnerships and co-marketing ventures, and licensees to work with us to develop, market and sell our biotechnological security products. This will include sub-licensing the technology to key partners in specific sectors with an established base of customers. These partners will be able to enhance their product lines and client services by adding our technology to the existing security matrix in their products, providing an enhanced solution to deter fraud and counterfeiting.

Management Strategy

     We anticipate a period of rapid change as we begin commercialization of the products now available subsequent to: (a) the signing of our licenses with Biowell, (b) the establishment of our prototyping labs at the State University of New York at Stony Brook ("Stony Brook University"), and (c) the availability of products that have recently been commercialized in Asia by Biowell.

     We have organized our resources to manage our commercialization effectively, optimizing the delivery of new prototypes for customers, and managing outsourcing especially through our OEMs. Our Chief Executive Officer is responsible for the strategic direction, coordinating with our overseas technology partner Biowell, scientific development, operations and corporate governance, business development and sales, including relations with US and foreign government agencies, developing business relationships with target corporations and OEM's, and securing revenues. Our Controller and acting Chief Financial Officer cover overall financial management, financial reporting, corporate administration and investors relations. Our marketing department develops strategic awareness of our technologies across target industry sectors, their associated media and lobbying companies and liaises with regulatory bodies (EPA, FDA, etc) and industry Associations (CTFA, PHARMA, etc). Our Chairman oversees the operations of Biowell, including the development of all Asian territorial sales that are subject to Royalty Payments due to Applied DNA Sciences, Inc. Both our Chairman and our Strategic Technology Development Officer manage the development of core DNA sciences for current and future applications. Our Strategic Technology Development Officer is principally engaged in the productization of DNA markers for specific industry applications, and for liaison with corresponding scientists from our principal OEM partners, e.g., petroleum markers, chemical markers, markers for precious stones, DNA-encrypted inks, DNA markers for the pharmaceutical industry, etc.

Consultant & Enforcement Operations

     As nations are threatened by terrorism and corporations try to prevent corporate fraud, counterfeiting, product diversion and industrial espionage, the need for secure anti-counterfeiting and identification systems increases. Our technology can provide important and cost-effective support for local, state, and federal governments as well as corporations doing business with highly sensitive information or products susceptible to counterfeit. Our anti-counterfeiting technology can be used for the following types of identification and important government documents:

     o    Passports
     o    Green cards
     o    Visas
     o    Driver's licenses
     o    Social Security cards
     o    Student visas
     o    Military ID's
     o    Other important Identity cards and official documents

     We intend to work in collaboration with Biowell and other security organizations in order to continue to research and develop new product lines derived from, but not limited to, DNA technology. Research and development of new product lines is an ongoing commitment and is currently underway in the Biowell labs and will continue in the U.S. at our new facilities established at the Long Island High Technology Incubator (LIHTI) at Stony Brook University. Research and development objectives include the development of a new line of detection technologies that will provide faster and more convenient ways to authenticate DNA, continuous effort to incorporate our DNA markers with various products for new applications, and establishment of a leading DNA authentication service lab. We believe that we will obtain commercial revenues for these efforts within 12-24 months, although no assurances can be given that we will ever generate revenues. Our prototyping laboratory will customize "off-the-shelf" products for new customers on a case-by-case basis. These new products are typically newly configured labels, inks or packing elements. We have identified several options for remote detection and faster detection methodologies.

     We will consult with our clients on a total security service offering; how to protect their brands, intellectual property, products and physical security access and how to reduce risk exposure, product liability exposure and product recall liabilities. We plan to offer worldwide DNA analysis services supporting the authentication of products and the detection, interdiction, deterrence and prosecution of counterfeiters and related crimes, through our subcontractors, sub-licensees and security industry collaborative partners.

International Sub-License Operations

     Developing Technology - We have an in-depth understanding of DNA microchip design and applications. We will jointly develop DNA-holograms and DNA-threads, DNA-inks, DNA-dyes and DNA-security labels with leading original equipment manufacturers in these specialist fields.

     We will utilize our existing relationships and develop new ones to introduce our anti-counterfeiting technology to generate business. Each industry has unique requirements and needs for their anti-counterfeit solutions, and we believe our DNA technology will provide maximum security technologies. For example, our smart packaging solutions with DNA security markers in ink, paper and holograms has widespread application in packaging for pharmaceuticals, cosmetics, automotive markets, passports, ID's and currency. Our proprietary technology offers immediate and affordable detection and security for their brands and products.

     Strong Technology Alliances - Our technology can also provide advanced security dimensions to:

     o Electronics security: access and physical/plant security (biometric security cards enhanced with DNA)
     o    Security Holograms (DNA enhanced)
     o    Security papers and printing
     o    Holograms (DNA holograms)
     o    Other security-related products and systems

     Law Enforcement Expertise - The resources of our collaborative partners in the security industry include former federal law enforcement, security, and intelligence officers who provide the company with extensive contacts and hands-on experience in:

     o    Intellectual property investigation
     o    Counter-intelligence
     o    Personal security services
     o    Anti-counterfeit technologies
     o    Secure communications and data management

Critical Accounting Policies

     The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

     o    stock-based compensation
     o    fair value of intangible assets

Stock-Based Compensation

     In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2003.

     We elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

     From its inception, the Company has incurred significant costs in connection with the issuance of equity- based compensation, which is comprised primarily of our common stock and warrants to acquire our common stock, to non-employees. The Company anticipates continuing to incur such costs in order to conserve its limited financial resources. The determination of the volatility, expected term and other assumptions used to determine the fair value of equity based compensation issued to non-employees under SFAS 123 involves subjective judgment and the consideration of a variety of factors, including our historical stock price, option exercise activity to date and the review of assumptions used by comparable enterprises.

     We account for equity based compensation, issued to non-employees in exchange for goods or services , in accordance with the provisions of SFAS No. 123 and EITF No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

Fair Value of Intangible Assets

     We have adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby we periodically test our intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

     On July 12, 2005, we acquired certain intellectual properties from Biowell through an Asset Purchase Agreement in exchange for 36 million shares of our restricted common stock having an aggregate fair value at the date of issuance of $ 24.120 million. The value of the acquired intangible assets was $ 9,430,900, with the balance of the purchase price, or $14,689,100, charged to operations as a cost of the transaction.

     The identifiable intangible assets acquired and their carrying value at December 31, 2005 are:

                                                                                                         Weighted
                                                                                                         Average
                                Gross Carrying        Accumulated                        Residual      Amortization
                                    Amount           Amortization           Net            Value      Period (Years)
                             --------------------- ------------------ ----------------- ------------ -----------------
Amortizable Intangible            $9,430,900            $673,636           $8,757,264         -             7
Assets:
Intellectual
Property Patents                      34,257             413,490               20,767         -             5
Total Amortized
Identifiable Intangible
Assets                            $9,465,157            $687,126           $8,778,031         -             6.99
                                  ----------            ========           ----------         -

     Total amortization expense charged to operations for the three months ended December 31, 2005 and 2004 were $338,545 and $4,370, respectively. Total amortization expense charged to operations for the fiscal years ended September 30, 2005 and September 30, 2004 were $346,825 and $1,756.

     Estimated amortization expense as of September 30, 2005 is as follows:

     2006                             $ 1,357,279
     2007                               1,357,279
     2008                               1,349,748
     2009                               1,347,271
     2010 and after                     3,704,998
     Total                            $ 9,116,575

Recent Accounting Pronouncements

     In April 2003, the FASB issued Statement of Financial  Accounting Standards
(SFAS) No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Company's results of operations or financial position.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's results of operations or financial position.

     In December 2003, the FASB issued a revision of SFAS No. 132, "Employers' Disclosures About Pensions And Other Postretirement Benefits." This pronouncement, SFAS No. 132-R, expands employers' disclosures about pension plans and other post-retirement benefits, but does not change the measurement or recognition of such plans required by SFAS No. 87, No. 88, and No. 106. SFAS No. 132-R retains the existing disclosure requirements of SFAS No. 132, and requires certain additional disclosures about defined benefit post-retirement plans. Except as described in the following sentence, SFAS No. 132-R is effective for foreign plans for fiscal years ending after June 15, 2004; after the effective date, restatement for some of the new disclosures is required for earlier annual periods. Some of the interim-period disclosures mandated by SFAS No. 132-R (such as the components of net periodic benefit cost, and certain key assumptions) are effective for foreign plans for quarters beginning after December 15, 2003; other interim-period disclosures will not be required for the Company until the first quarter of 2005. Since the Company does not have any defined benefit post-retirement plans, the adoption of this pronouncement did not have any impact on the Company's results of operations or financial condition.

     In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

     In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152") The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No.

67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

     On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

     On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

Revenues

     From our inception on September 16, 2002, we did not generate revenues from operations. We believe we will generate additional revenues from operations in the fiscal year as we transition from a development stage enterprise to an active growth stage company, although no assurances can be given that we will generate any additional revenues from operations.

Costs and Expenses

     Selling, General and Administrative

     Selling, general and administrative expenses for the three months ended December 31, 2005 compared to December 31, 2004 decreased $8.676 million or 81% to $2.078 million from $10.754 million in the prior period. Included within the $8.676 million decrease compared to the three months ended December 31, 2004, was $9.807 million in lower expenses consisting of $9.292 million in fund raising and consultant costs, $465,000 in royalties and $50,000 in travel costs. Offsetting the decreases was $1.131 million in higher costs consisting of $774,000 in accrued penalty shares pursuant to the registration rights agreement from the private placement in January and February, 2005, and $357,000 in relocation, restructuring charges and other items.

     Selling, general and administrative expenses for the twelve months ended September 30, 2005 compared to 2004 increased 146% to $42.662 million from $17.342 million in the prior period. Included within the $25.320 million increase compared to the twelve months ended September 30, 2004, was $14.689 million in expensed intellectual property acquisition costs occurring during the quarter ended September 30, 2005, $4.714 million in fund raising and consultant costs, $3.960 million in compensation to employees as a result of share and option awards under the 2005 Incentive Stock Plan, $1.232 million in increased salaries and wages due to higher headcount, $777,000 in penalty shares related to the registration rights agreement from the private placement in January and February, 2005, $550,000 in higher royalty expense, $255,000 in higher facility rent as well as offsets of $857,000 in lower warrant expense and other items.

     Research and Development

     Research and development expenses decreased $22,000 for the three months ended December 31, 2005 compared to the same period in 2004 from $38,000 to $16,000 primarily due to lower development and testing costs.

     Research and development expenses increased $400,000 for the twelve months ended September 30, 2005 compared to 2004 from $239,000 to $639,000 primarily due to increased independent testing costs.

     Depreciation and Amortization

     In the three months ended December 31, 2005, depreciation and amortization increased $338,000 for the period compared to the same period in 2004 from
$5,000  to  $343,000.  In  the  year  ended  September  30,  2005,  the  Company
capitalized   $9.431  million   related  to  an   intellectual   property  asset
acquisition. As a result, the Company recorded amortization expense totaling $336,000 for the quarter ended December 31, 2005 compared to no intangible asset amortization in the three months ended December 31, 2004. The Company estimates a seven year useful life that commenced during the fourth fiscal quarter of 2005.

     In the twelve months ended September 30, 2005, depreciation and amortization increased $353,000 for the period compared to 2004 from $3,000 to $356,000. In the quarter ended September 30, 2005, the Company capitalized $9.431 million related to an intellectual property asset acquisition. As a result, the Company recorded amortization expense totaling $336,000 for the quarter ended September 30, 2005. The Company estimates a seven year useful life that commenced during the fourth fiscal quarter of 2005.

     Total Operating Expenses

     In the three months ended December 31, 2005, total operating expenses decreased to $2.438 million from $10.798 million, or a decrease of $8.360 million as a result of the combination of factors listed above.

     In the twelve months ended September 30, 2005, total operating expenses increased to $43.657 million from $17.583 million, or an increase of $26.074 million as a result of the combination of factors listed above.

     Interest Expense

     Interest expense, for the three months ended December 31, 2005 decreased to $20,000 from $1.568 million in the same period of 2004, a decrease of $1.548 million. In the three months ended December 2004, the Company expensed $1.515 million in beneficial conversion feature related to the sale of convertible debt and attached warrants in the year ended December 31, 2005.

     Interest expense, for the twelve months ended September 30, 2005 increased to $8.958 million from $1.776 million in the same period of 2004, an increase of $7.182 million due to $5.116 million due to increased beneficial conversion feature related to the sale of convertible debt and attached warrants in the fiscal year ended September 30, 2005. In 2005, the Company recorded beneficial conversion feature for debt totaling $5.116 million and $3.720 million for warrants. The Company charged $121,000 to interest expense related to other debt during the fiscal year ended September 30, 2005.

     Other Income

     Other income, for the three months ended December 31,2005, increased to 13,013 from $315 in the same period in 2004.

     Other Income, for the twelve months ended September 30, 2005 increased to $5,000 from $1,000 in the same period of 2004, due primarily to the $3,000 of licensing fees received from Biowell during the quarter ended September 30, 2005.

     Net Loss

     Net loss for the three months ended December 31, 2005 decreased to a loss of $2.444 million from a loss of $12.365 million in the prior period as a result of the combination of factors described above.

     Net loss for the twelve months ended September 30, 2005 increased to a loss of $52.610 million from a loss of $19.358 million in the prior period as a result of the combination of factors described above.

Liquidity and Capital Resources

     Our liquidity needs originate from working capital requirements, indebtedness payments and research and development expenditure funding. Historically, we have financed our operations through the sale of equity and convertible debt as well as borrowings from various credit sources.

     In fiscal 2005, we completed two private placements of convertible debt and associated warrants. In December, 2004 we issued and sold $1.465 million in aggregate principal amount of promissory notes, convertible at $0.50 per share, and associated warrants to purchase up to 2,930,000 shares of our common stock, exercisable at $0.75 per share for three years from their date of issuance, to 13 investors (the "December 2004 Placement"). Each promissory note was automatically convertible into shares of our common stock at a price of $0.50 per share upon the closing of a subsequent private placement by us for at least $1 million. In January and February of 2005, we issued and sold $7.371 million in aggregate principal amount of 10% Secured Convertible Promissory Notes, convertible at $0.50 per share, and associated warrants to purchase up to 15,242,000 shares of our common stock, exercisable at $0.75 per share until five years from their date of issuance, to 61 investors (the "January and February 2005 Placement"). Upon the closing of the January and February 2005 Offering, the notes issued in the December 2005 Placement automatically converted into an aggregate of 2,930,000 shares of our common stock, and upon the filing of this registration statement on February 15, 2005, the notes issued in the January and February 2005 Placement automatically converted into an aggregate of 14,742,000 shares of our common stock. Additional private placements in fiscal 2005 raised $243,000. We also received proceeds of $60,000 from the exercise of a warrant to purchase 100,000 shares of our common stock in fiscal 2005. The $9.135 million in gross proceeds from these private placements were used to fund commissions, fees and expenses associated with the placements, consultants and public reporting costs, salaries and wages, royalties, research and development, facility costs as well as general working capital needs. Since the conversion price of the notes issued in the December 2005 Placement and the January and February 2005 Placement was less than the market price of our common stock at the time these notes were issued, we recognized a charge relating to the beneficial conversion feature of these notes during the quarter in which they are issued.

     In the six month period ended March 31, 2006, we completed two additional private placements of debt and associated warrants. In November, 2005, we issued and sold a promissory note in principal amount of $550,000. We issued warrants to purchase a total of 5,500,000 shares of our common stock at an exercise price of $0.50 per share to certain persons designated by International Allied Fund, and paid $55,000 in cash to VC Arjent for its services as the placement agent for this placement. All principal and accrued but unpaid interest under this note was paid in full shortly after the closing of and from the proceeds of the March 8, 2006 offering. On March 8, 2006, we issued and sold an aggregate of 30 units consisting of (i) a $50,000 principal amount secured convertible promissory note bearing interest at 10% per annum and convertible at $0.50 per share, and (ii) a warrant to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share, for aggregate gross proceeds of $1.5 million. The units were sold pursuant to subscription agreements by and between each of the purchasers and Applied DNA Operations Management, Inc., a Nevada corporation and our wholly owned subsidiary (our "Subsidiary"). The $2.050 million in gross proceeds from these offerings were held by our Subsidiary for our benefit and used to fund commissions, fees and expenses associated with the placements, to repay the outstanding promissory note described above plus accrued interest thereunder, to fund financing fees, consultants and public reporting costs, salaries and wages, research and development, facility costs as well as and general working capital needs.

     On March 24, 2006, we commenced an offering (the "Offshore Offering") of up to 140 units, at a price of $50,000 per unit, for a maximum offering of $7 million for sale to "accredited investors" who are not "U.S. persons." The units being sold as part of the Offshore Offering consist of (i) a $50,000 principal amount secured convertible promissory note, and (ii) a warrant to purchase 100,000 shares of our common stock at a price of $0.50 per share.

     Substantially all of the real property used in our business is leased under operating lease agreements.

     As of December 31, 2005, we had a working capital deficit of $3,976,382. For the quarter ended December 31, 2005, we generated a net cash flow deficit from operating activities of $413,000 consisting primarily of year to date losses of $2.444 million. Non cash equity adjustments totaling a net $687,000 included $564,000 in expensed warrants issued in connection with the November, 2005 financing, $75,000 in net stock issued for consulting services, $258,000 in penalty stock issued pursuant to the registration rights agreement from the private placement in January and February, 2005, and $210,000 in cancelled shares for services previously rendered. Finally, non cash depreciation and amortization totaled $337,000 while net liabilities and other increased by $1.0007 million. Cash used in investing activities totaled $3,000 primarily for increased security deposits. Cash provided by financing activities for the quarter ended December 31, 2005, resulted from the November $550,000 bridge financing.

     For the fiscal year ended September 30, 2005, we generated a net cash flow deficit from operating activities of $9.116 million consisting primarily of year to date losses of $52.61 million. Non cash equity adjustments included $8.836 million for beneficial conversion amortization, $14.805 million in net stock issued for consulting services, $14.689 million in stock issued for intellectual property, $3.96 million in stock issued pursuant to the 2005 Incentive Stock Plan, $777,000 in penalty stock issued pursuant to the registration rights agreement from the private placement in January and February, 2005, $956,000 for warrants issued to consultants and $1.078 million in cancelled shares for services previously rendered. Finally, non cash depreciation and amortizations totaled $350,000 and net liabilities and other expenses increased by $199,000. Cash used in investing activities totaled $4,000, which was utilized for patent expenses. Cash provided by financing activities for the year ended September 30, 2005 totaled $9.15 million consisting of $9.079 million in proceeds from subscribed stock and 71,000 in exercised options proceeds.

     We expect capital expenditures to total less than $500,000 during the 2006 fiscal year. Our primary investments will be in laboratory equipment to support prototyping and our authentication services.

     We expect our exploitation of potential revenue sources will be financed primarily through the sale of securities and convertible debt, exercise of outstanding warrants, issuance of notes payable and other debt or a combination thereof, depending upon the transaction size, market conditions and other factors.

     While we have raised capital to meet our working capital and financing needs in the past, additional financing is required within the next 12 months in order to meet our current and projected cash flow deficits from operations and development. We have sufficient funds to conduct our operations for several months, but not for 12 months or longer. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

     By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

     Our registered independent certified public accountants have stated in their report dated October 21, 2005, that we have incurred operating losses in the last two years, and that we are dependent upon management's ability to develop profitable operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

     In connection with the January and February 2005 Placement, we granted the investors registration rights. Pursuant to the registration rights agreement, if we did not file the registration statement by February 15, 2005, or if we did not have the registration statement declared effective on or before June 15, 2005, we are obligated to pay liquidated damages in the amount of 3.5% per month of the face amount of the notes, which equals $257,985, until the registration statement is declared effective. At our option, these liquidated damages can be paid in cash or restricted shares of our common stock. All of the liquidated damages that we paid were paid in common stock, although any future payments of liquidated damages may, at our option, be made in cash. If we decide to pay the liquidated damages in cash, we would be required to use our limited working capital and potentially raise additional funds. If we decide to pay the liquidated damages in shares of common stock, the number of shares issued would depend on our stock price at the time that payment is due. Based on the closing market prices of $0.66, $0.58, $0.70, $0.49, $0.32 and $0.20 for our common stock on July 15, 2005, August 15, 2005, September 15, 2005, October 17, 2005, November 15, 2005 and December 15, 2005, respectively, we issued a total of 3,807,375 shares of common stock in liquidated damages from August, 2005 to January, 2006. The issuance of shares upon payment of liquidated damages will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering. Liquidated damages in the form of common stock were paid for the period from June 15, 2005 to December 15, 2005. We believe that we have no enforceable obligation to pay further liquidated damages since the shares we agreed to register for resale are eligible for resale under Rule 144 of the Securities Act of 1933, as amended, and such continuing liquidated damages are grossly inconsistent with actual damages to the purchasers of the notes and warrants. However, we are seeking to confirm this position by obtaining the waiver and release of the holders of these securities of further liquidated damages. If these persons do not waive and release and successfully bring a claim against us with respect to such liquidated damages, it could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

     We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. We intend to pursue the building of a re-seller network outside the United States, and if successful, the re-seller agreements may constitute a source of liquidity and capital over time. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding and execution of re-seller agreements outside the Unites States.

     We will still need additional investments in order to continue operations and to reach cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock, a downturn in the U.S. or global stock and debt markets, and other reasons could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

                                    BUSINESS

CORPORATE HISTORY

     We are a Nevada corporation, which was initially formed under the laws of the State of Florida as Datalink Systems, Inc. in 1983. We changed our name and converted to a Nevada corporation in 1998, and in 1999, changed our name to ProHealth Medical Technologies, Inc. In November of 2002, we changed our name again to our current name, Applied DNA Sciences, Inc., in connection with a reverse merger. As a result of the reverse merger, we changed our business to that of our acquirer, which involves researching, developing and selling security and anti-counterfeiting products that utilize plant DNA for verification purposes. During this time, most of our efforts were focused on research and development and the execution of an exclusive license, as described further herein.

OVERVIEW

     Every living organism has a unique genetic composition (DNA code or DNA sequence) that determines the character and composition of its cells. Genetic specificity is determined by the sequence of nucleotides in the organism's DNA. Our technical platform involves isolation of botanical DNA that are fragmented and then reconstituted to form unique "chimers" whose sequences are known only to us. These chimers are stabilized for use for hundreds of years by a unique encapsulation system that is compatible with a broad universe of chemistries. This adaptability allows us to embed our unique DNA chimers in petroleum and petroleum derivatives, inks, dyes, laminates, glues, threads, textiles and other materials. Once embedded in a product, we offer proprietary methods to free the unique chimers from encapsulation and embedment, whereupon the chimers are detected by our complimentary primers using methods well established in molecular biology. Detection of the chimeric sequence unique to a particular item allows us to authenticate its origination

     We provide a platform of proprietary, embedded DNA products that protect consumers, corporations and governments from counterfeiting, fraud, piracy, product diversion and unauthorized intrusion. Our technologies are protected by a broad array of intellectual property. We offer a cost effective method to detect, deter, interdict and prosecute counterfeiting enterprises.. This technology can also be used to authenticate microchips and circuit boards that contain them. The DNA AC (anti-counterfeit) biochip is a product in which DNA is embedded into a microchip. When biochips are embedded into circuitry, the biological data can be read electronically and the component can be authenticated. The biochip acts like a gatekeeper to guard the access to the device; only once an authorized user is verified, can the device be accessed. Without authentication, the device will not operate.

     Sectors of commerce that could benefit from our products include: corporations, federal government agencies, information technology, security and surveillance, entertainment media, the arts, cosmetics, pharmaceutical and biometrics, as well as vertical retail markets. Our applications can also enhance capabilities of product origination, identification verification, and validation of the source of components for critical manufacturing, defense, medical and other highly-integrity or secure products.

     Our mission is to become the recognized standard in providing total security solutions to protect consumers, corporate and intellectual property from counterfeiting and fraud. We intend to deliver our products to a global market by selling directly to manufacturers, and via strategic business development agreements with recognized leaders in the security industry and through collaborations with leading security consultancy companies.

     We believe that we have a very seasoned and experienced management team. Our combined executive team has extensive professional experience in the areas of anti-counterfeiting technology, microchip development, printing, marketing, IP development and exploitation, and cross-corporate-license development. Dr. Hayward is a molecular biologist and has spent 20 years commercializing biotechnologies and has successfully developed several companies. Dr. Sheu is trained as a molecular biologist and has more than 10 years of experience in developing and commercializing DNA related applications, including DNA security and DNA vaccines. He has been a consultant for many well-known biotechnology companies and he is the founder of Biowell Technology Inc. Dr. Liang is the chief scientist involved in developing DNA security-related applications. He was also a founding member of Biowell.

AGREEMENT WITH HOLOGRAMMAS S.A. DE C.V. (HOLOMEX)

     On November 10, 2004, we entered into a joint product development and marketing agreement with Holomex, pursuant to which we agreed to work together to jointly develop products utilizing Holomex's holographic packaging and label products and our DNA security products. All products developed will be jointly owned by the companies. All costs, expenses and revenues will be divided between the parties as established on a product-by-product basis. The agreement remains in full force and effect until such time as patents for jointly developed products and their extensions expire and/or as long as both parties continue to produce and market the products, whichever is longer. Either party may terminate the agreement upon 120 days written notice, during which time the non-terminating party has the right to purchase from the terminating part all rights to the products and intellectual property jointly owned.

COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT (CRADA) WITH THE DEPARTMENT OF ENERGY

     On September 2, 2004, we entered into a CRADA with Bechtel BWXT Idaho, LLC, a national laboratory contractor with the United States Department of Energy (the "DOE"). As allowed pursuant to the CRADA, we received notice from the DOE that they have decided to terminate the CRADA, effective January 23, 2006. The DOE laboratories have provided third party detection and authentication of items which had been tagged with embedded DNA sequences by us.

SUB-LICENSING AGREEMENT

     In July of 2003, we, Biowell and G. A. Corporate Finance Ltd. entered into a Sub-License Agreement for the United Kingdom in exchange for $3 million. G. A. Corporate Finance Ltd. paid $25,000 upon its execution of the Agreement, and the remaining $2.975 million is subject to an interest bearing promissory note, payable in twenty (20) consecutive quarterly installments of Principal and Interest in the amount equal to the lower of $185,937.50 or 35% of gross revenues for that quarter due on the final day of the quarter.

     The minimum guarantees that G. A. Corporate Finance, LLC must meet each year of the license agreement to retain the exclusive license for the technologies are as follows:

               Year                                Minimum Guarantee

             1st year                        $50,000 gross purchase orders
             2nd year                       $150,000 gross purchase orders
             3rd year                       $300,000 gross purchase orders
             4th year                       $360,000 gross purchase orders
             5th year                       $432,000 gross purchase orders

     Due to the lack of marketable products since execution of this agreement, we suspended the payment under the note and the minimum guarantees owed to us. We are currently in negotiations with this sub-licensee to either amend or terminate this agreement.

     As with our Exclusive License Agreement with Biowell, our UK Sub-Licensee will have the opportunity to apply for new product licenses, which can remain exclusive in its territory for the first eighteen months.

RECENT DEVELOPMENTS

     On July 15, 2005, we closed upon the stock purchase agreement with Biowell Technology Inc., a Taiwan corporation, that was executed on January 28, 2005. Pursuant to the agreement, through our wholly-owned subsidiary, APDN (B.V.I.) Inc., a British Virgin Islands company, we acquired all of the issued and outstanding shares of Rixflex Holdings Limited, a British Virgin Islands company. Pursuant to an asset purchase agreement, Biowell Technology, Inc. transferred all of its intellectual property to Rixflex prior to our acquisition of Rixflex. In exchange for all of the issued and outstanding shares of Rixflex, we issued to the shareholders of Rixflex 36 million shares of our common stock.

     The   intellectual   property  governs  the  use  of   plant-derived,   but
biosynthetically modified DNA sequences to identify original commercial and consumer products, private and government documents, artwork and other items. The intellectual property uses synthetically created DNA fragments that have unique characteristics and one-of-a-kind sequences. Our proprietary DNA-embedded biotechnology solutions protect these items from counterfeiting, fraud, piracy, product diversion and unauthorized intrusions. Our technologies are applicable to a large percentage of global trade.The technologies offer a cost effective method to detect, deter, interdict and prosecute global counterfeiting organizations. Our platform may be integrated with pre-existing alternative anti-counterfeit technologies, such as inks, thread, labels, microchips, glues, paints and holograms. The intellectual property defines methods that tag and authenticate the DNA fragments to ensure that the product has not been tampered with or counterfeited.

     In connection with the closing with Biowell, we terminated the license agreement that we had previously entered into with Biowell in October 2002, under which we had the exclusive right to sell, market, and sub-license Biowell's technology within the United States, the European Union, Canada, Mexico, Colombia, Saudi Arabia and the United Arab Emirates.

     In connection with the closing with Biowell, we entered into a license agreement with Biowell, whereby we granted Biowell an exclusive license to sell, market, and sub-license our products in selected Asian countries. The exclusive license for such selected territories is for an initial period of until December 31, 2010, and if Biowell meets its performance goals, the license agreement will extend for an additional five year term. The license agreement gives Biowell the initial rights to future anti-fraud biotechnologies we develop and also new applications for the existing technology that may be developed for the marketplace as long as the license agreement remains in effect. In the event that Biowell shall sub-license the products within its territories, Biowell shall pay us 50% of all fees, payments or consideration or any kind received in connection with the grant of the sublicense. Biowell is required to pay a royalty of 10% on all net sales made and is required to meet certain minimum annual net sales in its various territories. The territories and minimum net sales are as follows:


          -------------------------- ----------------------------------------------------------------------------
                   COUNTRY                                    MINIMUM ANNUAL NET SALES
                                                                    (US DOLLARS)
          -------------------------- ----------------------------------------------------------------------------
                                        YEAR 1          YEAR 2         YEAR 3         YEAR 4          YEAR 5
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          AUSTRALIA                        200,000         250,000        500,000        750,000       1,000,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          AFGHANISTAN                         ZERO          25,000         50,000        100,000         100,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          BANGLADESH                          ZERO          25,000         50,000        100,000         100,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          BHUTAN                              ZERO          25,000         50,000        100,000         100,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          BRUNEI                              ZERO         100,000        250,000        400,000         500,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          CAMBODIA                            ZERO         100,000        250,000        400,000         500,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          CHINA                          1,000,000       2,000,000      4,000,000      6,000,000       8,000,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          INDIA                            500,000       1,000,000      2,000,000      3,000,000       4,000,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          INDONESIA                        500,000       1,000,000      2,000,000      3,000,000       4,000,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          JAPAN                            500,000       1,000,000      2,000,000      3,000,000       4,000,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          SOUTH KOREA                      250,000         500,000      1,000,000      2,000,000       4,000,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          LAOS                                ZERO         100,000        250,000        400,000         500,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          MALAYSIA                            ZERO         250,000        500,000      1,000,000       2,000,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          MYANMAR                             ZERO          25,000         50,000        100,000         100,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          PAKISTAN                            ZERO         100,000        250,000        400,000         500,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          PHILIPPINES                      100,000         250,000        500,000        750,000       1,000,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          SINGAPORE                           ZERO         100,000        250,000        400,000         500,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          SRI LANKA                           ZERO          25,000         50,000        100,000         100,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          TAIWAN                           250,000         500,000      1,000,000      2,000,000       4,000,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          THAILAND                         250,000         500,000      1,000,000      2,000,000       4,000,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          VIETNAM                          250,000         500,000      1,000,000      2,000,000       4,000,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          UAE                                 ZERO          25,000         50,000        100,000         100,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          BAHRAIN                             ZERO          25,000         50,000        100,000         100,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          CYPRUS                              ZERO          25,000         50,000        100,000         100,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          IRAN                                ZERO          25,000         50,000        100,000         100,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          IRAQ                                ZERO          25,000         50,000        100,000         100,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          JORDAN                              ZERO         100,000        250,000        500,000         750,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          KUWAIT                              ZERO         100,000        250,000        500,000         750,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          LEBANON                             ZERO          25,000         50,000        100,000         100,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          OMAN                                ZERO         100,000        250,000        500,000         750,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          QATAR                               ZERO         100,000        250,000        500,000         750,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          SAUDI ARABIA                        ZERO         500,000      1,000,000      2,000,000       4,000,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          SYRIA                               ZERO         100,000        250,000        500,000         750,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          YEMEN                               ZERO         100,000        250,000        500,000         750,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------
          TOTAL                          3,800,000       9,625,000     19,800,000     33,600,000      52,100,000
          -------------------------- -------------- --------------- -------------- -------------- ---------------

     We have subsequently amended the license agreement to state that any country that has been identified by the U.S. State Department as state sponsors of terrorism or are subject to economic sanctions administered by the U.S. Treasury Department's Office of Foreign Assets Control will not be a territory under the license agreement until such time as that country has been removed from such list of state sponsors of terrorism and are not subject to economic sanctions by the U.S. Treasury Department's Office of Foreign Assets Control. As Syria and Iran are currently recognized by the U.S. State Department as state sponsors of terrorism and are subject to economic sanctions administered by the U.S. Treasury Department's Office of Foreign Assets Control, the sections of the license agreement concerning those countries shall be suspended until such time as those countries have been removed from the list of the U.S. State Department as state sponsors of terrorism and are no longer subject to economic sanctions administered by the U.S. Treasury Department's Office of Foreign Assets Control.

     On July 15, 2005, we entered into a consulting agreement with Timpix International Limited for the consulting services of three former Biowell employees, Drs. Jun-Jei Sheu, Ben Liang and Johnson Chen. The consulting agreement is for the shorter of two years, or until all of the consultants have obtained a visa to work in the United States and execute employment agreements with us. Such consulting agreement shall automatically renew for one year periods until terminated. Pursuant to the consulting agreement, we shall pay $47,000 per month, which is apportioned at $20,000 per month for Mr. Sheu, $15,000 per month for Mr. Liang and $12,000 per month for Mr. Chen. In the event that either of Messrs. Sheu, Liang or Chen becomes employed by us, the monthly consulting fee shall be reduced accordingly. We have negotiated an agreement in principle to restructure the Consulting Agreement, whereby, fees owed to Timplex from July 2005 through December 2005 will be waived, and salaries for each of the three consultants will be reduced starting January 1, 2006.

     In February 2006, we entered into an agreement with The Research Foundation of the State University of New York acting on behalf of Stony Brook University ("The Research Foundation") to support a project entitled "A Chimeric Method and System for DNA Encryption and Authentication." Pursuant to this agreement, The Research Foundation made a grant of $79,005.77 to us to support the project, which amount is payable over six months. Upon approval from The Research Foundation, we will receive an additional grant of $80,000, payable over one year. The general objective of this project is to further research of chimeric DNA methodology.

     On March 8, 2006, we issued and sold an aggregate of 30 units consisting of
(i) a $50,000 principal amount secured convertible promissory note bearing interest at 10% per annum and convertible at $0.50 per share, and (ii) a warrant to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share, for aggregate gross proceeds of $1.5 million. The units were sold pursuant to subscription agreements by and between each of the purchasers and Applied DNA Operations Management, Inc., a Nevada corporation and our wholly owned subsidiary (our "Subsidiary"). The $2.050 million in gross proceeds from these offerings were held by our Subsidiary for our benefit and used to fund commissions, fees and expenses associated with the placements, to repay the outstanding promissory note described above plus accrued interest thereunder, to fund financing fees, consultants and public reporting costs, salaries and wages, research and development, facility costs as well as and general working capital needs.

     On March 17, 2006, the Board of Directors voted to increase the size of the Board of Directors to six members, and appointed James A. Hayward, our acting Chief Executive Officer, Yacov Shamash and Sanford R. Simon as directors. The Board of Directors then appointed James A. Hayward as the Chief Executive Officer of the Company.

     On March 22, 2006, Peter Brockelsby resigned his positions as a director and our President and Lawrence Lee resigned his positions as a director and our Chief Technology Strategist.

     On March 24, 2006, we commenced an offering (the "Offshore Offering") of up to 140 units, at a price of $50,000 per unit, for a maximum offering of $7 million for sale to "accredited investors" who are not "U.S. persons." The units being sold as part of the Offshore Offering consist of (i) a $50,000 principal amount secured convertible promissory note and (ii) a warrant to purchase 100,000 shares of our common stock at a price of $0.50 per share.

OUR PRODUCTS

     With our acquired proprietary DNA technologies from Biowell, we will be working to provide complete DNA anti-counterfeit and fraud prevention solutions. We will offer comprehensive and price-competitive products and solutions. The key characteristics of the DNA biotechnology are as follows:

     Unique and Impossible to Replicate DNA Codes -- specially processed DNA fragments, with unique characteristics and one-of-a-kind sequences, are used. The embedded DNA concentration is extremely small (3-5 ppm) and cannot be analyzed unless proprietary primers and reagents are used.

     Easy to Customize -- We can tailor the DNA marker to meet the customer's product marking requirements to mark a product, a specific country or factory of origin and all associated Quality Assurance and shipping documents. The DNA codes can be generated based on one or more DNA sources and one or more layers of anti-counterfeit technologies.

     Easy and Quick to Use -- With the advanced DNA testing kits and detection devices, a fast read-out can be obtained for on-site verification. The authentication process can be performed quickly. Quantitative, or Real-time PCR methods can produce authentication in less than 15 minutes using portable devices. We are working to condense this time course.

     Low Cost and High Accuracy - Only a minimal amount of DNA is needed to provide forensic accuracy and proof of authenticity. It is a cost effective and secure method for the authentication and prevention of counterfeiting.

     Our technologies enable integration with other technologies that permit line-of-sight instant verification and forensic verification in inks, threads, etc. We believe that these combined products will provide an effective and timesaving deterrent against counterfeiters and smugglers.

     Broad Applications -- DNA anti-counterfeiting technology can be applied to almost any product on the market. The edible DNA ink is safe to consume and can be used on tablets or capsules ensuring against counterfeiting pharmaceuticals.

DNA Markers

     Our first products available for sales directly by us are anti-counterfeiting products that have already been sold by Biowell to Asian customers and have been tested in the marketplace prior to our acquisition of Biowell. These products have included DNA-embedded teabag labels, liquor labels, artwork, sports memorabilia and other DNA-ink-dependent products.

     Our second product is a DNA-encrypted hologram. The product is embedded together with additional security features and has been sold by Biowell for application to over 600 million CD's and DVD's as an anti-counterfeiting technology deployed by the Government of the People's Republic of China. As of April 2006, this product has been established by the Government of China as the new national standard for DNA-based encryption and authentication. We have been working toward the development of a DNA-encrypted hologram with Holomex.

     Our third anti-counterfeiting product is a DNA Marker, embedded in a bonding agent for thread that can be used to authenticate textile products. The DNA Marker can be applied to the finished garment, bag, purse, shoe or domestic household product (linens, etc). As the DNA Marker can be applied to any fabric from cotton to wool, this will help textile vendors and governments determine the origin of thread, yarn and fabric through to the high-end garment and luxury fashion accessory manufacturers who suffer lost sales and product diversion at the hands of counterfeiters. DNA Marker protection will also help preserve jobs at the legitimate textile and clothing manufacturers as well as ensuring that the proper taxes are collected on textiles and garments from authorities. The DNA Marker will remain effective into the 22nd century and will be detectable throughout the different manufacturing stages without degrading. It can be detected in a variety of manners from inspection under UV light to laboratory forensic analysis that authenticates it to a certainty of 99.9999 percent. The efficacy of the DNA Marker was tested and verified by US Federal Government Laboratories in late 2005. We will continuously assess the anti-counterfeit needs of markets, companies and governmental organizations and will develop proprietary technologies, solutions and products for these opportunities

Inks

     DNA anti-counterfeit ink has been developed as two major applications. The first ink is Biowell's unique anti-counterfeit ink (covert ink), which can be authenticated at a forensic-science level of certainty with detailed DNA analysis performed in a laboratory or on site using PCR methods.

     The second application is an enhanced version of the first, integrating into the original anti-counterfeit ink an additional instant detection function for on-site authentication (overt ink).

     This instant verification process has been designed to allow sampling at any point in the product supply chain. By swabbing a "Q-tip" embedded with a fluid containing a special activation buffer across the authentic DNA ink surface, a biochemical reaction occurs between the coating of the DNA molecules in the ink and the buffer fluid. This reaction manifests as a reversible color change, with the ink changing color from blue to pink, and back to blue within seconds. Testing can be repeated at various checkpoints throughout the product supply chain. This ink can be embedded into special tamper-proof labels or directly into packaging, lottery tickets, etc. to enable simple on-the-spot verification. The DNA-labels represent a "first" in its ability to enable consumers to validate a product before purchase, ingestion, etc. The implications for the food, beverage, pharmaceutical and other industries are significant.

     DNA ink can be applied to:

     o General Company Use: trade marks, patents, company logos, important documents
     o    Financial industry: currency, stocks, checks, bills, bonds, checks
     o    Retail: event tickets, VIP tickets, clothing labels
     o    Medicines: capsule and pill surface printing
     o    Inner package: foil blister packs
     o    Outer package: boxes, bottles
     o Fine Art and Collectibles: paintings, artifacts, antiques, stamps, coins, documents, collectibles and memorabilia
     o Others: lottery tickets, inspection stamps, custom seals, passports, visas, etc.

     Virtually any item that can be duplicated now can be protected with any of these DNA ink applications. The applications are cost-effective and can be adapted to any company's current branding, product tracking, or other anti-counterfeiting program.

DNA Labels

     DNA anti-counterfeit ink can be applied to paper or woven garment labels. It can also be printed onto logos or on any other surface. Labels are printed with the proprietary ink containing the specific authentication DNA code for a manufacturer. The labels can then be easily tested for authenticity.

     Knowledge that the labels are DNA-imprinted and can be quickly and easily verified serves as a deterrent to counterfeiters. We believe this in itself will create a demand for the proprietary DNA ink-impregnated label technology.

DNA Microchips

     Computer and electronic signals constitute the basis for most corporate security systems. These systems are of similar function and design, and are susceptible to duplication, penetration and counterfeit. The polymorphism of DNA is significantly more complex than electronic signals, and better suited for security systems.

     The DNA chip card is intended for both authentication of the card and identification of an individual. For that purpose, a specific DNA (group ID) is assigned to a set of DNA chip cards, along with an individual's identification information, which is recorded in the chip's memory. A reader module is configured to recognize (and therefore verify) only the chip carrying the correct group ID. Any DNA chip card with different group ID, or indeed any other chip card, will be rejected by the DNA chip card reader.

     The DNA chip uses botanical DNA, which is artificially re-constructed. Each user group has the same DNA code. Individuals are differentiated in the system by identification codes stored in the chip's memory. In addition, the DNA chip can be configured for the customer to have a particular person's own DNA as the source DNA for that user group. The DNA chip generates unique signals and will not function properly once removed from the casing. The empty chip is not available anywhere else on the market, thus making it impossible to counterfeit. Once the imbedded DNA chip is sabotaged or removed, it will cease functioning, thus preventing data on the chip from being duplicated.

     The signal of a DNA chip is generated through an interaction between DNA and a specially devised mechanism known as a DNA chip reader. A real DNA chip will generate an analog signal upon receiving a signal from a card reader and send back an encoded signal to the reader after the chip is stimulated. An LCD display screen provides immediate authentication by reading the unique DNA signals embedded in the chip.

     The DNA chip function is versatile, which allows it to be integrated into the form of slot reader, slide through reader, or contact point reader for instant authentication. Biowell has also developed a portable, lightweight, hand-held scanner that can be used to authenticate the DNA chips. The cost of the DNA chip, card, and reader system is comparable to existing smart card systems. Above all, the reader can be linked externally with existing card readers to save replacement costs.

     The DNA encrypted microchip won the prize for Best New Technology for Security Access at the Conference of the Security Industry Association held in Washington DC in late 2004, in competition against some of the world's largest corporations. Shortly thereafter, we were inducted into the InteGuard Alliance, a consortium of 29 major companies providing security services and security technology to the US Government. We believe that the DNA chip system is more secure than all other systems; since it cannot be copied or hacked, and works with specially configured readers.

     The DNA biochip can be applied to many products. For example:

     o    Security ID cards
     o    Passports
     o    Licenses
     o    Credit and ATM cards
     o    Debit cards
     o Consumer merchandise (CDs, VCDs, DVDs, notebook computers, PDAs, handbags, etc.)
     o    Other  applications  where   authentication  is  required   (antiques,
          paintings, security access, ignitions, etc.)

INTELLECTUAL PROPERTY

     Key to our success is ongoing research and development. We have over 12 patents pending. While patents are an important asset, they are not the only instruments used to sequester a competitive position for us. We are developing numerous tools to maintain technical superiority, which includes licensing other component and complementary technologies that will keep pace with our speed to market efforts.

     We regard our trade secrets and other intellectual property as an integral component of our success. We rely on patent law, trademark law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect our intellectual property. Effective patent, trademark and trade secret protection may not be available in every country in which our products are available. We cannot be certain that we have taken adequate steps to protect our intellectual property, especially in countries where the laws may not protect our rights as fully as in the United States. In addition, if our third-party confidentiality agreements are breached there may not be an adequate remedy available to us. If our trade secrets become publicly known, we may lose our competitive position.

     Additionally, litigation regarding patents and other intellectual property rights is extensive in the biotechnology industry. In the event of an intellectual property dispute, we may be forced to litigate. This litigation could involve proceedings instituted by the U.S. Patent and Trademark Office or the International Trade Commission, as well as proceedings brought directly by affected third parties. Intellectual property litigation can be extremely expensive, and these expenses, as well as the consequences should we not prevail, could seriously harm our business.

     If a third party claims an intellectual property right to technology we use, we might need to discontinue an important product or product line, alter our products and processes, pay license fees or cease our affected business activities. Although we might under these circumstances attempt to obtain a license to this intellectual property, we may not be able to do so on favorable terms, or at all.

Patents Pending

-------------------------------- --------------------- --------------------- ------------------- ---------------------
Patent Name                      Application No.       Filed by              Dated Filed         Jurisdiction
-------------------------------- --------------------- --------------------- ------------------- ---------------------

-------------------------------- --------------------- --------------------- ------------------- ---------------------
A Method of  Utilizing  Nucleic  089108443             Biowell (1)           March 17, 2000      Taiwan
Acids as  Markers  for  Product
Anti-Counterfeit  Labeling  and  00107580.2                                  May 18, 2000        China
Verification
                                 09/832,048;                                 April 9, 2001       United States
                                 published
                                 20020187263-A1
-------------------------------- --------------------- --------------------- ------------------- ---------------------

                                       29

-------------------------------- --------------------- --------------------- ------------------- ---------------------
EppenLocker                  (A  089204158             Biowell (1)           March 10, 2000      Taiwan
Leakage-Prevention    Apparatus
of Microcentrifuge)
-------------------------------- --------------------- --------------------- ------------------- ---------------------

-------------------------------- --------------------- --------------------- ------------------- ---------------------
Multiple  Tube   Structure  for  089210575             Biowell (1)           June 20, 2000       Taiwan
Multiple in a Closed Container
-------------------------------- --------------------- --------------------- ------------------- ---------------------

-------------------------------- --------------------- --------------------- ------------------- ---------------------
Method      for      Processing  89111477              Biowell (1)           June 12, 2000       Taiwan
Multi-PCR in Closed Vessel
-------------------------------- --------------------- --------------------- ------------------- ---------------------

-------------------------------- --------------------- --------------------- ------------------- ---------------------
Method for Mixing  Nucleic Acid  2002-294229           Biowell (1)           August 31, 2002     Japan
in Water  Insoluble  Media  and
Application Thereof              03007023.9                                  March 27, 2003      European
                                                                                                 Patent Office
                                 921221973                                   August 11, 2003     Taiwan
-------------------------------- --------------------- --------------------- ------------------- ---------------------

-------------------------------- --------------------- --------------------- ------------------- ---------------------
Method   for   Hiding    Secret  921221490             Biowell (1)           August 6, 2003      Taiwan
Message    Carrying    a    DNA
Molecule   and  a  Method   for  pending                                     August 6, 2003      China
Decoding  the  Secret   Message
Hiding by thereof
-------------------------------- --------------------- --------------------- ------------------- ---------------------

-------------------------------- --------------------- --------------------- ------------------- ---------------------
Method     for     Transferring  92119302              Biowell (1)           July 15, 2003       Taiwan
Giveback  Funds by  Recognizing
Plurality of Objects             03150071.4                                  July 31, 2003       China
-------------------------------- --------------------- --------------------- ------------------- ---------------------

-------------------------------- --------------------- --------------------- ------------------- ---------------------
Anti-Counterfeit           Chip  None                  Biowell (1)           To be filed        Taiwan
Recognizing Device
                                                                                                 China
-------------------------------- --------------------- --------------------- ------------------- ---------------------

-------------------------------- --------------------- --------------------- ------------------- ---------------------
A   System   and   Method   for  60/463215             Biowell (1)           April 16, 2003      United States
Marking Textiles Using DNA
                                                       Applied DNA Sciences
-------------------------------- --------------------- --------------------- ------------------- ---------------------

-------------------------------- --------------------- --------------------- ------------------- ---------------------
A   System   and   Method   for  2004/012031           Applied DNA Sciences  April 15, 2003      United States
Marking  Textiles Using Nucleic
Acids
-------------------------------- --------------------- --------------------- ------------------- ---------------------

-------------------------------- --------------------- --------------------- ------------------- ---------------------
System     and    Method    for  10/825968             Applied DNA Sciences  January 21, 2004    United States
Authenticating   Clients  on  a
Local   Area   Network    Using
Nucleic Acids
-------------------------------- --------------------- --------------------- ------------------- ---------------------

(1) All patent applications filed by Biowell have either been assigned to us or are in the process of being assigned to us.

Customers

     We do not currently have any revenue-generating customers at this point. Our targeted client base includes major corporations, government entities and educational institutions. We will provide DNA chip technology, DNA ink technology as well as DNA profiling/tagging technology through various types of resale agreements. We will apply these technologies to labels and security ink, to a chip and reader as well as textile markers and agriculture profiling.

Competition

     The anti-counterfeit and fraud prevention market is highly competitive and diverse. Since we believe that other forms of anti-counterfeiting and security measures can be easily defeated, we expect that utilizing DNA, which cannot be replicated, will garner great demand from the market. Some examples of biotechnology and other security technologies include:

     FINGERPRINT- a systems scans fingerprints before granting access to computer files.

     VOICE- Off-the-shelf software authenticates users based on individual vocal patterns.

     CORNEA- Scanners that scan the iris of a user's eye to match compared to a computer database.

     FACIAL SCAN- Computers can use complex algorithms to distinguish one face from another.

     IC CHIP & MAGNETIC STRIP- Integrated circuit chip that runs an electric current through a circuit and is verified by a IC card. This chip is used in many parts of Europe and Asia.

     HOLOGRAPH- Optical security elements (`holograms') constitute a family of optically variable microstructures, which are difficult to copy. Most of them are difficult to reproduce using advanced color photocopiers and printing techniques. This is why they are so widely used as anti-counterfeit devices. Holograms are only one member of a family of optically variable devices which all have several features in common. These are:

     o Highly visible to the naked eye under good or reasonable conditions of illumination.
     o    Colorful and change their colors with viewing angle.
     o They derive their colorful effects from microstructures within the devices, which cause interference or diffraction of the light falling upon them.

     FLUORESCENCE- X-ray Fluorescence (XRF) and elemental taggant technologies were developed as a unique method for assaying uranium ore. Later on was used as a handheld alloy grade identification and spectral analysis instrument. Its use is limited to label/printing applications.

     RADIOACTIVITY& RARE MOLECULES- a method of Radiation detection is very effective but limited to use on crude oil.

     Some of the bigger competitors in the field of anti-counterfeiting and fraud protection include:

     o    DNA Technologies, Inc.;
     o    Art Guard International;
     o    Theft Protection Systems;
     o    Cypher Science Mt. Sinai Hospital;
     o    ChemTAG;
     o    NTT DATA Labs; and
     o    November AG.

Employees

     As of March 31, 2006, we employ 5 full-time employees, of which two are in management and three are sales & marketing executives. We expect to add approximately 4 scientists and technical staff in R&D and product development in the first half of 2006.

                            DESCRIPTION OF PROPERTIES

     Presently, we maintain our principal office at 25 Health Sciences Drive, Suite 113, Stony Brook, New York 11790. In December 2005, we completed our relocation to the Long Island High Technology Incubator located on the campus of Stony Brook University. This relocation coincides with a restructuring of our board and management team, including the appointment of James A. Hayward, Ph.D., Sc.D., as Chief Executive Officer. We have prepared a laboratory at Stony Brook University for DNA manufacture, product prototyping, and PCR authentication. We are the first public company to be accepted as a tenant in the high technology incubator on the Stony Brook University campus. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

     We maintain a website at www.adnas.com. The information contained on that website is not deemed to be a part of this prospectus.

                                LEGAL PROCEEDINGS

     From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as described below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Oceanic Consulting, S.A. v. Applied DNA Sciences, Inc., Index No.: 603974/04

     Plaintiff Oceanic Consulting, S.A. commenced this action against us in the Supreme Court of the State of New York, County of New York. Oceanic Consulting, S.A. asserts a cause of action for breach of contract based upon the allegation that we failed to make payments pursuant to a consulting agreement. Oceanic Consulting, S.A.also asserts a causes of action in which it seeks reimbursement of its expenses and attorneys' fees. Oceanic Consulting, S.A. seeks damages in the amount of $137,500.00. Oceanic Consulting, S.A. moved for a default judgment, which we have opposed based upon Oceanic Consulting, S.A.'s failure to properly serve the complaint as well as our meritorious defenses. Thereafter, Oceanic Consulting, S.A. agreed to withdraw its motion for a default judgment and accepted service of our answer on May 23, 2005. Oceanic Consulting, S.A agreed on April 13, 2006 to dismiss the action and release us from the claims that were the subject of the action, any other claims arising out of the consulting agreement and any related claims, in exchange for our payment of $20,000.

Crystal  Research  Associates,  LLC v. Applied DNA Sciences,  Inc.,  Docket No.:
L-7947-04

     On April 29, 2005, Crystal Research Associates, LLC obtained a default judgment against us for $13,000 in the Superior Court of New Jersey, Middlesex County. We intend to move to vacate the default judgment on various grounds. We dispute the allegations of the complaint and we intend to vigorously defend this matter.

Paul Reep v. Applied DNA Sciences, Inc., Case No.: BC345702

     Plaintiff, Paul Reep, a former employee, commenced this action against us in the Superior Court for the Sate of California for the County of Los Angeles on January 10, 2006. Paul Reep asserts eight causes of action for breach of contract, breach of an oral agreement, negligent misrepresentation, interference with prospective business advantages, defamation, fraud, accounting and constructive trust, unjust enrichment. The relief sought includes damages and attorneys' fees. We dispute all of the allegations of this complaint and intend to vigorously defend this mater.

James Paul Brown v. Applied DNA Sciences, Inc., Case No. BC 3457814

     Plaintiff, James Paul Brown, filed this action against us in the Superior Court for the State of California for the County of Los Angeles on January 12, 2006. The complaint asserts a single cause of action for breach of an alleged oral consulting agreement. The relief sought includes money damages and attorneys' fees. The parties have executed a settlement agreement, we have performed our obligations under such agreement, and a notice of settlement is on file with the court. The court has set a hearing on an order to show cause with respect to the dismissal of the case for April 27, 2006.

Applied DNA Sciences, Inc. v. Paul Reep, Adrian Butash, John Barnett, Chanty Cheang, Jaime Cardona, and Angela Wiggins, Case No. CV06-2027 RGK

     We filed this action against the defendants, Paul Reep, Adrian Butash, John Barnett, Chanty Cheang, Jaime Cardona, and Angela Wiggins on April 4, 2006, in the United States District Court for the Central District of California. In this matter we have asked the court to make a judicial determination that an agreement, which we did not authorize and which is the basis of litigation against us by Paul Reep, is invalid and unenforceable. This matter is in its early stages.

Rubenstein Public Relations, Inc. v. Applied DNA Sciences, Inc.

     Plaintiff Rubenstein Public Relations, Inc. commenced this action against us in the Civil Court of the City of New York, County of New York, in New York State. Plaintiff Rubenstein Public Relations, Inc. asserts a cause of action for breach of contract based upon the allegations that Applied DNA failed to make payments pursuant to a March 2005 investor relations consulting agreement governed by New York law. Rubenstein Public Relations, Inc. seeks damages in the amount $43,000. Applied DNA disputes the allegations made in the Complaint. This action is in the earliest stages.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The  following  is  a  list  of  our  directors,   executive  officers  and
significant employees.

      Name                    Age             Title           Board of Directors
      ----                    ---              -----          ------------------
   Jun-Jei Sheu                40            Chairman              Director
   James A. Hayward            53     Chief Executive Officer      Director
   Sanford R. Simon            63                                  Director
   Yacov Shamash               56                                  Director
   Ming-Hwa Benjamin Liang     43     Secretary and Strategic
                                      Technology Development
                                               Officer


     Directors   are  elected  to  serve  until  the  next  annual   meeting  of
stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

     Currently, the members of our board of directors do not receive any fees for being a director or attending meetings. Our directors are reimbursed for out-of-pocket expenses relating to attendance at meetings. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Chairman of the Board - Jun-Jei Sheu

     On July 15, 2005, Dr. Jun-Jei Sheu was appointed as a director and elected Chairman by the board of directors. Since November 2000, Dr. Sheu has been the Chairman of Biowell Technology Inc. Between November 2000 and August 2005, Dr. Sheu was the Chief Executive Officer of Biowell Technology Inc. Dr. Sheu received his bachelor's degree in Biology from Fu-Jen Catholic University in 1988, his Masters degree in Biology from Fu-Jen Catholic University in 1990, his Ph.D in Life Sciences from Intermural of Academia Sinica & National Defense Medical Center in 1996 and his MBA from South Australia University in 2000. Dr. Sheu is also a director of Biowell Technology (S) Pte Ltd., a Singapore company, Biotechcard International Pte (S) Ltd. a Singapore company, Yan Zhan Life Technology & Marketing Inc., a Taiwanese company and Biowell Technology (Suzhou) Co. Ltd., a Chinese company, all of which are biotechnology companies.

Chief Executive Officer - James A. Hayward

     Dr. James A. Hayward has been our Chief Executive Officer since March 17, 2006, prior to which he was acting Chief Executive Officer since October 5, 2005. Since June 2004, Dr. Hayward has been the Chairman of Evotope Biosciences, Inc., a drug development company based in Stony Brook, New York. Since 2001, Dr. Hayward has been a director of Q-RNA, Inc., a biotech company based in New York, New York. Since 2000, Dr. Hayward has been a General Partner of Double D Venture Fund, a venture capital firm based in New York, New York. Between 1990 and July 2004, Dr. Hayward was the Chairman, President and CEO of The Collaborative Group, Ltd., a provider of products and services to the biotechnology, pharmaceutical and consumer-product industries based in Stony Brook, New York. Dr. Hayward received his bachelor's degree in Biology and Chemistry from the State University of New York at Oneonta in 1976, his Ph.D. in Molecular Biology from the State University of New York at Stony Brook in 1983, and an honorary Doctor of Science from Stony Brook in 2000. Dr. Hayward has served on the boards of the Council on Biotechnology, the Long Island Association, the Stony Brook Foundation, The Research Foundation of State University of New York Board of Directors, and the New York Biotechnology Association and the Long Island Life Sciences Initiative.

Director - Yacov Shamash

     Dr. Yacov Shamash has been a member of the board of directors since March 17, 2006. Dr. Shamash is Vice President of Economic Development at the State University of New York at Stony Brook. Since 1992, he has been the Dean of Engineering and Applied Sciences and the Harriman School for Management and Policy at the University, and Founder of the New York State Center for Excellence in Wireless Technologies at the University. Dr. Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992. Dr. Shamash also serves on the Board of Directors of Keytronic Corp., Netsmart Technologies, Inc., American Medical Alert Corp., and Softheon Corp.

Director - Sanford R. Simon

     Dr. Sanford R. Simon has been a member of the board of directors since March 17, 2006. Dr. Simon has been a Professor of Biochemistry, Cell Biology and Pathology at Stony Brook since 1997. He joined the faculty at Stony Brook as an Assistant Professor in 1969 and was promoted to Associate Professor with tenure in 1975. Dr. Simon was a member of the Board of Directors of The Collaborative Group from 1995 to 2004. From 1967 to 1969 Dr. Simon was a Guest Investigator at Rockefeller University. Dr. Simon received a B.A. in Zoology and Chemistry from Columbia University in 1963, a Ph.D. in Biochemistry from Rockefeller University in 1967, and studied as a postdoctoral fellow with Nobel Prize winner Max Perutz in Cambridge, England.

Secretary and Strategic Technology Development Officer - Ming-Hwa Benjamin Liang

     Ming-Hwa Benjamin Liang has been our Secretary and Strategic Technology Development Officer since October 2005. Between May 1999 and September 2005, Mr. Liang has been the director of research and development at Biowell Technology Inc. Mr. Liang received his bachelors degree in Bio-Agriculture from Colorado State University in 1989, his Masters in Horticulture from the University of Missouri at Columbia in 1991, his Ph.D. in Plant Science from the University of Missouri at Columbia in 1997 and his LL.M. in Intellectual Property Law from Shih Hsin University, Taiwan in 2004.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company during the fiscal years ended September 30, 2005, 2004 and 2003 to the Company's Chief Executive Officer and the other executive officers of the Company (the "Named Officers") who received total salary and bonus in excess of $100,000 during the year ended September 30, 2005.

-----------------------------------------------------------------------------------------------------------------------------
                                                 SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------
                                                                           Long-Term Compensation
------------------------------------------------------------------ ---------------------------------------- -----------------
                                     Annual Compensation                      Awards              Payouts
--------------------------- -------------------------------------- ----------------------------- ---------- -----------------
    Name and       Fiscal   Annual      Annual         Other       Restricted     Securities     LTIP          All Other
                                                      Annual          Stock       Underlying
    Principal                Salary      Bonus     Compensation      Awards      Options/SARs     Payouts     Compensation
    Position        Year       ($)        ($)           ($)            ($)            (#)           ($)           ($)
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
Peter               2005     162,750          0       83,719         480,000           0             0             0
Brocklesby,
President
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2004        0             0          0           31,903            0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2003        0             0          0              0              0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------

------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
Rob Hutchison,      2005          0           0       138,453           0              0             0             0
CEO
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2004     159,400          0          0           39,000            0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2003        0             0          0              0              0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------

------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
Lawrence C. Lee,    2005        0             0       202,000           0              0             0             0
CEO
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2004     150,000          0          0          2,017,500          0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2003     300,000          0          0              0              0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------

------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
John Barnett,       2005     152,000    100,000          0           599,000           0             0             0
Vice President
of Sales
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2004     87,908           0        6,478         18,899            0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2003        0             0          0           328,180           0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------

------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
Jaime Cardona,      2005     101,750    100,000          0           675,900           0             0             0
Employee
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2004     78,608           0        7,258         139,849           0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2003        0             0          0           31,250            0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------

------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
Adrian Butash,      2005     131,250          0       108,808        480,000           0             0             0
Executive Vice
President of
Marketing
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2004        0             0       21,200            0              0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2003        0             0          0              0              0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------

------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
Karin Klemm, COO    2005        0             0       187,884        480,000           0             0             0
& CFO
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2004        0             0       112,500           0              0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2003        0             0          0              0              0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------

------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
Paul Reep, Chief    2005     165,750          0        4,000         480,000           0             0             0
Technology
Officer
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2004     71,753           0       17,736         95,011            0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2003        0             0          0           39,900            0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------

------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
Michael Hill,       2005        0             0       230,000           0              0             0             0
Director
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2004        0             0          0           112,200           0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------
                    2003        0             0          0              0              0             0             0
------------------ -------- ---------- ---------- ---------------- ------------ ---------------- ---------- -----------------

     The Board of Directors, in their discretion, may award stock and stock options to key executives for achieving financing or expenditure guidelines, meeting our business plan objectives, as part of their compensation for employment or for retention purposes.

Employment Agreements

         None.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     On July 15, 2005, the Company entered into a license agreement with Biowell, whereby the Company granted Biowell an exclusive license to sell, market, and sub-license the Company's products in selected Asian countries. The exclusive license for such selected territories is for an initial period of until December 31, 2010, and if Biowell meets its performance goals, the license agreement will extend for an additional five year term. The license agreement gives Biowell the initial rights to future anti-fraud biotechnologies developed by the Company and also new applications for the existing technology that may be developed for the marketplace as long as the license agreement remains in effect. In the event that Biowell shall sub-license the products within its territories, Biowell shall pay the Company 50% of all fees, payments or consideration or any kind received in connection with the grant of the sublicense. Biowell is required to pay a royalty of 10% on all net sales made and is required to meet certain minimum annual net sales in its various territories. Cumulative royalties earned from the period July 2005 through December 31, 2005 totaled $17,404 with $14,274 occurring in the three months ended December 31, 2005. The Company owes Biowell Technology, Inc., $15,000 for unpaid previous research and development costs. Dr. Sheu, our Chairman of the Board of Directors, is the CEO of Biowell Technology.

     On July 15, 2005 as part of the acquisition of Biowell's intellectual property, we entered into a consulting agreement with Timpix International Limited for the consulting services of three employees, including Dr. Sheu, our Chairman of the Board of Directors. The consulting agreement is for the shorter of two years, or until all of the consultants have obtained a visa to work in the United States and execute employment agreements with us. Such consulting agreement shall automatically renew for one year periods until terminated. Pursuant to the consulting agreement, the Company shall pay $47,000 per month, which is apportioned at $20,000 per month for Mr. Sheu, $15,000 per month for Mr. Liang and $12,000 per month for Mr. Chen. Messrs. Sheu, Liang or Chen anticipate becoming employees at a later date in 2006.

     On October 18, 2005, Maureen Huppe, a shareholder, obtained a judgment in United States District Court, Los Angeles, California, against Mr. Lee, one of our directors, for short swing profits as a result of trading shares of our stock. Per the judgment, Mr. Lee is obligated to reimburse us $245,911 in damages plus legal fees. In addition, we owe Mr. Lee $35,162 in outstanding accrued liabilities. In offsetting the outstanding liability against the pending reimbursement, we anticipate proceeds of approximately $211,000 from Mr. Lee.

     In February 2006, we entered into an agreement with The Research Foundation of the State University of New York acting on behalf of Stony Brook University ("The Research Foundation") to support a project entitled "A Chimeric Method and System for DNA Encryption and Authentication." Pursuant to this agreement, The Research Foundation made a grant of $79,005.77 to us to support the project, which amount is payable over six months. Upon approval from The Research Foundation, we will receive an additional grant of $80,000, payable over one year. The general objective of this project is to further research of chimeric DNA methodology. Dr. Sanford R. Simon, Professor of Biochemistry, Cell Biology, and Pathology at Stony Brook University and one of our directors, will lead this project on behalf of Stony Brook University together with Dr. Benjamin Liang, our Strategic Technology Development Officer.

     In November, 2005, we issued and sold a promissory note in principal amount of $550,000 to Allied International Fund, Inc. The terms of this promissory note provided that we issue upon the funding of the note, and we did issue at such time nine warrants to purchase a total of up to 5,500,000 shares of our common stock, exercisable at a price of $0.50 per share until five years from their date of issuance to certain persons designated by Allied International Fund. James A. Hayward, one of our directors and chief executive officer, received one of these warrants to purchase 1,100,000 shares of our common stock.

     On each of March 29 and April 13, 2006, we borrowed $100,000 from James A. Hayward, our director and chief executive officer, at a rate of 7.5% per annum, which loans are due and payable upon the earlier of the closing of the Offshore Offering and three years from the date of each borrowing, respectively.

     We also paid $55,000 in cash to VC Arjent for its services as the placement agent for this placement. All principal and accrued but unpaid interest under this promissory note was paid in full shortly after the closing of and from the proceeds of the March 8, 2006 offering.

     We have no policy regarding entering into transactions with affiliated parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the shares of common stock beneficially owned as of March 31, 2006 by each of our executive officers, each of our directors, each person known to us to be the beneficial owner of more than 5% of the outstanding common stock, and all of our directors and executive officers as a group.

------------------------------------------ -------------------- -------------------- -------------------- --------------------
  NAME AND ADDRESS OF BENEFICIAL OWNER       TITLE OF CLASS      NUMBER OF SHARES       PERCENTAGE OF        PERCENTAGE OF
                                                                     OWNED (1)         CLASS PRIOR TO         CLASS AFTER
                                                                                        OFFERING (2)         OFFERING (3)
------------------------------------------ -------------------- -------------------- -------------------- --------------------
------------------------------------------ -------------------- -------------------- -------------------- --------------------
Jun-Jei Sheu                               Common Stock               8,616,747 (4)           7.63%                6.46%
25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
------------------------------------------ -------------------- -------------------- -------------------- --------------------

------------------------------------------ -------------------- -------------------- -------------------- --------------------
James A. Hayward                           Common Stock                           0              0%                   0%
25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
------------------------------------------ -------------------- -------------------- -------------------- --------------------

------------------------------------------ -------------------- -------------------- -------------------- --------------------
Peter Brocklesby                           Common Stock               2,000,000 (5)           1.76%                1.49%
25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
------------------------------------------ -------------------- -------------------- -------------------- --------------------

------------------------------------------ -------------------- -------------------- -------------------- --------------------
Lawrence Lee                               Common Stock               4,260,000 (6)           3.75%                3.18%
25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
------------------------------------------ -------------------- -------------------- -------------------- --------------------

------------------------------------------ -------------------- -------------------- -------------------- --------------------
Benjamin Liang                             Common Stock                 230,000 (7)               *                    *
25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
------------------------------------------ -------------------- -------------------- -------------------- --------------------

------------------------------------------ -------------------- -------------------- -------------------- --------------------
All Officers and Directors                 Common Stock              15,106,747 (8)          13.19%               11.20%
As a Group (5 persons)
------------------------------------------ -------------------- -------------------- -------------------- --------------------

*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all common stock shares shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the "Currently Exercisable Options"). Each beneficial owner's percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

(2) Based upon 118,582,385 shares issued and outstanding on March 31, 2006.

(3) Percentage based on 138,271,885 shares of common stock outstanding, assuming all shares being registered in the offering are sold.

(4) Includes 315,859 shares owned by his wife and 254,354 shares owned by his minor children. Also includes 7,003,052 shares owned by Biowell Technology, Inc., of which Dr. Sheu is deemed a beneficial owner.

(5) Includes 1,100,000 shares underlying a currently exercisable warrant.

(6) Includes 1,000,000 shares underlying currently exercisable warrant.

(7) Includes 600,000 shares underlying currently exercisable option.

(8) Includes 120,000 shares owned by his wife.

(9) Includes 2,700,000 shares underlying currently exercisable options and warrants.

                           DESCRIPTION OF SECURITIES

     Our current authorized capital stock consists of 260,000,000 shares of common stock, par value $0.0001 per share, of which 118,582,385 shares were issued and outstanding as of March 31, 2006, and 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which were issued and outstanding as of March 31, 2006.

COMMON STOCK

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably when, as and if declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

     We have engaged American Stock Transfer & Trust Company, located in Brooklyn, New York, as independent transfer agent or registrar.

PREFERRED STOCK

     Under our Restated Certificate of Incorporation, as amended, the Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Nevada, but without any further action by our stockholders, to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The board of directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

     To date, the Board has designated a Founders' Series of Convertible Preferred Stock, which, in six months from the date of issuance, shall be convertible at the option of the holder and upon our reaching certain financial objectives, into shares of our restricted Common Stock. Each share, when eligible, is convertible into 25 fully paid and non-assessable shares of our Common Stock, subject to a leak out agreement that extends the Rule 144 period to two years. Holders will be permitted to sell, after a one year holding period through a three year holding period, 1% of the issued and outstanding shares of our common stock every 90 days. This series has been authorized by the Board of Directors. On or about February 1, 2005, the Founders' Series of Preferred Stock was converted into 1,500,000 shares of our common stock. As of March 31, 2006, there were no shares of preferred stock issued and outstanding.

OPTIONS

     There are currently options outstanding that have been issued to our officers, directors and employees to purchase 296,000 shares of our common stock pursuant to our 2002 Professional/Employee/Consultant Compensation Plan and 4,260,000 shares of our common stock pursuant to our 2005 Incentive Stock Plan.

WARRANTS

     In connection with the a private placement of promissory notes in December 2004, we issued warrants to purchase a total up to 4,260,000 shares of common stock. The warrants are exercisable until three years from the date of issuance at a purchase price of $0.75 per share.

     In connection with a private placement of convertible promissory notes in January and February of 2005, we issued warrants to purchase a total up to 14,742,000 shares of our common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.75 per share.

     In connection with a private placement of a promissory note in November, 2005, we have issued warrants to purchase a total of up to 5,500,000 shares of our common stock exercisable at an exercise price of $0.50 per share at any time until five years from their date of issuance to certain persons designated by the noteholder. Each of these warrants provide for customary adjustments to the exercise price of and shares subject to the warrant, including upon a subdivision or combination of our common stock, but no such adjustment will be made to either the exercise price or the number of shares subject to these warrants in the event that we effect a reverse-split, or combination, of our common stock within three years from their date of issuance.

     In connection with a private placement of secured convertible notes that was completed on March 8, 2006, we have issued warrants to purchase a total of up to 3,000,000 shares of our common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share.

         We are currently offering warrants to purchase a total of up to 14,000,000 shares of our common stock, exercisable five years from the date of issuance at a purchase price of $0.50 per share in the Offshore Offering described in "Description of Securities - Convertible Securities".

     We also have outstanding (i) warrants to purchase 105,464 shares of common stock at $0.10 per share, (ii) warrants to purchase 5,000 shares of common stock at $0.20 per share, (iii) warrants to purchase 1,150,000 shares of common stock at $0.50 per share, (iv) warrants to purchase 9,000,000 shares of common stock at $0.55 per share, (v) warrants to purchase 9,282,000 shares of common stock at $0.60 per share, (vi) warrants to purchase 750,000 shares of common stock at $0.70 per share, (vii) warrants to purchase 55,000 shares of common stock at $0.75 per share, (viii) warrants to purchase 100,000 shares of common stock at $1.00 per share and (ix) warrants to purchase 62,503 shares of common stock at $3.00 per share.

CONVERTIBLE SECURITIES

     We sold $1.465 million in convertible promissory notes to 13 investors in December 2004. Each promissory note was automatically convertible into shares of our common stock, at a price of $0.50 per share, upon the closing of a private placement for $1 million or more. On January 28, 2005, we closed upon a private placement transaction in excess of $1 million, and on February 2, 2005, the promissory notes were converted into an aggregate of 2,930,000 shares of common stock. This prospectus includes the resale of the common stock issued upon conversion of the promissory notes.

     We conducted a private placement in January and February 2005 in which we sold $7.371 million of secured convertible promissory notes bearing interest at 10% per annum to 61 investors. The secured convertible promissory notes automatically convert into shares of our common stock, at a price of $0.50 per share, upon the filing of this registration statement. This prospectus includes the resale of the common stock to be issued upon conversion of the secured convertible promissory notes bearing interest at 10% per annum.

     We completed a private placement on March 8, 2006, in which we sold an aggregate of 30 units of our securities, (i) a $50,000 principal amount secured convertible promissory note bearing interest at 10% per annum, and (ii) a warrant to purchase 100,000 shares of our common stock, for aggregate gross proceeds of $1.5 million. The notes and interest accrued thereon are convertible into shares of our common stock at a price of $0.50 per share by the holder anytime from issuance through the first anniversary of issuance of the notes and automatically convert on the maturity date at a 20% discount to the average bid price for our common stock for the ten trading days prior to conversion.

     In March, 2006 we commenced an offering ("Offshore Offering") of up to 140 units, at a price of $50,000 per unit, for a maximum offering of $7 million for sale to "accredited investors" who are not "U.S. persons." These units consist of (i) a $50,000 principal amount secured convertible promissory note, and (ii) a warrant to purchase 100,000 shares of our common stock at a price of $0.50 per share. The notes and accrued but unpaid interest thereon are convertible into shares of our common stock at a price of $0.50 per share by the holder of the notes at any time from their date of issuance through the first anniversary of such date and shall automatically convert on such anniversary at a 20% discount to the average of the closing bid prices of our common stock on trading days during the 12 months prior to such conversion.

REGISTRATION RIGHTS

     In June 2005, we issued Trilogy Capital Partners, Inc. warrants to purchase 7,500,000 shares of our common stock at a price of $0.55 per share. In connection with the issuance of those warrants we also agreed to file a registration statement with the SEC with respect to the shares underlying such warrants no later than the earlier to occur of: (i) 15 days following the effectiveness of this Registration Statement, or (ii) September 15, 2005. As of the date hereof we have not filed a registration statement with respect to the shares of our common stock underlying the warrants we issued to Trilogy.

     In November, 2005, we issued and sold a promissory note in principal amount of $550,000 to Allied International Fund, Inc. The terms of this promissory note provided that we issue upon the funding of the note, and we did issue at such time warrants to purchase a total of 5,500,000 shares of our common stock, exercisable at a price of $0.50 per share until five years from their date of issuance to certain persons designated by Allied International Fund. Each such warrant provides its holder the broadest possible unlimited piggyback registration rights with respect to any registration statement filed by the Company.

     In connection with the private placement in January and February 2005, we granted the investors registration rights. Pursuant to the registration rights agreement, if we did not file the registration statement by February 15, 2005, or if we did not have the registration statement declared effective on or before July 15, 2005, we are obligated to pay liquidated damages in the amount of 3.5% per month of the face amount of the notes, which equals $257,985, until the registration statement is declared effective. At our option, these liquidated damages can be paid in cash or restricted shares of our common stock. All of the liquidated damages that we paid were paid in common stock, although any future payments of liquidated damages may, at our option, be made in cash. If we decide to pay the liquidated damages in cash, we would be required to use our limited working capital and potentially raise additional funds. If we decide to pay the liquidated damages in shares of common stock, the number of shares issued would depend on our stock price at the time that payment is due. Based on the closing market prices of $0.66, $0.58, $0.70, $0.49, $0.32 and $0.20 for our common stock on July 15, 2005, August 15, 2005, September 15, 2005, October 17, 2005, November 15, 2005 and December 15, 2005, respectively, we issued a total of 3,807,375 shares of common stock in liquidated damages from August, 2005 to January, 2006. The issuance of shares upon payment of liquidated damages will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

     Liquidated damages in the form of common stock were paid for the period from June 15, 2005 to December 15, 2005. We believe that we have no enforceable obligation to pay further liquidated damages since the shares we agreed to register for resale are eligible for resale under Rule 144 of the Securities Act of 1933, as amended, and such continuing liquidated damages are grossly inconsistent with actual damages to the purchasers of the notes and warrants. However, we are seeking to confirm this position by obtaining the waiver and release of the holders of these securities of further liquidated damages. If these persons do not waive and release and successfully bring a claim against us with respect to such liquidated damages, it could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

     In connection with the private placement that we completed on March 8, 2006, we have agreed to file a registration statement to effect the registration of 100% of our shares of common stock issuable upon conversion of the notes and exercise of the warrants within 30 days of the registration statement of which this prospectus is a part being declared effective by the SEC. We have agreed to use our reasonable best efforts to cause the registration statement to be declared effective no later than 180 days after the filing date. If we fail to file a registration statement with the SEC on or before the time frame described, the holders will be entitled to liquidated damages from Applied DNA Operations Management, Inc. in an amount equal to 2% per month for each month that we are delinquent in filing the registration statement.

     As part of the Offshore Offering we have offered to enter into a registration rights agreement with purchasers of notes and warrants in that offering that would provide that we will prepare and file a registration statement with the SEC covering the common stock underlying the notes and the warrants sold in the Offshore Offering within 30 days of the registration statement of which this prospectus is a part being declared effective by the SEC, and use our reasonable best efforts to have the registration statement declared effective by the SEC by no later than 180 days after filing. These obligations to file and have the registration statement declared effective would terminate as to any holder of the units upon the earlier of the date: (a) when all of such holder's common stock underlying the notes and the warrants may be sold during a single three month period under Rule 144 of the Securities Act of 1933, as amended; and (b) when all of such holder's common stock underlying the notes and the warrants may be transferred under Rule 144(k) of the Securities Act of 1933, as amended, unless such holder later becomes our affiliate (as defined in Rule 144 of the Securities Act of 1933, as amended) in which case our obligation shall be revived until such holder's rights otherwise terminate under clause (a) above.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act" or "Securities Act"), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange; o privately-negotiated transactions;
     o short sales that are not violations of the laws and regulations of any state or the United States;
     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o    through the writing of options on the shares;
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. VC Arjent, a registered broker-dealer; Michael Morris, Susan Diamond; Ronald Heineman and Michael Gochman; all of whom are employees of VC Arjent and Jesse Shelmire IV and Scott Griffith, affiliates of Stonegate Securities, a registered broker-dealer, are an "underwriter" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. Further, the other selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters." In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholder, none of the selling stockholder will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

         For the table set forth below, the following persons have investment and voting control over the shares owned by the respective entities:

         --------------------------------------------------------- ------------------------------------------
         Entity                                                    Control Person
         --------------------------------------------------------- ------------------------------------------

         --------------------------------------------------------- ------------------------------------------
         Allied International Fund                                 Rosemarie DePalo
         --------------------------------------------------------- ------------------------------------------
         AS Capital Partners                                       Michael Coughlan
         --------------------------------------------------------- ------------------------------------------
         Avonwoods Ltd.                                            C. Rand
         --------------------------------------------------------- ------------------------------------------
         Basso Private Opportunity Holding Fund Ltd.               Howard I. Fischer
         --------------------------------------------------------- ------------------------------------------
         Basso Multi-Strategy Holding Fund Ltd.                    Howard I. Fischer
         --------------------------------------------------------- ------------------------------------------
         F Berdon Comp.                                            Frederick Berdon
         --------------------------------------------------------- ------------------------------------------
         Beston Worldwide Ltd                                      Michael Ben-Jacob
         --------------------------------------------------------- ------------------------------------------
         Blumfield Investments                                     M. Kraus
         --------------------------------------------------------- ------------------------------------------
         Brighton Capital                                          Jeffery Wolin
         --------------------------------------------------------- ------------------------------------------
         Clear Mountain Holdings                                   Raul Garrido Garibaldo
         --------------------------------------------------------- ------------------------------------------
         The Condor Group, LLC                                     Robert Lowinger
         --------------------------------------------------------- ------------------------------------------
         Consultants and Advisors NJB, Inc.                        Gary Schonwald
         --------------------------------------------------------- ------------------------------------------
         Cordilliera Funds                                         Stephen J. Carter
         --------------------------------------------------------- ------------------------------------------
         DC Capital                                                Craig Kirsch
         --------------------------------------------------------- ------------------------------------------
         Double U Master Fund                                      David Sims
         --------------------------------------------------------- ------------------------------------------
         Equilibrium Solutions                                     Johnny Vage
         --------------------------------------------------------- ------------------------------------------
         First London Finance, Ltd.                                Moshe Grauman
         --------------------------------------------------------- ------------------------------------------
         Galileo Asset Management, SA                              Marie-Christine   Wright,  John  Sauickie
                                                                   and John Wright
         --------------------------------------------------------- ------------------------------------------
         Gemini Master Funds                                       Steve Winters
         --------------------------------------------------------- ------------------------------------------
         Global Asset Management                                   Robert Fallah
         --------------------------------------------------------- ------------------------------------------
         Goldenberg & Hirsch Properties                            Leo Hirsch
         --------------------------------------------------------- ------------------------------------------
         GSSF Master Fund                                          E.B. Lyon IV
         --------------------------------------------------------- ------------------------------------------
         Guerilla IRA L.P.                                         Leigh Curry
         --------------------------------------------------------- ------------------------------------------
         Hirsch Family Foundation                                  Leo Hirsch
         --------------------------------------------------------- ------------------------------------------
         ID Federman Holdings LTD                                  Iris Federman
         --------------------------------------------------------- ------------------------------------------
         Ivelocity Fund                                            Scott Parent
         --------------------------------------------------------- ------------------------------------------
         KA Steel Chemical                                         Kenneth Steel Jr.
         --------------------------------------------------------- ------------------------------------------
         Livingston Ventures, LLC                                  Ronald Heineman
         --------------------------------------------------------- ------------------------------------------
         Lone Star Equity                                          Mark A. Bogina
         --------------------------------------------------------- ------------------------------------------
         Marina Ventures                                           Michael Hartstein
         --------------------------------------------------------- ------------------------------------------
         Melton Management                                         Yehuda Breitkops
         Odin Partners LP                                          John A. Gibbons
         --------------------------------------------------------- ------------------------------------------
         Omega Capital Small Cap                                   Abraham Sylverin
         --------------------------------------------------------- ------------------------------------------
         P.R. Diamonds Pinkus Reisz
         --------------------------------------------------------- ------------------------------------------
         Provident Master Fund                                     Steven Winters
         --------------------------------------------------------- ------------------------------------------
         Rock Capital Partners, LLC                                Howard Chalfin
         --------------------------------------------------------- ------------------------------------------
         Salzwedel Financial Communications, Inc.                  Jeff Salzwedel
         --------------------------------------------------------- ------------------------------------------
         San Rafael Consulting Group, LLC                          Isabelle H. Wright and John Wright
         --------------------------------------------------------- ------------------------------------------

                                       45

         Rabbi Scheinerman KBY LLC                                 Rabbi Schenerman
         --------------------------------------------------------- ------------------------------------------
         Sichenzia Ross Friedman Ference LLP                       Greg   Sichenzia,   Marc  Ross,   Richard
                                                                   Friedman and Michael Ference
         --------------------------------------------------------- ------------------------------------------
         Spencer Edwards, Inc.                                     Thomas Kaufman
         --------------------------------------------------------- ------------------------------------------
         Starboard Capital Markets, LLC                            James Dotzman
         --------------------------------------------------------- ------------------------------------------
         Steel Harbor Holdings                                     Mark Step
         --------------------------------------------------------- ------------------------------------------
         Stonestreet, LP                                           Michael Finkelstein
         --------------------------------------------------------- ------------------------------------------
         VC Arjent, Ltd.                                           Robert DePalo
         --------------------------------------------------------- ------------------------------------------
         Vestal Venture Capital                                    Allan Lyons
         --------------------------------------------------------- ------------------------------------------
         Whalehaven                                                Evan Schemenauer
         --------------------------------------------------------- ------------------------------------------
         Wolfson Trust                                             Franchesca Wolfson
         --------------------------------------------------------- ------------------------------------------

                                  Beneficial Ownership                                    Beneficial Ownership
Name of Selling Security Holder   Prior to Offering (1)                                   After Offering (1)
                                   Shares           Percentage (2)   Shares Offered       Shares      Percentage (2)
--------------------------------- ----------------- ---------------- -------------------- ------------ --------------
Allied International Fund            1,237,500            1.04%           1,237,500            0             *
AS Capital Partners                    100,000                *             100,000   (3)      0             *
Avonwoods Ltd.                         800,000                *             800,000   (3)      0             *
Evan B. Azriliant                      100,000                *             100,000   (3)      0             *
Mordechai Bank                         200,000                *             200,000   (3)      0             *
Judith Barclay                         400,000                *             400,000   (3)      0             *
Jack Basch                             600,000                *             600,000   (3)      0             *
Basso Private Opportunity              630,000                *             630,000   (3)      0             *
Holding Fund Ltd.
Basso Multi-Strategy Holding         2,370,000            2.00%           2,370,000   (3)      0             *
Fund Ltd.
Lon E Bell                               7,500                *               7,500   (4)      0             *
F Berdon Comp.                         200,000                *             200,000   (3)      0             *
Beston Worldwide Ltd                    57,500                *              57,500   (5)      0             *
Robert R. Blakely                      201,166                *             201,166            0             *
Blumfield Investments                  400,000                *             400,000   (3)      0             *
Doug Bowen                             128,750                *             128,750   (6)      0             *
Brighton Capital                        46,750                *              46,750            0             *
Salvatore Cantatore                     22,500                *              22,500            0             *
Jaime Cardona                          100,000                *             100,000            0             *
Notzer Chesed                          400,000                *             400,000   (3)      0             *
Clear Mountain Holdings                300,000                *             300,000   (3)      0             *
David Cohen                            200,000                *             200,000   (3)      0             *
Consultant and Advisors NJB, Inc.      145,000                *             145,000            0             *
Cordilliera Funds                    1,000,000                *           1,000,000   (3)      0             *
Adrian Davidescu                       400,000                *             400,000   (3)      0             *
Jacob and Linda Davidowitz             800,000                *             800,000   (3)      0             *
JTWROS
David and Jeanette Defoto JTWROS       200,000                *             200,000   (3)      0             *
Robert DePalo Jr.                       20,000                *              20,000            0             *
Susan Diamond                            5,000                *               5,000            0             *
Joseph Digiacamo                        50,000                *              50,000   (3)      0             *
Double U Master Fund                   800,000                *             800,000   (3)      0             *
Richard Durkee                          27,000                *              27,000            0             *
Asher Avishay Ephrathi                 869,400                *             869,400            0             *
Equilibrium Solutions                  100,000                *             100,000   (3)      0             *
Douglas Falkner                        120,000                *             120,000            0             *
Jeanine Fehn                           240,000                *             240,000   (3)      0             *
First London Finance, Ltd.             850,000                *             850,000            0             *
Frederick Frank                        110,000                *             110,000   (7)      0             *
Galileo Asset Management, SA           157,000                *             157,000            0             *
Charles Gargano                         57,500                *              57,500   (5)      0             *
Gemini Master Funds                    200,000                *             200,000   (3)      0             *
Nicholas Giustino                      133,750                *             133,750   (8)      0             *
Michael Glazer                          14,375                *              14,375   (9)      0             *
Global Asset Management              1,257,500            1.06%           1,257,500            0             *
Michael Gochman                         36,750                *              36,750            0             *
Rochelle Gold                          600,000                *             600,000   (3)      0             *
Harold Goldenberg                      400,000                *             400,000   (3)      0             *
Goldenberg & Hirsch Properties         400,000                *             400,000   (3)      0             *
Mary Anne Gray                           57500                *              57,500   (5)      0             *
Scott R. Griffith                      166,999                *             166,999            0             *
Eugene Gross                           400,000                *             400,000   (3)      0             *
Wayne Grubb                             57,500                *              57,500   (5)      0             *
GSSF Master Fund                     1,000,000                *           1,000,000   (3)      0             *
Guerilla IRA L.P.                      110,000                *             110,000   (7)      0             *

                                       46

Paul Reyes-Guerra                       28,750                *              28,750  (10)      0             *
Michael Hamblett                        84,060                *              84,060            0             *
Ronald Heineman                         22,000                *              22,000            0             *
Joseph Henn                             12,500                *              12,500   (9)      0             *
Hirsch Family Foundation               160,000                *             160,000   (3)      0             *
Leo Hirsch                             240,000                *             240,000   (3)      0             *
ID Federman Holdings LTD               600,000                *             600,000   (3)      0             *
Joseph Iorio                           100,000                *             100,000   (3)      0             *
Thomas Iovino                          200,000                *             200,000   (3)      0             *
Ivelocity Fund                          15,000                *              15,000            0             *
William L. Jiler                        14,375                *              14,375   (9)      0             *
KA Steel Chemical                       28,750                *              28,750  (10)      0             *
Ahmed Kareem                            10,500                *              10,500            0             *
Jeffery Kessler                         28,750                *              28,750  (10)      0             *
Tibor Klein                            720,000                *             720,000   (3)      0             *
Yisreal Klein                          200,000                *             200,000   (3)      0             *
Yossi Kraus                            100,000                *             100,000   (3)      0             *
Alexander J. Lapatka                    57,500                *              57,500   (5)      0             *
Livingston Ventures, LLC               170,000                *             170,000            0             *
Lone Star Equity                       400,000                *             400,000   (3)      0             *
Jason Lyons                             57,000                *              57,000            0             *
Michael Mangan                         100,000                *             100,000   (3)      0             *
Tony Manual                            200,000                *             200,000   (3)      0             *
Marina Ventures                         95,000                *              95,000            0             *
Paul Masters IRA                       200,000                *             200,000   (3)      0             *
Melton Management                      400,000                *             400,000   (3)      0             *
Linda Michaels                         250,000                *             250,000            0             *
Raymond Mikulich                       315,000                *             315,000  (11)      0             *
Kyle Morgan                            200,000                *             200,000   (3)      0             *
Michael Morris                          75,000                *              75,000            0             *
Houston Muthart                        257,500                *             257,500  (12)      0             *
Richard Neslund                      1,000,000                *           1,000,000   (3)      0             *
Michael Nizza                           50,000                *              50,000   (3)      0             *
Marvin Numeroff                        257,500                *             257,500  (12)      0             *
Odin Partners LP                        57,500                *              57,500   (5)      0             *
Eric Okamoto                           464,000                *             464,000  (13)      0             *
Omega Capital Small Cap              1,200,000            1.01%           1,200,000   (3)      0             *
Eileen Patterson                        28,750                *              28,750  (10)      0             *
Platinum Partners                      400,000                *             400,000   (3)      0             *
P.R. Diamonds                          240,000                *             240,000   (3)      0             *
Joseph Prezioso                        400,000                *             400,000   (3)      0             *
Arthur Priver                          226,250                *             226,250  (14)      0             *
Provident Master Fund                1,200,000            1.01%           1,200,000   (3)      0             *
Robert & Claudia Quinn JTWROS           26,250                *              26,250   (9)      0             *
Avindam Rapaport                       100,000                *             100,000   (3)      0             *
Kenneth Reichelle                      114,375                *             114,375  (15)      0             *
Rock Capital Partners, LLC             600,000                *             600,000   (3)      0             *
Joseph Rozehzadeh                      400,000                *             400,000   (3)      0             *
Edward M Rotter                      3,300,000            2.78%           3,300,000  (16)      0             *
Angela Chen Sabella                    120,000                *             120,000  (19)      0             *
Salzwedel Financial                    365,000                *             365,000            0             *
Communications, Inc.
San Rafael Consulting Group, LLC        67,236                *              67,236            0             *
Frederick Sandvick                     200,000                *             200,000   (3)      0             *
Rabbi Scheinerman KBY LLC              100,000                *             100,000   (3)      0             *
Joel Schindler                         100,000                *             100,000   (3)      0             *
Shatashvili Sharona                    200,000                *             200,000   (3)      0             *
Jesse B. Shelmire IV                   166,001                *             166,001            0             *
Sichenzia Ross Friedman Ference        105,000                *             105,000            0             *
LLP
Jerry Silva                          1,000,000                *           1,000,000   (3)      0             *
Jerry and Esther Soloman JTWROS        800,000                *             800,000   (3)      0             *
Anthony Spatacco                        42,030                *              42,030            0             *
Starboard  Capital Markets,             42,030                *              42,030            0             *
LLC
Steel Harbor Holdings                  170,000                *             170,000            0             *
Kenneth Steel Jr.                       28,750                *              28,750  (10)      0             *
Chaim Stern                          3,000,000            2.53%           3,000,000   (3)      0             *
Alexander Stolin                       240,000                *             240,000   (3)      0             *
Stonestreet, LP                        600,000                *             600,000  (17)      0             *
Richard Swier Jr.                       60,000                *              60,000   (3)      0             *
Stewart Taylor                          28,750                *              28,750  (10)      0             *
Marcovich Tibo                         100,000                *             100,000   (3)      0             *
Ester Tuman                             57,500                *              57,500   (5)      0             *
Alex Verjovski                         200,000                *             200,000   (3)      0             *
VC Arjent, Ltd.                        165,750                *             165,750            0             *
Vestal Venture Capital                  57,500                *              57,500   (5)      0             *
Sem Victori                            240,000                *             240,000   (3)      0             *
Jessica Weinerman UTMGA                250,000                *             250,000            0             *
Whalehaven                           1,150,000                *           1,150,000  (18)      0             *
Phil Westridge                          28,750                *              28,750  (10)      0             *
Peter Wieser                           200,000                *             200,000   (3)      0             *
Wolfson Trust                           14,375                *              14,375   (9)      0             *
Franchesca Wolfson                      14,375                *              14,375   (9)      0             *
Eric Yaoz                              240,000                *             240,000   (3)      0             *
Harry/Temy/Ark Zelcer                  200,000                *             200,000   (3)      0             *

         * Less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 13, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage prior to offering is based on 118,582,385 shares of common stock outstanding; percentage after offering is based on 133,293,246 shares of common stock outstanding, which assumes that all shares registered in the offering will be sold.

(3) Of which 50% of such number of shares are issuable upon exercise of currently exercisable warrants.

(4)  Includes 7,500 shares of common stock underlying warrants.

(5)  Includes 50,000 shares of common stock underlying warrants.

(6)  Includes 75,000 shares of common stock underlying warrants.

(7)  Includes 55,000 shares of common stock underlying warrants.

(8)  Includes 80,000 shares of common stock underlying warrants.

(9)  Includes 12,500 shares of common stock underlying warrants.

(10) Includes 25,000 shares of common stock underlying warrants.

(11) Includes 200,000 shares of common stock underlying warrants.

(12) Includes 150,000 shares of common stock underlying warrants.

(13) Includes 232,000 shares of common stock underlying warrants.

(14) Includes 112,500 shares of common stock underlying warrants.

(15) Includes 62,500 shares of common stock underlying warrants.

(16) Includes 1,700,000 shares of common stock underlying warrants.

(17) Includes 600,000 shares of common stock underlying warrants.

(18) Includes 650,000 shares of common stock underlying warrants.

(19) Includes 120,000 shares of common stock underlying warrants.


                                  LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon for us by Fulbright & Jaworski L.L.P., New York, New York.


                                     EXPERTS

     Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at September 30, 2005 and 2004 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Applied DNA Sciences, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                           APPLIED DNA SCIENCES, INC.
                          INDEX TO FINANCIAL STATEMENTS
                     For the Years Ended September 30, 2005
                             and September 30, 2004


Condensed Consolidated Balance Sheet: December 31, 2005 (Unaudited)........................F-2

Condensed  Consolidated  Statements of Losses:  Three Months Ended  December 31,
           2005 and 2004 (Unaudited)  and  the  Period  from  September 16, 2002
                (Date of Inception) Through December 31, 2005 (Unaudited)..................F-3

Condensed Consolidated  Statement of Stockholder's Equity (Deficiency): For  the
            Period from September 6, 2002 (Date) of Inception  Through  December
            31, 2005 (Unaudited) ..........................................................F-4 to F-17

Condensed Consolidated Statements of Cash Flows: Three Months Ended December 31,
            2005 and 2004 (Unaudited) and the  Period from  September  16,  2002
           (Date of Inception) Through December 31, 2005 (Unaudited).......................F-18

Notes to Unaudited Condensed Consolidated  Financial  Information:  December 31,
            2005 ..........................................................................F-20 to F-42



For the Years Ended  September  30,  2005  and  September  30,  2004  Report  of
            Independent Registered Public  Accounting Firm.................................F-43

Consolidated  Balance  Sheet as of  September  30,  2005 and  December  31, 2005
            (Unaudited)....................................................................F-44

Consolidated  Statements  of  Losses  for the years ended September 30, 2005 and
            2004, the period September 16, 2002 (date of inception) to September
            30, 2005, and the three months ended December 31, 2005 (Unaudited).............F-45

Consolidated Statement of Stockholders' Equity (Deficiency)  for  the period  to
            F-11  September  16, 2002 (date of inception) to September 30, 2005, and the three months ended December 31, 2005...................................F-46 to F-56

Consolidated  Statements  of  Cash  Flows for the years ended September 30, 2005
            F-12  to  F-13 and  2004,  the  period  September  16, 2002 (date of
            inception)   to  September  30,  2005,  and  the  three months ended
            December 31, 2005..............................................................F-57

Notes to Consolidated Financial Statements.................................................F-58

                          PART I. FINANCIAL INFORMATION

Item 1.  Financial Statements (Unaudited)

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


                                     ASSETS
                                                                                             December 31, 2005
                                                                                             ------------------
Current assets:

 Cash and cash equivalents                                                                   $         164,526
 Current other receivables, related party (Note F)                                                      17,404
                                                                                             ------------------
 Total current assets                                                                                  181,930

Property, plant and equipment - Net of accumulated depreciation of $3,084                                3,563

Other Assets:
 Deposits and prepaid expenses                                                                          23,659

Intangible assets:

 Patents (net of accumulated amortization of $13,490) (Note B)                                          20,767
 Intellectual Property (net of accumulated amortization of $673,636) (Note B)                        8,757,264
                                                                                             ------------------
       Total Other Assets                                                                            8,801,690
                                                                                             ------------------
 Total Assets                                                                                $       8,987,183
                                                                                             ==================
                      LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
 Accounts payable and accrued liabilities                                                    $       3,144,078
 Accrued liabilities due related parties (Note F)                                                       53,805
 Note payable (Note C)                                                                                 960,429
                                                                                             ------------------
 Total current liabilities                                                                           4,158,312


 Commitments and contingencies(Note G)

Stockholders' equity:
 Preferred stock, par value $.001 per share; 10,000,000 shares authorized;
  60,000 issued and outstanding                                                                              6
 Common stock, par value $.001 per share; 250,000,000 shares authorized; 112,926,246 shares
  issued and outstanding                                                                               112,926
 Common stock subscription (Note D)                                                                   (200,000)
 Additional said-in-capital                                                                         82,785,842
 Deficit accumulated during development stage                                                      (77,869,903)
                                                                                              -----------------
 Total stockholders' equity                                                                          4,828,871
                                                                                              -----------------
 Total liabilities and stockholders' equity                                                   $      8,987,183
                                                                                              =================

     See accompanying notes to unaudited condensed consolidated financial statements

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   CONDENSED CONSOLIDATED STATEMENTS OF LOSSES
                                   (Unaudited)



                                           For The Three Months Ended     September 16, 2002,
                                                   December 31            (Date of Inception)
                                                                               through
                                              2005              2004       December 31, 2005
                                         --------------    --------------   --------------
Operating expenses:
Selling, general and administrative      $   2,078,727     $  10,754,248    $  65,562,416
Research and development                        16,270            38,673          893,678
Depreciation and amortization                  342,699             4,721          702,126
                                         --------------    --------------   --------------
Total operating expenses                     2,437,696        10,797,642       67,158,220

Operating loss                              (2,437,696)      (10,797,642)     (67,158,220)

Other income (expense)                          13,013               315           44,355
Interest (expense)                             (19,806)       (1,567,809)     (10,756,038)
Income (taxes) benefit                               -                 -               -
                                         --------------    --------------   --------------

Net loss                                 $  (2,444,489)    $ (12,365,136)   $ (77,869,903)
                                         ==============    ==============   ==============

Loss per common share
(basic and assuming dilution)            $       (0.02)    $       (0.45)   $       (1.94)
                                         ==============    ==============   ==============

Weighted average shares outstanding        112,535,514        27,402,160       40,068,155
                                         ==============    ==============   ==============

 See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                                 DECEMBER 31, 2005 (Unaudited)


                                                                                                                Deficit
                                                                          Additional                            Accumulated
                                      Preferred                           Paid in      Common      Stock        During
                           Preferred  Shares     Common      Common Stock Capital      Stock       Subscription Development
                           Shares     Amount     Shares      Amount       Amount       Subscribed  Receivable   Stage         Total
                           --------- ----------- ----------- -----------  -----------  ----------  -----------  ----------- --------

Issuance of common stock
to Founders in exchange
for services on September
16, 2002 at $.01 per share        -  $        -     100,000  $       10   $      990           -   $       -    $       -   $ 1,000

Net Loss                          -           -           -           -            -           -           -      (11,612)  (11,612)
                           --------- ----------- ----------- -----------  -----------  ----------  -----------  ----------- --------
Balance at September 30,
2002                              -           -     100,000          10          990           -           -      (11,612)  (10,612)
Issuance of common stock
in connection with merger
with Prohealth Medical
Technologies , Inc on
October 1, 2002                   -           -  10,178,352       1,015            -           -           -            -     1,015
Cancellation of Common
stock in connection with
merger with Prohealth
Medical Technologies ,
Inc on October
21, 2002                          -           -    (100,000)        (10)      (1,000)          -           -            -    (1,010)
Issuance of common stock
in exchange for services
in October 2002 at $ 0.65
per share                         -           -     602,000          60       39,070           -           -            -    39,130
Issuance of common stock in
exchange for subscription
in November and December
2002 at $ 0.065 per share         -           -     876,000          88       56,852           -     (56,940)           -         -
Cancellation of  common
stock in January 2003
previously issued  in
exchange for consulting
services                          -           -    (836,000)        (84)     (54,264)          -      54,340            -        (8)
Issuance of common stock
in exchange for licensing
services valued
at $ 0.065 per share in
January  2003                     -           -   1,500,000         150       97,350           -           -            -    97,500
Issuance of common stock
in exchange
for consulting services
valued at $ 0.13 per share
in January  2003                  -           -     586,250          58       76,155           -           -            -    76,213
Issuance of common stock
in exchange
for consulting services
at $ 0.065 per
share in February  2003           -           -       9,000           1          584           -           -            -       585
Issuance of common stock
to Founders in exchange
for services valued at
$0.0001  per share in
March 2003                        -           -  10,140,000       1,014            -           -           -            -     1,014
Issuance of  common stock
in exchange for consulting
services valued at
$2.50 per share in March 2003     -           -      91,060          10      230,624           -           -            -   230,634


 See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                          DECEMBER 31, 2005 (Unaudited)
                                   (Continued)

                                                                                                                Deficit
                                                                          Additional                            Accumulated
                                      Preferred                           Paid in      Common      Stock        During
                           Preferred  Shares     Common      Common Stock Capital      Stock       Subscription Development
                           Shares     Amount     Shares      Amount       Amount       Subscribed  Receivable   Stage         Total
                           --------- ----------- ----------- -----------  -----------  ----------  -----------  ----------- --------
Issuance of common stock in
exchange for consulting
services valued at  $
0.065 per share in March 2003     -           -       6,000           1          389           -           -            -       390
Common stock subscribed in
exchange for cash at $1 per
share in March 2003               -           -           -           -       18,000           -           -            -    18,000
Common stock issued in
exchange for consulting
services at $ 0.065 per
share on April 1, 2003            -           -     860,000          86       55,814           -           -            -    55,900
Common stock issued in
exchange for
cash at $ 1.00 per share
on April 9, 2003                  -           -      18,000           2            -           -           -            -         2
Common stock issued in
exchange for
consulting services at $
0.065 per
share on April 9, 2003            -           -       9,000           1          584           -           -            -       585
Common stock issued in
exchange for
consulting services at
$ 2.50 per
share on April 23, 2003           -           -       5,000           1       12,499           -           -            -    12,500
Common stock issued in
exchange for
consulting services at
$ 2.50 per
share, on June 12, 2003           -           -      10,000           1       24,999           -           -            -    25,000
Common stock issued in
exchange for
cash at $ 1.00 per share
on June 17, 2003                  -           -      50,000           5       49,995           -           -            -    50,000
Common stock subscribed
in exchange
for cash at $ 2.50 per
share pursuant
to private placement
on June 27, 2003                              -           -           -            -      24,000                        -    24,000
Common stock retired in
exchange for note payable
at $0.0118 per share,
on June 30, 2003                  -           -  (7,500,000)       (750)         750           -           -            -         -
Common stock issued in
exchange for
consulting services at
$0.065 per
share, on June 30, 2003           -           -     270,000          27       17,523           -           -            -    17,550
Common stock  subscribed
in exchange for cash at
$ 1.00 per share pursuant
to private placement on
June 30, 2003                     -           -           -           -            -      10,000           -            -    10,000
Common stock  subscribed
in exchange for cash at
$ 2.50 per share pursuant
to private placement on
June 30, 2003                     -           -           -           -            -      24,000           -            -    24,000
Common stock issued in
exchange for consulting
services at approximately
$2.01 per share, July 2003        -           -     213,060          21      428,798           -           -            -   428,819

 See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                          DECEMBER 31, 2005 (Unaudited)
                                   (Continued)


                                                                                                              Deficit
                                                                        Additional                            Accumulated
                                    Preferred                           Paid in      Common      Stock        During
                         Preferred  Shares     Common      Common Stock Capital      Stock       Subscription Development
                         Shares     Amount     Shares      Amount       Amount       Subscribed  Receivable   Stage         Total
                         --------- ----------- ----------- -----------  ----------   ---------   ----------   ----------  ---------

Common stock canceled
in July 2003,
previously issued for
services rendered  at
$2.50 per share                 -           -     (24,000)         (2)     (59,998)          -           -            -     (60,000)
Common stock issued
in exchange for
options exercised at
$1.00 in July 2003              -           -      20,000           2       19,998           -           -            -      20,000
Common stock issued
in exchange for
exercised of options
previously
subscribed at $1.00 in
July 2003                       -           -      10,000           1        9,999     (10,000)          -            -           -
Common stock issued in
exchange for
consulting services at
approximately
$2.38 per share,
August 2003                     -           -     172,500          17      410,915           -           -            -     410,932
Common stock issued in
exchange for
options exercised at
$1.00 in August 2003            -           -      29,000           3       28,997           -           -            -      29,000
Common stock issued
in exchange for
consulting services
at approximately
$2.42 per share,
September 2003                  -           -     395,260          40      952,957           -           -            -     952,997
Common stock issued
in exchange  for
cash at $2.50 per
share-subscription
payable-September 2003          -           -      19,200           2       47,998     (48,000)          -            -           -
Common stock issued in
exchange for
cash at $2.50 per
share pursuant to
private placement
September 2003                  -           -       6,400           1       15,999           -           -            -      16,000
Common stock issued in
exchange for
options exercised at
$1.00 in  September 2003        -           -      95,000          10       94,991           -           -            -      95,001
Common stock subscription
receivable reclassification
adjustment                      -           -           -           -            -           -       2,600            -
2,600  Common Stock subscribed to
at $2.50 per share in
September 2003                  -           -           -           -            -     300,000           -            -     300,000
Net Loss for the year
ended September 30, 2003        -           -           -           -            -           -           -   (3,445,164) (3,445,164)
                         --------  ----------  ----------  ----------  -----------  ----------   ---------  -----------  ----------
Balance at September 30,
2003                            -  $        -  17,811,082  $    1,781  $ 2,577,568  $  300,000   $       -  $(3,456,776) $ (577,427)
                         ========  ==========  ==========  ==========  ===========  ==========   =========  ===========  ==========

 See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                          DECEMBER 31, 2005 (Unaudited)
                                   (Continued)

                                                                                                              Deficit
                                                                        Additional                            Accumulated
                                    Preferred                           Paid in      Common      Stock        During
                         Preferred  Shares     Common      Common Stock Capital      Stock       Subscription Development
                         Shares     Amount     Shares      Amount       Amount       Subscribed  Receivable   Stage         Total
                         --------- ----------- ----------- -----------  ----------   ---------   ----------   ----------  ---------
Preferred shares issues
in exchange for services
at $25.00 per share,
October 2003                15,000          15          -           -            -            -            -           -         15
Common stock issued in
exchange for consulting
services at
approximately $2.85 per
share, October 2003                                287,439          29     820,389            -            -           -    820,418
Common stock issued in
exchange  for cash at
$2.50 per
share-subscription
payable-October 2003                               120,000          12     299,988     (300,000)           -           -          -
Common stock canceled
in October 2003,
previously issued for
services rendered  at
$2.50 per share                                   (100,000)        (10)   (249,990)           -            -           -   (250,000)
Common stock issued in
exchange for consulting
services at approximately
$3 per share,
November 2003                                      100,000          10     299,990            -            -           -    300,000
Common stock subscribed
in exchange for cash at
$2.50 per share pursuant
to private placement,
November, 2003                                     100,000          10     249,990            -            -           -    250,000
Common stock subscribed
in exchange for cash at
$2.50 per share pursuant
to private placement,
December, 2003                                       6,400           1      15,999            --           -      16,000
Common stock issued in
exchange for consulting
services at approximately
$2.59   per share,
December 2003                                    2,125,500         213   5,504,737            -            -           -  5,504,950
Common Stock subscribed to
at $2.50 per share in
December 2003                                            -           -           -      104,000            -           -    104,000
Beneficial conversion
feature relating
to notes payable                                         -           -   1,168,474            -            -           -   1,168,474
Beneficial conversion
feature relating
to warrants                                              -           -     206,526            -            -           -     206,526
Adjust common stock par
value from $0.0001 to
$0.50 per share, per
amendment of articles
dated Dec 2003                                           -  10,223,166 (10,223,166)           -            -           -          -
Common Stock issued
pursuant to subscription
at $2.50 share in Jan 2004                          41,600      20,800      83,200     (104,000)           -           -          -
Common stock issued in
exchange for consulting
services at $2.95 per
share, Jan 2004                                     13,040       6,520      31,948            -            -           -     38,468
Common stock issued in
exchange for consulting
services at $2.60 per
share, Jan 2004                                    123,000      61,500     258,300             -           -           -    319,800

 See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                          DECEMBER 31, 2005 (Unaudited)
                                   (Continued)

                                                                                                              Deficit
                                                                        Additional                            Accumulated
                                    Preferred                           Paid in      Common      Stock        During
                         Preferred  Shares     Common      Common Stock Capital      Stock       Subscription Development
                         Shares     Amount     Shares      Amount       Amount       Subscribed  Receivable   Stage         Total
                         --------- ----------- ----------- -----------  ----------   ---------   ----------   ----------  ---------

Common stock issued in
exchange for consulting
 services at $3.05 per
share, Jan 2004                                       1,000         500       2,550           -            -           -      3,050
Common stock issued in
exchange for employee
services at $3.07 per
share, Feb 2004                                       6,283       3,142      16,147           -            -           -     19,289
Common stock issued in
exchange for consulting
services at $3.04 per
share, Mar 2004                                      44,740      22,370     113,640           -            -           -    136,010
Common Stock issued for
options exercised at
$1.00 per share in Mar
2004                                                 55,000      27,500      27,500           -            -           -     55,000
Common stock issued in
exchange for employee
services at $3.00 per
share, Mar 2004                                       5,443       2,722      13,623           -            -           -     16,345
Common stock issued in
exchange for employee
services at $3.15 per
share, Mar 2004                                       5,769       2,885      15,292           -            -           -     18,177
Preferred shared
converted to common
shares for consulting
services at $3.00 per
share, Mar 2004             (5,000)         (5)     125,000      62,500     312,500           -            -           -    374,995
Common stock issued in
exchange for employee
services at $3.03 per
share, Mar 2004                                       8,806       4,400      22,238           -            -           -     26,639
Common Stock issued
pursuant to
subscription at $2.50
per share in Mar. 2004                               22,500      11,250      (9,000)          -            -           -      2,250
Beneficial Conversion
Feature relating
to Notes Payable                                          -           -     122,362           -            -           -    122,362
Beneficial Conversion
Feature relating
to Warrants                                               -           -     177,638           -            -           -    177,638
Common stock issued in
exchange for consulting
services at $2.58 per
share, Apr 2004                                       9,860       4,930      20,511           -            -           -     25,441
Common stock issued in
exchange for consulting
services at $2.35 per
share, Apr 2004                                      11,712       5,856      21,667           -            -           -     27,523
Common stock issued in
exchange for consulting
services at $1.50 per
share, Apr 2004                                     367,500     183,750     367,500           -            -           -    551,250
Common stock returned
to treasury at
$0.065 per share,
Apr 2004                                            (50,000)    (25,000)     21,750           -            -           -     (3,250)
Preferred stock
converted to common
stock for consulting
services at $1.01
per share in May 2004       (4,000)         (4)     100,000      50,000      51,250           -            -           -    101,246
Common stock issued per
subscription May 2004                                10,000       5,000      (4,000)          -       (1,000)          -          -

 See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                          DECEMBER 31, 2005 (Unaudited)
                                   (Continued)

                                                                                                              Deficit
                                                                        Additional                            Accumulated
                                    Preferred                           Paid in      Common      Stock        During
                         Preferred  Shares     Common      Common Stock Capital      Stock       Subscription Development
                         Shares     Amount     Shares      Amount       Amount       Subscribed  Receivable   Stage         Total
                         --------- ----------- ----------- -----------  ----------   ---------   ----------   ----------  ---------
Common stock issued in
exchange for consulting
services at $0.86 per
share in May 2004                                   137,000      68,500      50,730           -           -            -    119,230
Common stock issued in
exchange for consulting
services at $1.15 per
share in May 2004                                    26,380      13,190      17,147           -           -            -     30,337
Common stock returned to
treasury at $0.065 per
share, Jun 2004                                      (5,000)     (2,500)      2,175           -           -            -       (325)
Common stock issued in
exchange for consulting
services at $0.67 per
share in June 2004                                  270,500     135,250      45,310           -           -            -    180,560
Common stock issued in
exchange for consulting
services at $0.89 per
share in June 2004                                    8,000       4,000       3,120           -           -            -      7,120
Common stock issued in
exchange for consulting
services at $0.65 per
share in June 2004                                   50,000      25,000       7,250           -           -            -     32,250
Common stock issued
pursuant to private
placement at $1.00
per share in June 2004                              250,000     125,000     125,000           -           -            -    250,000
Common stock issued in
exchange for consulting
services at $0.54 per
share in July 2004                                  100,000      50,000       4,000           -           -            -     54,000
Common stock issued in
exchange for consulting
services at $0.72 per
share in July 2004                                    5,000       2,500       1,100           -           -            -      3,600
Common stock issued in
exchange for consulting
services at $0.47 per
share in July 2004                                  100,000      50,000      (2,749)          -           -            -     47,251
Common stock issued in
exchange for consulting
services at $0.39 per
share in August 2004                                100,000      50,000     (11,000)          -           -            -     39,000
Preferred stock converted
to common stock for
consulting services at
$0.39 per share in
August 2004                 (2,000)         (2)      50,000      25,000      (5,500)          -           -            -     19,498
Common stock issued in
exchange for consulting
services at $0.50 per
share in August 2004                                100,000      50,000250                                        50,250
Common stock issued in
exchange for consulting
services at $0.56 per
share in August 2004                                200,000     100,000      12,500           -           -            -    112,500
Common stock issued in
exchange for consulting
services at $0.41 per
share in August 2004                                 92,500      46,250      (8,605)          -           -            -     37,645
Common stock issued in
exchange for consulting
services at $0.52 per
share in September 2004                           1,000,000     500,000      17,500           -           -            -    517,500

 See accompanying notes to unaudited condensed consolidated financial statements

                             APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                           DECEMBER 31, 2005 (Unaudited)
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                           Paid in   Common      Stock         During
                           Preferred  Shares     Common      Common Stock Capital   Stock       Subscription  Development
                           Shares     Amount     Shares      Amount       Amount    Subscribed  Receivable    Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Common stock issued in
exchange for consulting
services at $0.46 per
share in September 2004                               5,000       2,500        (212)           -          -           -       2,288
Common stock issued
pursuant to subscription
at  $0.50 per share in
September 2004                                       40,000      20,000           -            -          -           -      20,000
Preferred shares
converted to common
stock for consulting
services at $0.41
per share in September
2004                         (4,000)         (4)    100,000      50,000       4,000            -          -           -      53,996
Preferred shares issued
in exchange for service
at $25 per share in
September 2004               60,000           6                           1,499,994                                       1,500,000
Warrants issued to
consultants in the
fourth quarter 2004                                                       2,019,862                                       2,019,862
Net Loss                                                  -           -           -            -          - (19,358,259)(19,358,259)
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
September 30, 2004           60,000           6  23,981,054  11,990,527   6,118,993            -     (1,000)(22,815,034) (4,706,508)
                           ========= =========== =========== =========== ===========  ========== =========== =========== ===========

 See accompanying notes to unaudited condensed consolidated financial statements

                             APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                           DECEMBER 31, 2005 (Unaudited)
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                           Paid in   Common      Stock         During
                           Preferred  Shares     Common      Common Stock Capital   Stock       Subscription  Development
                           Shares     Amount     Shares      Amount       Amount    Subscribed  Receivable    Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Common stock issued
in exchange for
consulting services
at $0.68 per share
in October 2004                   -           -     200,000     100,000      36,000            -          -           -     136,000

Common stock returned
to treasury at $0.60
per share, Oct 2004               -           -  (1,069,600)   (534,800)   (107,298)           -          -           -    (642,098)

Common stock issued
in exchange for
consulting services at
$0.60 per share in
October 2004                      -           -      82,500      41,250       8,250            -          -           -      49,500

Common Stock issued
pursuant to subscription
at $0.60 share in
October 2004                      -           -     500,000     250,000      50,000     (300,000)         -           -           -

Common stock issued in
exchange for consulting
services by noteholders
at $0.50 per share
in October 2004                   -           -     532,500     266,250           -            -          -           -     266,250

Common Stock issued
pursuant to subscription
at $0.50 share in
October 2004                      -           -     500,000     250,000           -            -          -           -     250,000

Common Stock issued pursuant
to subscription at $0.45
share in October 2004             -           -   1,000,000     500,000     (50,000)    (450,000)         -           -           -

Common stock issued in
exchange for consulting
services by noteholders
at $0.45 per share
in October 2004                   -           -     315,000     157,500     (15,750)           -          -           -     141,750

Common Stock issued in
exchange for consulting
services at $0.47 share
in November 2004                  -           -     100,000      50,000      (3,000)           -          -           -      47,000


Common Stock issued in
exchange for consulting
services at $0.80 share
in November 2004                  -           -     300,000     150,000      90,000            -          -           -     240,000

Common Stock issued in
exchange for consulting
services at $1.44 share
in November 2004                  -           -     115,000      57,500     108,100            -          -           -     165,600

Common Stock issued in
exchange for employee
services at $1.44 share
in November 2004                  -           -       5,000       2,500       4,700            -          -           -       7,200

 See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                           DECEMBER 31, 2005 (Unaudited)
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                           Paid in   Common      Stock         During
                           Preferred  Shares     Common      Common Stock Capital   Stock       Subscription  Development
                           Shares     Amount     Shares      Amount       Amount    Subscribed  Receivable    Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------

Common Stock issued in
exchange for employee
services at $0.60 share
in November 2004                  -           -      60,000      30,000        6,000      (4,000)         -           -      32,000

Beneficial Conversion
discount relating to
Notes Payable                     -           -           -           -      936,541           -          -           -     936,541

Beneficial Conversion
Feature relating to
Warrants                          -           -           -           -      528,459           -          -           -     528,459

Common stock issued at
$0.016 in exchange for
note payable in December
2004                                              5,500,000   2,750,000   (2,661,500)                                        88,500

Common Stock issued in
exchange for consulting
services at $1.44 share
in December 2004                  -           -   5,796,785   2,898,393    5,418,814           -          -           -   8,317,207

Common stock issued
pursuant to subscription
at  $0.50 per share in
December 2004                     -           -   2,930,000   1,465,000            -    (125,000)         -           -   1,340,000

Warrants issued to
consultants in
December 2004                     -           -                              394,698                                        394,698

Warrants exercised at
$0.10 per share in January
2005                              -           -      25,000      12,500      (10,000)          -          -            -      2,500

Common Stock issued in
settlement of debt at
$0.33 per share in January
2005                              -           -   1,628,789     814,395     (276,895)          -          -            -    537,500

Warrants exercised at
$0.10 per share in January
2005                              -           -      17,500       8,750       (7,000)          -          -            -      1,750

Common Stock issued in
settlement of debt at
$0.33 per share in January
2005                              -           -   2,399,012   1,199,503     (407,830)          -          -            -    791,673

Common Stock issued in
exchange for consulting
services at $1.30 per share
in January 2005                   -           -     315,636     157,818      252,509           -          -                 410,327

Common Stock issued in
settlement of debt at
$0.33 per share in February
2005                              -           -      75,757      37,879      (12,879)          -          -            -     25,000

 See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                           DECEMBER 31, 2005 (Unaudited)
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                           Paid in    Common      Stock        During
                           Preferred  Shares     Common      Common Stock Capital    Stock       Subscription Development
                           Shares     Amount     Shares      Amount       Amount     Subscribed  Receivable   Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Warrants exercised at
$0.10 per share in February
2005                              -           -      20,000      10,000       (8,000)          -          -            -       2,000

Common Stock issued in
settlement of debt at
$0.33 per share in February
2005                              -           -     606,060     303,030     (103,030)          -          -            -     200,000

Warrants exercised at
$0.10 per share in February
2005                              -           -      45,000      22,500      (18,000)          -          -            -       4,500

Common Stock issued in
settlement of debt at
$0.40 per share in February
2005                              -           -   1,500,000     750,000     (150,000)          -          -            -     600,000

Common Stock issued in
settlement of debt at
$0.33 per share in February
2005                              -           -     278,433     139,217      (47,334)          -          -            -      91,883

Common Stock issued in
exchange for consulting
services at $1.17 per share
in February 2005                  -           -      17,236       8,618       11,548           -          -                   20,166

Common stock issued
pursuant to subscription
at $0.50 per share
in February 2005                  -           -     300,000     150,000            -           -          -            -     150,000

Common Stock issued in
exchange for consulting
services at $0.95 per share
in February 2005                  -           -     716,500     358,250      322,425           -          -                  680,675

Common Stock issued in
exchange for consulting
services at $0.95 per share
in February 2005                  -           -     10,500       5,250        4,725           -          -                     9,975

Common stock issued
pursuant to subscription
at $0.50 per share
in March 2005                     -           - 13,202,000   6,601,000            -           -          -            -    6,601,000

Common Stock issued in
exchange for consulting
services at $1.19 per share
in March 2005                     -           -    185,000      92,500       127,650           -          -                  220,150

Options exercised at
$0.60 per share in March
2005                              -           -    100,000      50,000        10,000          -          -            -       60,000

Common Stock issued in
exchange for consulting
services at $0.98 per share
in March 2005                     -           -  1,675,272     837,636       804,131           -          -                1,641,767

 See accompanying notes to unaudited condensed consolidated financial statements

                             APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                           DECEMBER 31, 2005 (Unaudited)
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                           Paid in     Common     Stock        During
                           Preferred  Shares      Common    Common Stock  Capital     Stock      Subscription Development
                           Shares     Amount      Shares        Amount    Amount      Subscribed Receivable   Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------

Common Stock issued in
exchange for consulting
services at $0.92 per share
in March 2005                     -           -     24,333      12,167        10,219           -          -                  22,386

Common Stock issued in
exchange for consulting
services at $0.99 per share
in March 2005                     -           -     15,000       7,500        7,350           -          -                   14,850

Common stock issued
pursuant to subscription
at $0.50 per share
in March 2005                     -           -  1,240,000     620,000            -           -          -            -     620,000

Common stock canceled
For shares issued in
exchange of debt
in March 2005                     -           -   (500,000)   (250,000)           -           -          -            -    (250,000)

Common stock subscribed
Canceled in March 2005            -           -          -           -            -     750,000          -            -     750,000

Common Stock issued in
exchange for consulting
services at $0.89 per share
in March 2005                     -           -     10,000       5,000        3,900           -          -            -       8,900

Adjust common stock par
value from $0.50 to
$0.001 per share, per
amendment of articles
dated March 2005                 -           -           - (32,312,879)  32,312,879           -          -            -           -

Beneficial Conversion
discount relating to
Notes Payable in March
2005                             -           -           -           -    4,179,554           -          -            -   4,179,554

Beneficial Conversion
Feature relating to
Warrants in March 2005           -           -           -           -    3,191,446           -          -            -   3,191,446

Stock options granted
to employees in exchange
for services rendered, at
exercise price below fair
value of common stock
in March 2005                    -           -           -           -      180,000           -          -           -      180,000

Common Stock issued in
exchange for consulting
services at $0.80 per share
in April 2005                    -           -     160,000         160       127,840         -           -           -      128,000

Common Stock issued in
exchange for consulting
services at $0.80 per share
in April 2005                    -           -      40,000          40        31,960         -           -           -       32,000

See accompanying notes to unaudited condensed consolidated financial statements

                             APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                           DECEMBER 31, 2005 (Unaudited)
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                           Paid in     Common     Stock        During
                           Preferred  Shares      Common    Common Stock  Capital     Stock      Subscription Development
                           Shares     Amount      Shares        Amount    Amount      Subscribed Receivable   Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Common Stock issued in
exchange for consulting
services at $0.75 per share
in April 2005                      -           -    850,000         850       636,650         -           -           -     637,500

Common Stock issued in
exchange for consulting
services at
$0.33 per share in April
2005                              -           -     500,000         500      164,500          -          -            -     165,000

Common Stock canceled during
April 2005, previously
issued for services
rendered at $3.42 per share       -           -     (10,000)        (10)      (34,190)        -           -           -     (34,200)

Common Stock issued in
settlement of debt at
$0.33 per share in April
2005                              -           -      75,758          77       24,923    (25,000)          -            -          -

Common Stock issued in
exchange for consulting
services at $0.68 per share
in April 2005                     -           -      50,000          50        33,950         -           -           -      34,000

Proceeds received against
subscription Payable in
June 2005                         -           -           -           -             -   118,000           -           -     118,000

Common Stock canceled in
June 2005, previously
issued for services
rendered at $0.50 per share       -           -     (10,000)        (10)       (4,990)        -           -           -      (5,000)

Cancellation of previously
granted stock options granted
to employees for services
rendered, at exercise price
below fair value of common stock  -           -           -           -      (180,000)        -           -           -    (180,000)

Warrants issued to consultants
and Employees during the quarter
ended June 30, 2005               -           -           -           -       849,046         -           -           -     849,046

Common Stock issued in
exchange for consulting
services at $0.60 per share
in July 2005                      -           -     157,000         157        94,043         -           -           -      94,200

Common Stock issued in
exchange for intellectual
property at $0.67 per share
in July 2005                      -           -  36,000,000      36,000    24,084,000         -           -           -  24,120,000

Common Stock issued in
exchange for consulting
services at $0.60 per share
in July 2005                      -           -     640,000         640       383,360         -           -           -     384,000

Common Stock issued in
exchange for employee
services at$0.48 per share in July
2005                              -           -   8,000,000       8,000     3,832,000         -           -           -   3,840,000

 See accompanying notes to unaudited condensed consolidated financial statements

                           APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                           DECEMBER 31, 2005 (Unaudited)
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                           Paid in     Common     Stock        During
                           Preferred  Shares      Common    Common Stock  Capital     Stock      Subscription Development
                           Shares     Amount      Shares         Amount    Amount      Subscribed Receivable   Stage        Total
                         --------  ----------  ----------- ----------  -----------  ---------  ----------   ----------- -----------
Common Stock issued in
exchange for consulting
services at $0.94 per share
in September 2005               -           -      121,985        122      168,217          -           -            -      168,339

Common Stock issued in
exchange for consulting
services at$0.48 per share in August
2005                            -           -      250,000        250      119,750          -           -            -      120,000

Common Stock penalty shares
issued pursuant to pending
SB-2 registration
at $0.62 per share in
September 2005                  -           -      814,158        814      501,858          -           -            -      502,672

Common Stock penalty shares
issued pursuant to pending
SB-2 registration
at $0.70 per share in
September 2005                  -           -      391,224        391      273,466          -           -            -      273,857

Common Stock issued in
exchange for consulting
services at $0.94 per share
in September 2005               -           -      185,000        185      173,715          -           -            -      173,900

Common Stock returned in
September 2005, previously
issued for services
rendered at $0.40 per share     -           -     (740,000)      (740)    (353,232)    56,000       1,000            -     (296,972)

Adjustment to
warrants previously issued
and canceled during the year
ended Sept 30, 2005             -           -            -          -     (287,440)         -           -            -     (287,440)

Net Loss                        -           -            -          -            -          -           -   (52,610,380)(52,610,380)
                         --------  ----------  ----------- ----------  -----------  ---------  ----------   ----------- -----------
Balance as of September
30, 2005                   60,000  $        6  112,230,392 $  112,230  $81,879,801  $  20,000    $      -  $(75,425,414) $6,586,623
                         ========  ==========  =========== ==========  ===========  =========  ==========  ============  ==========

 See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                           DECEMBER 31, 2005 (Unaudited)
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                           Paid in     Common     Stock        During
                           Preferred  Shares      Common    Common Stock  Capital     Stock      Subscription Development
                           Shares     Amount      Shares        Amount    Amount      Subscribed Receivable   Stage        Total
                          --------  ---------- ------------ ----------- ------------  ---------  --------- ------------  ----------
Common stock issued
pursuant to subscription
at $0.50 per share
in October 2005                  -           -      400,000         400      199,600   (200,000)         -            -           -

Common Stock issued in
exchange for consulting
services at $0.75 per share
in October 2005                  -           -      100,000         100       74,900          -          -            -      75,000

Common Stock returned in
October 2005, previously
issued for services
rendered at $0.60 per share      -           -     (350,000)       (350)    (209,650)         -          -            -    (210,000)

Common stock issued
pursuant to subscription
at $0.50 per share
in December 2005                 -           -       40,000          40       19,960    (20,000)         -            -           -

Common Stock penalty shares
issued pursuant to pending
SB-2 registration
at $0.51 per share in
December 2005                    -           -      505,854         506      257,481          -          -            -     257,987

Fair value related to
warrants issued in
November 2005                    -           -            -           -      563,750          -          -            -     563,750

Net Loss                         -           -            -           -            -          -          -   (2,444,489) (2,444,489)
                          --------  ---------- ------------ ----------- ------------  ---------  --------- ------------  ----------
Balance as of December
31, 2005                    60,000  $        6  112,926,246 $   112,926 $ 82,785,842  $(200,000) $       - $(77,869,903) $4,828,871
                          ========  ========== ============ =========== ============  =========  ========= ============  ==========

See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                   (Continued)

                                                                                                                    For the period
                                                                                                                     September 16,
                                                                                                                     2002 (date of
                                                                                                                       inception)
                                                                                  For The Three Months Ended             through
                                                                                        December 31,                   December 31,
                                                                                    2005               2004               2005
                                                                                    ----               ----               ----
Cash flows from operating activities:
Net loss from operating activities ........................................      $ (2,444,489)     $(12,365,136)    $(77,869,903)
Adjustments to reconcile net loss to net cash used in Operating activities:
Depreciation ..............................................................           336,942             4,721          690,210
Organizational Expenses ...................................................                                               88,500
Preferred Shares issued in exchange for service ...........................               --                --         1,500,000
Warrants issued to consultants and note holders............................           563,750           394,698        3,539,916
Amortization of beneficial conversion feature-convertible notes............               --          1,515,000       10,461,000
Common stock issued:
 in exchange for consultant services rendered .............................            75,000         9,366,507       30,681,373
 in connection with costs of  acquiring intangible assets .................               --                --        14,689,100

 in connection with issuance of penalty shares pursuant
to pending SB-2 registration...............................................           257,986               --         1,034,515
Common stock canceled-previously issued for services rendered .............          (210,000)         (642,605)        (973,845)

Changes in Assets and Liabilities:
 Other current receivables.................................................            (4,975)              --           (17,404)
 Other assets..............................................................               --                --           (13,890)

Increase (decrease) in:
 Restricted cash related to stock subscription escrow......................               --         (1,065,318)            --
 Increase in due related parties ..........................................            53,805             1,523           94,558
 Accounts payable and accrued liabilities .................................           958,611         1,203,816        2,993,416
                                                                                 ------------      ------------     ------------
Net cash used in operating activities .....................................          (413,370)       (1,586,794)     (13,102,454)


Cash flows from investing activities:
 Security deposits ........................................................            (9,397)          (24,026)         (23,659)
 Capital expenditures .....................................................             6,103               --            (6,647)
 Payments for patent filing ...............................................               --             (4,347)         (25,698)
                                                                                 ------------      ------------     ------------
Net cash used in investing activities .....................................            (3,294)          (28,373)         (56,004)

Cash flows from financing activities:
Proceeds from sale of common stock, net of cost ...........................               --                --           432,000
Proceeds from subscription of common stock ................................               --            250,000        9,204,000
Proceeds from sale of options .............................................               --             36,000          311,750
Proceeds from loans .......................................................           550,000         1,390,000        3,300,000
Repayment of note payable..................................................               --                --           (24,854)
Advances from shareholders ................................................                                 --           100,088
                                                                                 ------------      ------------      ------------
Net cash provided by financing activities .................................           550,000         1,676,000       13,322,984


Net increase in cash and cash equivalents .................................           133,336            60,833          164,526
Cash and cash equivalents at beginning of period ..........................            31,190             1,832              --
Cash and cash equivalents at end of period ................................      $    164,526       $    62,665     $    164,526
                                                                                 ============      ============      ============

Supplemental Disclosures of Cash Flow Information:
Cash paid during period for interest ......................................               --                --               --
Cash paid during period for taxes .........................................               --                --               --

Non-cash transaction
Common stock issued for services ..........................................            75,000         9,366,507       30,681,373
Common stock issued in exchange for intellectual property                                 --                --         9,430,900
Common stock issued in exchange for previously incurred debt                              --                --         3,109,533
Common stock penalty shares issued pursuant to pending SB-2 registration              257,986               --         1,034,515


                                       F-18

Common stock canceled-previously issued for services rendered .............          (210,000)         (642,605)      (973,845)
Common stock retired ......................................................               --                --               --
Amortization of beneficial conversion feature..............................               --          1,515,000       10,461,000
Preferred Shares in exchange for services..................................               --                --         1,500,000
Warrants issued to consultants ............................................           563,750           394,698        3,539,916

Acquisition:
Common stock retained .....................................................                                 --             1,015
Assets acquired ...........................................................                                 --              (135)
                                                                                                   ------------      ------------
Total consideration paid ..................................................                                 --               880
                                                                                                   ------------      ------------
Organization expenses - note issued in exchange of shares retired .........                                 --            88,500

Common stock issued in exchange for note payable ..........................               --             88,500           88,500

 See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB, and therefore, do not include all the information necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended December 31, 2005 is not necessarily indicative of the results that may be expected for the year ended September 30, 2006. The unaudited condensed consolidated financial statements should be read in conjunction with September 30, 2005 financial statements.

Business and Basis of Presentation

On September 16, 2002, Applied DNA Sciences, Inc. (the "Company") was incorporated under the laws of the State of Nevada. The Company is in the development stage, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to developing DNA embedded biotechnology security solutions in the United States. To date, the Company has generated nominal sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2005, the Company has accumulated losses of $77,869,903.

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiary ProHealth Medical Technologies, Inc. Significant inter-company transactions have been eliminated in consolidation.

Reclassification

Certain prior period amounts have been reclassified for comparative purposes.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended September 30, 2003 and for the subsequent periods.

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

The Company did not grant any stock options to employees during the period ended December 31, 2005. Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows :

                                                                             For the Period
                                                                             September, 16
                                                                             2002 (Date of
                                            For The Three     For The Three    Inception
                                            Months ended     Months ended       through
                                             December 31,     December 31,    December 31,
                                                2005             2004            2005
                                           ----------------------------------------------------
Net loss - as reported                     $    (2,444,489) $  (12,365,136) $   (77,869,903)
Add: Total stock based employee
compensation expense as reported under
intrinsic value method ( APB No. 25)                     -               -                -

Deduct: Total stock based employee
compensation expense as reported under
fair value method ( APB No. 123)                         -               -       (1,836,222)

                                           ---------------- --------------- -------------------
Net loss - Pro Forma                       $    (2,444,489) $  (12,365,136) $   (79,706,125)
                                           ================ =============== ===================
Net loss attributable to common
stockholders - Pro Forma                   $    (2,444,489) $  (12,365,136) $   (79,706,125)
                                           ================ =============== ===================

Basic (and assuming dilution) loss

per share - as reported                    $         (0.02) $        (0.45) $         (1.94)
                                           ================ =============== ===================
Basic (and assuming dilution) loss

per share - Pro Forma                      $         (0.02) $        (0.45) $         (1.99)
                                           ================ =============== ===================


                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. Management has not determined the impact that this statement will have on Company's consolidated financial statements.

New Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

SFAS 123R. On March 31, 2004 the Financial Accounting Standards Board ("FASB") issued its exposure draft, "Share-Based Payments", which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair value. The FASB issued the final standard in December 2004 that is effective for small business issuers for annual periods beginning after December 15, 2005. The Company has not yet assessed the impact of adopting this new standard.

SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate that

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 152. In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

NOTE B - INTANGIBLE ASSET AMORTIZATION

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

On July 12, 2005, the Company acquired certain intellectual properties from Biowell Technology, Inc. ("Biowell") through an Asset Purchase Agreement ("Agreement") in exchange for 36 million shares of the Company's restricted common stock having an aggregate fair value at the date of issuance of $24,120,000. The value of the acquired intangible assets was $9,430,900, with the balance of the purchase price, or $14,689,100, charged to operations as a cost of the transaction.

The identifiable intangible assets acquired and their carrying value at December 31, 2005 are:


                                                                      Weighted
                                                                      Average
                   Gross                                            Amortization
                 Carrying      Accumulated                Residual     Period
                  Amount       Amortization       Net       Value      (Years)
               ------------- --------------- ------------ ---------- ----------
 Amortizable
 Intangible
 Assets:
 Trade secrets
 and developed
 technologies   $9,430,900       $673,636      $8,757,264         -     7

 Patents            34,257         13,490          20,767         -     5
                ----------     ----------      ----------
 Total
 Amortized
 Identifiable
 Intangible     $9,465,157       $687,126      $8,778,031         -     6.99
                ==========      =========      ==========         -
 Assets


Total amortization expense charged to operations for the three months ended December 31, 2005 and 2004 were $ 338,545 and $4,370 respectively.

Estimated amortization expense as of September 30, 2005 is as follows:
         2006                        $ 1,357,279
         2007                          1,357,279
         2008                          1,349,748
         2009                          1,349,271
         2010 and after                3,704,998
         Total                      $  9,116,575
                                    ============

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE C - NOTES PAYABLE

At December 31, 2005, notes payable are as follows:
                                                                                                 (Unaudited)
                                                                                                 -----------
Note  payable,  unsecured,  currently  in default,  payable from August 1, 2005, right to convert to 180,000 shares of restricted  stock in lieu of cash, rate of interest
4%.                                                                                              $   410,429

Note  payable,  secured by all Company  assets , payable from  November 3, 2005, repayment due upon the earlier of $750,000 in new financing or by April 1, 2006,
rate of interest 16% per annum (see Note E)%.                                                        550,000
                                                                                                 -----------
                                                                                                     960,429
Less: current portion                                                                                960,429
                                                                                                 -----------
Note Payable - long-term                                                                         $         -
                                                                                                 ===========

NOTE D - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with a $.001 par value per share. The Company is authorized to issue 250,000,000 shares of common stock, with a $0.001 par value per share as the result of a shareholder meeting conducted on February 14, 2005. Prior to the February 14, 2005 share increase and par value change, the Company had 100,000,000 authorized shares with a par value of $0.50. In February 2005, the Company passed a resolution authorizing change in the par value per common shares from $0.50 per share to $0.001 per share.

During the period September 16, 2002 through September 30, 2003, the Company issued 100,000 shares of common stock in exchange for reimbursement of services provided by the founders of the Company. The Company valued the shares issued at approximately $1,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October, 2002, the Company issued 10,178,352 shares of common stock in exchange for the previously issued 100,000 shares to the Company's founders in connection with the merger with Prohealth Medical Technologies, Inc (see Note
B).

In October, 2002 the Company canceled 100,000 shares of common stock issued to the Company's founders.

In October 2002 the Company issued 602,000 shares of common stock in exchange for services valued at $0.065 per share. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

In November and December 2002, the Company issued 876,000 shares of common stock in exchange for subscription at $0.065 per share. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In January 2003, the Company canceled 836,000 shares of common stock previously issued in exchange for consulting services.

In January 2003, the Company issued 1,500,000 shares of common stock in exchange for a licensing agreement . The Company valued the shares issued at approximately $.065 per share, which represents the fair value of the license received which did not differ materially from the value of the stock issued. The Company charged the cost of the license to operations.

In January 2003, the Company issued 586,250 shares of common stock in exchange for consulting services. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.13 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In February 2003, the Company issued 9,000 shares of common stock in exchange for consulting services. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2003, the Company issued 10,140,000 shares of common stock to Company's founders in exchange for services. In accordance with EITF 96-18 the measurement date to determine fair value was in September 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.0001 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2003, the Company issued 91,060 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $2.53 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2003, the Company issued 6,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.065 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued. In March 2003, the Company received subscription for 18,000 shares of common stock in exchange for cash at $1 per share.

On April 1, 2003, the Company issued 860,000 shares of common stock in exchange for consulting services provided to the Company. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

On April 9, 2003, the Company issued 18,000 shares of common stock in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

On April 9, 2003, the Company issued 9,000 shares of common stock in exchange for consulting services provided to the Company. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

On April 23, 2003, the Company issued 5,000 shares of common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $2.50 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On June 12, 2003, the Company issued 10,000 shares common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $2.50 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On June 17 2003, the Company issued 50,000 shares of common stock in exchange for cash at $1.00 per share.

On June 30, 2003, the Company issued 270,000 shares of common stock in exchange for consulting services provided to the Company. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

On June 30, 2003, the Company received $10,000 as subscription for options to purchase the Company's common stock at $1.00 per share.

In June, 2003, the Company received $48,000 in connection with a subscription to purchase the Company's common stock pursuant to a private placement.

In connection with the Company's acquisition of ProHealth, the controlling owner of ProHealth granted the Company an option to acquire up to 8,500,000 shares of the Company's common stock in exchange for $100,000 (see Note B). The option expires on December 10, 2004. On June 30, 2003, the Company exercised its option and acquired 7,500,000 common shares under this agreement in exchange for an $88,500 convertible promissory note payable to the former controlling owner. The Company has an option through December 10, 2004 to acquire the remaining 1,000,000 shares from the former controlling owner in exchange for $11,500. On June 30, 2003, the Company retired the 7,500,000 shares common acquired pursuant to the option agreement.

In July 2003 the Company issued 213,060 shares of common stock for consulting services provided to the Company. The Company valued the shares issued at approximately $2.01 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
                               NOTES TO CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

In July 2003, the Company canceled 24,000 shares of common stock, previously issued for services valued at $2.50 per share.

In July 2003, the Company received $20,000 in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

In July 2003, the Company issued 10,000 shares of common stock for cash previously subscribed at $1.00 per share.

In August 2003, the Company issued 172,500 shares of common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $2.38 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued

In August 2003, the Company received $29,000 in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

In September 2003, the Company issued 395,260 shares of common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $2.42 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In September 2003, the Company issued 19,200 shares of common stock for cash previously subscribed at $2.50 per share.

In September 2003, the Company issued 6,400 shares of common stock issued in exchange for cash at $2.50 per share pursuant to private placement.

In September 2003, the Company received $95,000 in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

In September 2003, the Company received $2,600 in connection with a subscription to purchase the Company's common stock pursuant to a private placement.

The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2003, the Company issued 15,000 shares of convertible preferred stock in exchange for services. The Company valued the shares issued at the $15 par value and recorded the value for services when the shares were converted into common shares as identified below.

In October 2003, the Company issued 287,439 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $2.85 per share for a total of $820,418, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2003, the Company issued 120,000 shares of common stock for shares previously subscribed at $2.50 per share in September 2003. In October 2003, the Company canceled 100,000 shares of common stock previously issued in exchange for services at $2.50 per share.

                            APPLIED DNA SCIENCES, INC
                               NOTES TO CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

In November 2003, the Company issued 100,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $3.00 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2003, the Company sold 100,000 shares of common stock subscribed for cash at $2.50 per share pursuant to private placement.

In December 2003, the Company sold 6,400 shares of common stock subscribed for cash at $2.50 per share pursuant to private placement.

In December 2003, the Company issued 2,125,500 shares of common stock in exchange for consulting services. . The Company valued the shares issued at approximately $2.59 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In December 2003, the Company received $104,000 in exchange for a common stock subscription at $2.50 per share pursuant to private placement.

In January 2004, the Company issued 41,600 shares of common stock at $2.50 share pursuant to a subscription made on December 2003.

In January 2004, the Company issued 13,040 shares of common stock at $2.95 per share in exchange for consulting services valued at $38,468.

In January 2004, the Company issued 123,000 shares of common stock at $2.60 per share in exchange for consulting services valued at $319,800.

In January 2004, the Company issued 1,000 shares of common stock at $3.05 per share in exchange for consulting services valued at $3,050.

In February 2004, the Company issued 6,283 shares of common stock at $3.07 per share in exchange for employee services valued at $19,288.

In March 2004, the Company issued 44,740 shares of common stock at $3.04 per share in exchange for consulting services valued at $136,010.

In March 2004, the Company issued 55,000 of common stock for options exercised at $1.00 per share.

In March 2004, the Company issued 5,443 shares of common stock at $3.00 per share in exchange for employee services valued at $16,344.

In March 2004, the Company issued 5,769 shares of common stock at $3.15 per share in exchange for employee services valued at $18,177.

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

In March 2004, the Company converted 5,000 preferred shares into 125,000 shares of common stock at $3.00 per share in exchange for employee services valued at $375,000.

In March 2004, the Company issued 8,806 shares of common stock at $3.03 per share in exchange for employee services valued at $26,639.

In April 2004, the Company issued 22,500 shares of common stock at $0.10 for subscription of warrants to be exercised.

In April 2004, the Company issued 9,860 shares of common stock at $2.58 per share in exchange for employee services valued at $25,441.

In April 2004, the Company issued 11,712 shares of common stock at $2.35 per share in exchange for consulting services valued at $27,523.

In April 2004, the Company issued 367,500 shares of common stock at $1.50 per share in exchange for consulting services valued at $551,250.

In April 2004, the Company retired 50,000 shares of common stock previously issued for consulting services at $0.065 per share or $3,250.

In May 2004, the Company converted 4,000 preferred shares into 100,000 shares of common stock at $1.01 per share in exchange for consulting services valued at $101,250.

In May 2004, the Company issued 10,000 shares of common stock at $0.10 per share in a stock subscription for $1,000.

In May 2004, the Company issued 137,000 shares of common stock at $0.86 per share in exchange for consulting services valued at $119,233.

In May 2004, the Company issued 26,380 shares of common stock at $1.15 per share in exchange for consulting services valued at $30,337.

In June 2004, the Company retired 5,000 shares of common stock previously issued for consulting services at $0.065 per share or $325.

In June 2004, the Company issued 270,500 shares of common stock at $0.67 per share in exchange for consulting services valued at $180,560.

In June 2004, the Company issued 8,000 shares of common stock at $0.89 per share in exchange for consulting services valued at $7,120.

In June 2004, the Company issued 50,000 shares of common stock at $0.645 per share in exchange for consulting services valued at $32,250.

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

In June 2004, the Company sold 250,000 shares of common stock at $1.00 per share for total proceeds of $250,000 pursuant to private placement.

In July 2004, the Company issued 100,000 shares of common stock at $0.54 per share in exchange for consulting services valued at $54,000.

In July 2004, the Company issued 5,000 shares of common stock at $0.72 per share in exchange for consulting services valued at $3,600.

In July 2004, the Company issued 100,000 shares of common stock at $0.47 per share in exchange for consulting services valued at $47,250.

In August 2004, the Company converted 2,000 preferred shares into 50,000 shares of common stock at $0.39 in exchange for consulting services valued at $19,500.

In August 2004, the Company issued 100,000 shares of common stock at $0.39 in exchange for consulting services valued at $39,000.

In August 2004, the Company issued 100,000 shares of common stock at $0.50 in exchange for consulting services valued at $50,250.

In August 2004, the Company issued 200,000 shares of common stock at $0.56 in exchange for consulting services valued at $112,500.

In August 2004, the Company issued 92,500 shares of common stock at $0.41 in exchange for consulting services valued at $37,645

In September 2004, the Company issued 1,000,000 shares of common stock at $0.52 in exchange for consulting services valued at $517,500.

In September 2004, the Company issued 45,000 shares of common stock at $0.50 in exchange for consulting services valued at $22,288.

In September 2004, the Company converted 4,000 preferred shares into 100,000 shares of common stock at $0.54 in exchange for consulting services valued at $54,000.

In September 2004, the Company issued 60,000 convertible preferred shares at $25.00, in exchange for consulting services valued at $1,500,000.

In October 2004, the Company issued 200,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.68 per share for a total of $136,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

In October 2004, shareholders returned 1,069,600 shares to treasury issued earlier in exchange for services valued at $642,098.

In October 2004, the Company issued 82,500 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.60 per share for a total of $49,500, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2004, the Company sold 500,000 shares of common stock subscribed for cash at $0.60 per share pursuant to private placement.

In October 2004, the Company issued 532,500 shares of common stock to existing noteholders. The Company valued the shares issued at approximately $0.50 per share for a total of $266,250.

In October 2004, the Company sold 500,000 shares of common stock subscribed for cash at $0.50 per share pursuant to private placement.

In October 2004, the Company sold 1,000,000 shares of common stock subscribed for cash at $0.45 per share pursuant to private placement.

In October 2004, the Company issued 315,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.45 per share for a total of $141,750, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 100,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.47 per share for a total of $47,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 300,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.80 per share for a total of $240,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 115,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $1.44 per share for a total of $165,600, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 5,000 shares of common stock in exchange for employee services. The Company valued the shares issued at approximately $1.44 per share for a total of $7,200, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 60,000 shares of common stock in exchange for employee services. The Company valued the shares issued at approximately $0.60 per share for a total of $36,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

In December 2004, the Company issued net 5,500,000 shares of common stock for default as per terms of notes payable for $88,500. Out of total, 3,500,000 shares were retained in escrow on behalf of another party for future deferred compensation.

In December 2004, the Company issued 5,796,785 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $1.44 per share for a total of $8,317,207, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In December 2004, the Company issued 2,930,000 shares of common stock subscribed for cash at $0.50 per share pursuant to the exercise terms of a promissory note payable.

During the three months ended March 31, 2005, we issued 107,500 shares of common stock for warrants exercised at $0.10 share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In January 2005, we issued 25,000 shares of common stock for warrants exercised at $0.10 share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In January 2005, we retired $537,500 of convertible notes payable for 1,628,789 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In January 2005, we issued 17,500 shares of common stock for warrants exercised at $0.10 share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In January 2005, we retired $791,673 of convertible notes payable for 2,399,012 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In January, 2005, the Company issued 315,636 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $1.30 per share for a total of $410,327, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In February 2005, we retired $25,000 of convertible notes payable for 75,757 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In February 2005, we issued 20,000 shares of common stock for warrants exercised at $0.10 share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In February 2005, we retired $200,000 of convertible notes payable for 606,060 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In February 2005, we issued 45,000 shares of common stock for warrants exercised at $0.10 share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

In February 2005, we retired $600,000 of convertible notes payable for 1,500,000 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.40 per share.

In February 2005, we retired $91,883 of convertible notes payable for 278,433 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In February, 2005, the Company issued 17,236 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $1.17 per share for a total of $20,166, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In February, 2005, the Company issued 300,000 shares of common stock subscribed for cash at $0.50 per share for a total of $150,000 pursuant to the exercise terms of a promissory note payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In February, 2005, the Company issued 716,500 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.95 per share for a total of $680,675, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In February, 2005, the Company issued 10,500 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.95 per share for a total of $9,975, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March, 2005, the Company issued 13,202,000 shares of common stock subscribed for cash at $0.50 per share for a total of $6,601,000 pursuant to the exercise terms of a promissory note payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In March, 2005, the Company issued 185,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $1.19 per share for a total of $220,150, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2005, we issued 100,000 shares of common stock for options exercised at $0.60 share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In March, 2005, the Company issued 1,675,272 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.98 per share for a total of $1,641,767, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March, 2005, the Company issued 24,333 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.92 per share for a total of $22,386, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March, 2005, the Company issued 15,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.99 per share for a total of $14,850, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

In March, 2005, the Company issued 1,240,000 shares of common stock subscribed for cash at $0.50 per share for a total of $620,000 pursuant to the exercise terms of a promissory note payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In March, 2005, the Company canceled shares previously issued within the quarter for exchange of debt valued at $250,000.

In March, 2005, the Company issued 10,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.89 per share for a total of $8,900, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

The Company recognized an imbedded beneficial conversion feature present in the January/February Offering note ("January/February PPM"). The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of 4,179,554 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Bridge Offering. The debt discount attributed to the beneficial conversion feature was fully amortized over the fiscal first quarter period as interest expense.

The Company  recognized the value  attributable to the warrants in the amount of
$3,191,446   to  additional   paid  in  capital  and  a  discount   against  the
January/February 2005 PPM.

In March, 2005, the Company granted an aggregate of 300,000 stock options to employees that vested immediately. The exercise prices of the stock options granted were below the fair value of the Company's common stock at the grant date. Compensation expense of $180,000 and $0 was charged to operations during the period ended March 31, 2005 and 2004, respectively.

In April, 2005, the Company issued 160,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.80 per share for a total of $128,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In April, 2005, the Company issued 40,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.80 per share for a total of $32,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In April, 2005, the Company issued 850,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.75 per share for a total of $637,500, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In April 2005, we retired $165,000 of convertible notes payable for 500,000 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In April, 2005, a shareholder returned 10,000 shares previously issued for services valued at $34,200 in exchange for a cash settlement.

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

In April 2005, we retired convertible notes payable for 75,758 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In April 2005, the Company issued 50,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.68 per share for a total of $34,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In June 2005, a shareholder returned 10,000 shares previously issued for services valued at $5,000.

In June 2005, the Company cancelled 300,000 stock options previously granted valued at $180,000. In accordance with EITF 96-18 the measurement date to determine fair value was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In July 2005, the Company issued 157,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.60 per share for a total of $94,200, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In July 2005, the Company issued 36 million shares in exchange for intellectual property at approximately $0.67 per share for a total of $24,120,000.

In July 2005, the Company issued 640,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.60 per share for a total of $384,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.


In July 2005, the Company issued 8,000,000 shares of its common stock without restriction to employees in exchange for services rendered. . The Company valued the shares issued at approximately $0.48 per share for a total of $3,840,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued. The Company is investigating the circumstances surrounding the issuance of the shares and the possible subsequent resale of certain of the shares on the open market and the possibility of violations of securities laws. (see Note G).


In July 2005, the Company issued 121,985 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.94 per share for a total of $168,339, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In August 2005, the Company issued 250,000 shares of its common stock to consultants in exchange for services rendered. The Company valued the shares issued at approximately $0.48 per share for a total of $120,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued. The Company is investigating the circumstances surrounding the issuance of the shares and the possible subsequent resale of certain of the shares on the open market and the possibility of violations of securities laws.(see Note G).

In September 2005, the Company issued 814,158 penalty shares pursuant to the pending SB-2 registration terms. In connection with the 7,371,000 million convertible debt financing in the quarter ended March 30, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

at the rate of 3.5% per month on the face value of the Notes for the month of July and August 2005. The Company valued the shares issued at approximately $0.62 per share for a total of $502,672.

In September 2005, the Company issued 391,224 penalty shares pursuant to the pending SB-2 registration terms. In connection with the 7,371,000 million convertible debt financing in the quarter ended March 30, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of September 2005. The Company valued the shares issued at approximately $0.70 per share for a total of $273,857.

In September 2005, the Company issued 185,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.94 per share for a total of $173,900, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In September, 2005, the Company cancelled 740,000 shares previously issued for services valued at $296,972.

In September, 2005, the Company cancelled warrants previously issued valued at $287,440.

In October, 2005, the Company issued 400,000 shares of common stock subscribed for cash at $0.50 per share for a total of $200,000 pursuant to the terms of a subscription payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In October 2005, the Company issued 100,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.75 per share for a total of $75,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2005, the Company cancelled 350,000 shares previously issued for services valued at $210,000.

In December, 2005, the Company issued 40,000 shares of common stock subscribed for cash at $0.50 per share for a total of $20,000 pursuant to the terms of a subscription payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In December 2005, the Company issued 505,854 penalty shares pursuant to the pending SB-2 registration terms. In connection with the 7,371,000 million convertible debt financing in the quarter ended March 31, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of September 2005. The Company valued the shares issued at approximately $0.51 per share for a total of $257,985. Upon the one year anniversary of the investor proceeds receipt date, all penalty shares will terminate. No additional penalty shares shall accrue subsequent to February 15, 2006.


In December 2005, the Company recognized the value attributable to the warrants in the amount of $563,750 to additional paid in capital related to the November 2005 Note Payable (see Note C).

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE E - STOCK OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to shareholders of the Company. These warrants were granted in lieu of cash compensation for services performed or financing expenses in connection with the sale of the Company's common stock and placement of convertible debentures..

                                    Warrants Outstanding                                        Warrants Exercisable
                                                  Weighted Average             Weighted          Weighted
                              Number          Remaining Contractual           Average            Number         Average
    Exercise Prices         Outstanding             Life (Years)          Exercise Price     Exercisable   Exercise Price
          $0.10                 105,464                    3.54       $          0.10            105,464     $         0.10
          $0.20                   5,000                    2.88       $          0.20              5,000     $         0.20
          $0.50               5,550,000                    4.85       $          0.50          5,550,000     $         0.50
          $0.60               9,132,000                    3.38       $          0.60          9,132,000     $         0.60
          $0.70                 750,000                    1.58       $          0.70            750,000     $         0.70
          $0.75              17,727,000                    3.75       $          0.75         17,727,000     $         0.75
          $1.00                 100,000                    0.79       $          1.00            100,000     $         1.00
                                -------                                                          -------
                             33,369,464                                                       33,369,464

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE E - STOCK OPTIONS AND WARRANTS (continued)

Transactions involving warrants are summarized as follows:

                                                                                        Weighted Average Price
                                                              Number of Shares          Per Share
Balance, September 30, 2003                                         383,500        $        1.38
                                                               ------------                 ----
Granted                                                           4,574,753                 0.58
Exercised                                                           (88,000)                1.00
Canceled or expired                                                       -                    -
                                                               ------------                    -
Balance, September 30, 2004                                       4,870,253        $        0.63
                                                               ------------                 ----
Granted                                                          24,453,000                 0.71
Exercised                                                          (207,500)                0.34
Canceled or expired                                              (1,033,786)                0.65
                                                               ------------                 ----
Balance, September 30, 2005                                      28,081,967        $        0.70
                                                                                            ----
Granted                                                           5,500,000                 0.50
Exercised                                                                 -                                -
Canceled or expired                                                (212,503)                1.31
                                                                -----------                 ----
Balance, December 31, 2005                                       33,369,464        $        0.67
                                                                                            ----

In the quarter ended December 31, 2005, the Company issued 5,500,000 warrants to the holders of the Company's $550,000 notes payable (see Note C) with a $0.50 exercise price and a five year life. For the first 36 months, the warrants include anti dilution protection assuming no adjustment in the exercise price per share of Common Stock upon any reverse split of the Company's common stock. The estimated value of the warrants granted to Note holders was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 5 years, a risk free interest rate of 4.55%, a dividend yield of 0% and volatility of 42.8%. The amount of the expense charged to operations for warrants was $563,750 and $394,698, respectively, for the three months ended December 31, 2005 and 2004.


Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

                                Options Outstanding                                     Options Exercisable
                                -------------------                                     -------------------
                                            Weighted Average         Weighted                        Weighted
    Exercise Prices        Number        Remaining Contractual        Average         Number          Average
    ---------------
                        Outstanding           Life (Years)        Exercise Price    Exercisable   Exercise Price
                        -----------           ------------        --------------    -----------   --------------
            $ .68         3,660,000              3.75                 $ .68           3,660,000           $.68



Transactions involving stock options issued to employees are summarized as follows:

                                                                                            Weighted Average
                                                                    Number of Shares         Price Per Share
       Outstanding at October 1, 2003                                              -                    $  -
          Granted                                                          3,660,000                     .68
          Exercised                                                                -                       -
          Cancelled or expired                                                     -                       -
                                                                   -----------------        ----------------
       Outstanding at September 30, 2005                                   3,660,000                    $.68
                                                                   =================        ================
          Granted                                                                  -                       -
          Exercised                                                                -                       -
          Cancelled or expired                                                     -                       -
                                                                   -----------------        ----------------
       Outstanding at September 30, 2005                                   3,660,000                    $.68
                                                                   =================        ================


                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE F- RELATED PARTY TRANSACTIONS

As part of the Biowell acquisition, the Company entered into a consulting agreement with Timpix International Limited for the consulting services of three former Biowell employees, Jun-Jei Sheu, Ben Liang and Johnson Chen. The consulting agreement is for the shorter of two years, or until all of the consultants  have  obtained  a visa to work in the  United  States  and  execute employment agreements with the Company. Such consulting agreement shall automatically renew for one year periods until terminated. Pursuant to the consulting agreement, the Company shall pay $47,000 per month, which is apportioned at $20,000 per month for Mr. Sheu, $15,000 per month for Mr. Liang and $12,000 per month for Mr. Chen. In October 2005, Biowell waived all accrued and future consulting charges and receive only travel reimbursements from the company. Messrs. Sheu, Liang or Chen anticipate becoming employees at a later date in 2006. Travel costs totaled $39,000 for the three months ended December 31, 2005.

The Company owes Biowell Technology, Inc., $15,000 for unpaid previous research and development costs.

In July 2005, the Company entered into a license agreement with Biowell, whereby the Company granted Biowell an exclusive license to sell, market, and sub-license the Company's products in selected Asian countries. The exclusive license for such selected territories is for an initial period of until December 31, 2010, and if Biowell meets its performance goals, the license agreement will extend for an additional five year term. The license agreement gives Biowell the initial rights to future anti-fraud biotechnologies developed by the Company and also new applications for the existing technology that may be developed for the marketplace as long as the license agreement remains in effect. In the event that Biowell shall sub-license the products within its territories, Biowell shall pay the Company 50% of all fees, payments or consideration or any kind received in connection with the grant of the sublicense. Biowell is required to pay a royalty of 10% on all net sales made and is required to meet certain minimum annual net sales in its various territories. Cumulative royalties earned from the period July 2005 through December 31, 2005 totaled $17,404 with $14,274 occurring in the three months ended December 31, 2005.


NOTE G- COMMITMENTS AND CONTINGENCIES


EMPLOYMENT AND CONSULTING AGREEMENTS

The Company has employment agreements with some of the Company's officers and certain employees. These employment agreements provide for salaries and benefits, including stock options. In June of 2005, an Addendum was made to several employment agreements providing defined commitments should the Company terminate the employee with or without cause. It is the Company's position that the form of Addendum was not approved by the Board of Directors, and is therefore null and void, ab initio, as of the date that each one was executed by an officer of the Company.

The Company has consulting agreements with two outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)

NOTE G- COMMITMENTS AND CONTINGENCIES (continued)

automatically from year to year unless either the Company or consultant terminates such engagement by written notice.

Litigation

Stern & Co. v. Applied DNA Sciences, Inc., Case No.: 05 CV 00202

Plaintiff Stern & Co. commenced this action against us in the United States District Court for the Southern District of New York on or about January 10, 2005. In this action, Stern & Co. alleges that it entered into a contract with us to perform media and investor relations for a monthly fee of $5,000 and stock options. Stern & Co. claims that we failed to make certain payments pursuant to the contract and seeks damages in the amount of $96,042. We answered the complaint on May 12, 2005, denying Stern & Co.'s allegations and we asserted a number of defenses. In January 2006, the Company settled the action by issuing 100,000 options with a three year life and with a $0.70 exercise price.

Oceanic Consulting, S.A. v. Applied DNA Sciences, Inc., Index No.: 603974/04

Plaintiff Oceanic Consulting, S.A. commenced this action on or about November 24, 2004 against us in the Supreme Court of the State of New York, County of New York. Oceanic Consulting, S.A. asserts a cause of action for breach of contract based upon the allegation that we failed to make payments pursuant to a consulting agreement. Oceanic Consulting, S.A. also asserts a causes of action in which it seeks reimbursement of its expenses and attorneys' fees. Oceanic Consulting, S.A. seeks damages in the amount of $137,500. Oceanic Consulting, S.A. moved for a default judgment, which we have opposed based upon Oceanic Consulting, S.A.'s failure to properly serve the complaint as well as our meritorious defenses. Thereafter, Oceanic Consulting, S.A. agreed to withdraw its motion for a default judgment and accepted service of our answer on May 23, 2005. We dispute the allegations of the complaint. This action is in the early stages of discovery and we intend to vigorously defend this matter. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial position or results of operations.

Crystal  Research  Associates,  LLC v. Applied DNA Sciences,  Inc.,  Docket No.:
L-7947-04

On April 29, 2005, Crystal Research Associates, LLC obtained a default judgment against us for $13,000 in the Superior Court of New Jersey, Middlesex County. We intend to move to vacate the default judgment on various grounds. We dispute the allegations of the complaint and we intend to vigorously defend this matter.

Franchising and  Distribution Agreements

On July 15, 2005, Applied DNA Sciences, Inc. (the "Company") closed upon the stock purchase agreement (the "Agreement") with Biowell Technology Inc., a Taiwan corporation ("Biowell") that was executed on January 28, 2005. Pursuant to the Agreement, the Company, through its wholly-owned subsidiary, APDN (B.V.I.) Inc., a British Virgin Islands company, acquired all of the issued and outstanding shares of Rixflex Holdings Limited, a British Virgin Islands company ("Rixflex"). Pursuant to an asset purchase agreement, Biowell transferred all of its intellectual property (the "Biowell Technology") to Rixflex prior to the Company's acquisition of Rixflex. In exchange for all of the issued and outstanding shares of Rixflex, we issued to the shareholders of Rixflex 36 million shares of our common stock.

In connection with the closing of, Biowell agreement the Company terminated the October 2002 license agreement with Biowell, replacing it with a new Biowell license agreement granting an exclusive license in selected Asian countries for an initial period through December 31, 2010. If Biowell meets its performance goals, the license agreement extends for an additional five year term. Sub-license payments due to the Company are 50% for all fees, payments and consideration received. Biowell is required to pay a royalty of 10% on all net sales made and is required to meet certain minimum annual net sales in its various territories.

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2005
                                   (UNAUDITED)


The Company has entered into a Distribution and Franchising Agreement ("Franchise Agreement") in July 2003. Under the terms of the Franchise Agreement, the franchisee is obligated to pay the Company $3,000,000 payable $25,000 upon execution of the Franchise Agreement and the balance of $2,975,000 payable over five (5) years with interest accruing at 8% per annum. Payments under the Franchise Agreement are subject to franchisee's net profits, as defined, under the Franchise Agreement.

Operating Lease Commitment

The Company leases office space under operating lease in Los Angeles, California for its corporate use from an entity controlled by significant former shareholder, expiring in November 2006. In November 2005, the Company closed its Los Angeles facility and relocated to Stony Brook, New York.

Registration of Company's Shares of Common Stock

In connection with the 7,371,000 million convertible debt financing in the quarter ended March 30, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, the Company anticipates paying required liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes. For the period ended January 15, 2006 and February 15, 2006, the Company anticipates accruing approximately $257,985 and $228,725, respectively, in penalty share damages (see Note H). Upon the one year anniversary of the investor proceeds receipt date, all penalty shares will terminate. No additional penalty shares shall accrue subsequent to February 15, 2006.

Potential Liability Resulting From Issuance and Resale of Stock

During the months of July and August 2005, the Company issued a total of 8,250,000 shares (the Shares") of its common stock to nine employees and consultants (See Note D). These shares were not registered under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any state. Further, the Shares were issued without a restrictive legend prohibiting their resale except in compliance with the Securities Act. The Company believes that certain of the Shares were subsequently sold on the open market but has been unable to determine the magnitude of the sales. The Company is currently investigating the circumstances surrounding the issuance of the Shares and the possible subsequent resale of certain of the Shares on the open market and the possibility of violations of securities laws.

NOTE H- SUBSEQUENT EVENTS

In January 2006, Paul Reep, a former employee, filed a $230,000 employment agreement claim against the Company. This action is in the early stages of discovery and we intend to vigorously defend this matter. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial position or results of operations.

Also in January  2006,  James Paul Brown  filed an action  against  Applied  DNA
Sciences, Inc. in the Superior Court of Los Angeles, Los Angeles County, California on January 12, 2006 asserting breach of an alleged oral consulting agreement. The relief sought includes monetary damages and attorneys' fees. The parties have reached a settelement in principle, which the Company expects to execute shortly. Management is confident that the parties will resolve this matter without issue.


In connection with the 7,371,000 million convertible debt financing in the quarter ended March 30, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, the Company anticipates paying required liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes. For the period ended January 15, 2006 and February 15, 2006, the Company anticipates accruing approximately $257,985 and $228,725, respectively, in penalty share damages (see Note G). Upon the one year anniversary of the investor proceeds receipt date, all penalty shares will terminate. No additional penalty shares shall accrue subsequent to February 15, 2006.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                           CONSOLIDATED BALANCE SHEET


                                                                                          September 30, 2005
                                     ASSETS
Current Assets:
Cash                                                                                           $    31,190
Other Current Receivables                                                                           12,429
                                                                                               ------------
       Total Current Assets                                                                         43,619


Property, Plant and Equipment (Note A)                                                              12,750
Less: accumulated depreciation                                                                      (4,686)
                                                                                               ------------
       Total Property, Plant and Equipment                                                           8,064

Other Assets:
Deposits                                                                                            14,262

Intangible assets:

Patents (net of accumulated amortization of $11,764) (Note B)                                       22,493
Intellectual Property (net of accumulated amortization of $336,818) (Note B)                     9,094,082
                                                                                               ------------
       Total Other Assets                                                                        9,130,837
                                                                                               ------------
                                                                                               $ 9,182,520
                                                                                               ============
                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued liabilities                                                       $ 2,185,468
Note payable (Note C)                                                                              410,429
                                                                                               ------------
    Total  Current  Liabilities                                                                  2,595,897

Commitments and contingencies (Note I)

STOCKHOLDERS' EQUITY: (Note E)
Convertible Preferred Stock, par value $0.001 per share; 10,000,000 shares
authorized; 60,000 shares issued and outstanding at September 30, 2005                                   6
Common Stock, par value $0.001 per share; 250,000,000 authorized;
112,230,392 shares issued and outstanding at September 30, 2005                                    112,230
Additional paid in capital                                                                      81,879,801
Common stock subscribed                                                                             20,000
Deficit accumulated during development stage                                                   (75,425,414)
                                                                                               ------------
      Total stockholders' equity                                                                 6,586,623
      Total liabilities and stockholders' equity                                               $ 9,182,520
                                                                                               ============


           See accompanying notes to consolidated financial statements

                           APPLIED DNA SCIENCES , INC.
                         ( A development stage company)
                        CONSOLIDATED STATEMENTS OF LOSSES


                                                                                                       For the Period
                                                                                                     September 16, 2002
                                                       For the Year Ended     For the Year Ended      (Date Of Inception)
                                                          September 30,          September 30,      through September 30,
                                                              2005                  2004                    2005
                                                         ---------------        --------------      ----------------------
Operating expenses:
    General and administrative                           $   42,662,152         $  17,341,563       $          63,483,689
     Research and Development                                   638,873               238,535                     877,408
   Depreciation and Amortization                                356,266                 3,161                     359,427
                                                         ---------------        --------------      ----------------------
      Total expenses                                         43,657,291            17,583,259                  64,720,524
                                                         ---------------        --------------      ----------------------
Loss from operations                                        (43,657,291)          (17,583,259)                (64,720,524)
                                                         ---------------        --------------      ----------------------
Other income(expense)                                             4,957                 1,385                      31,342

Interest (expense)                                           (8,958,046)           (1,776,385)                (10,736,232)
Income (taxes) benefit                                                -                     -                           -
                                                         ---------------        --------------      ----------------------
Net loss                                                 $  (52,610,380)        $ (19,358,259)      $         (75,425,414)
                                                         ===============        ==============      ======================
Basic and diluted loss per common share (Note H)         $        (0.82)        $       (0.93)                      (2.12)
                                                         ===============        ==============      ======================
Weighted average common shares outstanding                   63,905,259            20,819,700                  35,570,559
                                                         ===============        ==============      ======================


           See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                               SEPTEMBER 30, 2005

                                                                                                                Deficit
                                                                           Additional                           Accumulated
                                      Preferred                            Paid in     Common      Stock        During
                           Preferred  Shares     Common      Common Stock  Capital     Stock       Subscription Development
                           Shares     Amount     Shares      Amount        Amount      Subscribed  Receivable   Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------

Issuance of common stock
to Founders in exchange
for services on September
16, 2002 at $.01 per share        -  $        -     100,000  $       10  $      990            - $        -  $        -  $    1,000

Net Loss                          -           -           -           -           -            -          -     (11,612)    (11,612)
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Balance at September 30,
2002                              -           -     100,000          10         990            -          -     (11,612)    (10,612)
Issuance of common stock
in connection with merger
with Prohealth Medical
Technologies , Inc on
October 1, 2002                   -           -  10,178,352       1,015           -            -          -           -       1,015
Cancellation of Common
stock in connection with
merger with Prohealth
Medical Technologies ,
Inc on October
21, 2002                          -           -    (100,000)        (10)     (1,000)           -          -           -      (1,010)
Issuance of common stock
in exchange for services
in October 2002 at $ 0.65
per share                         -           -     602,000          60      39,070            -          -           -      39,130
Issuance of common stock in
exchange for subscription
in November and December
2002 at $ 0.065 per share         -           -     876,000          88      56,852            -    (56,940)          -           -
Cancellation of  common
stock in January 2003
previously issued  in
exchange for consulting
services                          -           -    (836,000)        (84)    (54,264)           -     54,340           -          (8)
Issuance of common stock
in exchange for licensing
services valued
at $ 0.065 per share in
January  2003                     -           -   1,500,000         150      97,350            -          -           -      97,500
Issuance of common stock
in exchange
for consulting services
valued at $ 0.13 per share
in January  2003                  -           -     586,250          58      76,155            -          -           -      76,213
Issuance of common stock
in exchange
for consulting services
at $ 0.065 per
share in February  2003           -           -       9,000           1         584            -          -           -         585
Issuance of common stock
to Founders in exchange
for services valued at
$0.0001  per share in
March 2003                        -           -  10,140,000       1,014           -            -          -           -       1,014
Issuance of  common stock
in exchange for consulting
services valued at
$2.50 per share in March 2003     -           -      91,060          10     230,624            -          -           -     230,634


          See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
         CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                               SEPTEMBER 30, 2005
                                   (Continued)

                                                                                                              Deficit
                                                                        Additional                            Accumulated
                                     Preferred                           Paid in       Common    Stock        During
                          Preferred    Shares   Common Common   Stock    Capital       Stock     Subscription Development
                            Shares     Amount       Shares     Amount    Amount       Subscribed Receivable   Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Issuance of common stock in
exchange for consulting
services valued at  $
0.065 per share in March 2003     -           -       6,000           1         389            -          -           -         390
Common stock subscribed in
exchange for cash at $1 per
share in March 2003               -           -           -           -      18,000            -          -           -      18,000
Common stock issued in
exchange for consulting
services at $ 0.065 per
share on April 1, 2003            -           -     860,000          86      55,814            -          -           -      55,900
Common stock issued in
exchange for
cash at $ 1.00 per share
on April 9, 2003                  -           -      18,000           2           -            -          -           -           2
Common stock issued in
exchange for
consulting services at $
0.065 per
share on April 9, 2003            -           -       9,000           1         584            -          -           -         585
Common stock issued in
exchange for
consulting services at
$ 2.50 per
share on April 23, 2003           -           -       5,000           1      12,499            -          -           -      12,500
Common stock issued in
exchange for
consulting services at
$ 2.50 per
share, on June 12, 2003           -           -      10,000           1      24,999            -          -           -      25,000
Common stock issued in
exchange for
cash at $ 1.00 per share
on June 17, 2003                  -           -      50,000           5      49,995            -          -           -      50,000
Common stock subscribed
in exchange
for cash at $ 2.50 per
share pursuant
to private placement
on June 27, 2003                              -           -           -           -       24,000                      -      24,000
Common stock retired in
exchange for note payable
at $0.0118 per share,
on June 30, 2003                  -           -  (7,500,000)       (750)        750            -          -           -           -
Common stock issued in
exchange for
consulting services at
$0.065 per
share, on June 30, 2003           -           -     270,000          27      17,523            -          -           -      17,550
Common stock  subscribed
in exchange for cash at
$ 1.00 per share pursuant
to private placement on
June 30, 2003                     -           -           -           -           -       10,000          -           -      10,000
Common stock  subscribed
in exchange for cash at
$ 2.50 per share pursuant
to private placement on
June 30, 2003                     -           -           -           -           -       24,000          -           -      24,000
Common stock issued in
exchange for consulting
services at approximately
$2.01 per share, July 2003        -           -     213,060          21     428,798            -          -           -     428,819


          See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                               SEPTEMBER 30, 2005
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                            Accumulated
                                       Preferred              Common      Paid in     Common     Stock         During
                            Preferred  Shares       Common    Stock       Capital     Stock      Subscription  Development
                             Shares    Amount       Shares    Amount      Amount      Subscribed Receivable    Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------

Common stock canceled
in July 2003,
previously issued for
services rendered  at
$2.50 per share                   -           -     (24,000)         (2)    (59,998)           -          -           -     (60,000)
Common stock issued
in exchange for
options exercised at
$1.00 in July 2003                -           -      20,000           2      19,998            -          -           -      20,000
Common stock issued
in exchange for
exercised of options
previously
subscribed at $1.00 in
July 2003                         -           -      10,000           1       9,999      (10,000)         -           -           -
Common stock issued in
exchange for
consulting services at
approximately
$2.38 per share,
August 2003                       -           -     172,500          17     410,915            -          -           -     410,932
Common stock issued in
exchange for
options exercised at
$1.00 in August 2003              -           -      29,000           3      28,997            -          -           -      29,000
Common stock issued
in exchange for
consulting services
at approximately
$2.42 per share,
September 2003                    -           -     395,260          40     952,957            -          -           -     952,997
Common stock issued
in exchange  for
cash at $2.50 per
share-subscription
payable-September 2003            -           -      19,200           2      47,998      (48,000)         -           -           -
Common stock issued in
exchange for
cash at $2.50 per
share pursuant to
private placement
September 2003                    -           -       6,400           1      15,999            -          -           -      16,000
Common stock issued in
exchange for
options exercised at
$1.00 in  September 2003          -           -      95,000          10      94,991            -          -           -      95,001
Common stock subscription
receivable reclassification
adjustment                        -           -           -           -           -            -      2,600           -       2,600
Common Stock subscribed to
at $2.50 per share in
September 2003                    -           -           -           -           -      300,000          -           -     300,000
Net Loss for the year
ended September 30, 2003          -           -           -           -           -            -          -  (3,445,164) (3,445,164)
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Balance at September 30,
2003                              -  $        -  17,811,082  $    1,781  $2,577,568   $  300,000 $        - $(3,456,776) $ (577,427)
                           ========= =========== =========== =========== ===========  ========== =========== =========== ===========

          See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                               SEPTEMBER 30, 2005
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                             Paid in  Common      Stock        During
                           Preferred   Shares     Common     Common Stock   Capital  Stock       Subscription Development
                           Shares      Amount    Shares        Amount       Amount   Subscribed  Receivable   Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Preferred shares issues
in exchange for services
at $25.00 per share,
October 2003                 15,000          15                                                                                  15
Common stock issued in
exchange for consulting
services at
approximately $2.85 per
share, October 2003                                 287,439          29     820,389            -          -           -     820,418
Common stock issued in
exchange  for cash at
$2.50 per
share-subscription
payable-October 2003                                120,000          12     299,988     (300,000)         -           -           -
Common stock canceled
in October 2003,
previously issued for
services rendered  at
$2.50 per share                                    (100,000)        (10)   (249,990)           -          -           -    (250,000)
Common stock issued in
exchange for consulting
services at approximately
$3 per share,
November 2003                                       100,000          10     299,990            -          -           -     300,000
Common stock subscribed
in exchange for cash at
$2.50 per share pursuant
to private placement,
November, 2003                                      100,000          10     249,990            -          -           -     250,000
Common stock subscribed
in exchange for cash at
$2.50 per share pursuant
to private placement,
December, 2003                                        6,400           1      15,999            -          -           -      16,000
Common stock issued in
exchange for consulting
services at approximately
$2.59   per share,
December 2003                                     2,125,500         213   5,504,737            -          -           -   5,504,950
Common Stock subscribed to
at $2.50 per share in
December 2003                                             -           -           -      104,000          -           -     104,000
Beneficial conversion
feature relating
to notes payable                                          -           -   1,168,474            -          -           -   1,168,474
Beneficial conversion
feature relating
to warrants                                               -           -     206,526            -          -           -     206,526
Adjust common stock par
value from $0.0001 to
$0.50 per share, per
amendment of articles
dated Dec 2003                                            -  10,223,166 (10,223,166)           -          -           -           -
Common Stock issued
pursuant to subscription
at $2.50 share in Jan 2004                           41,600      20,800      83,200     (104,000)         -           -           -
Common stock issued in
exchange for consulting
services at $2.95 per
share, Jan 2004                                      13,040       6,520      31,948            -          -           -      38,468
Common stock issued in
exchange for consulting
services at $2.60 per
share, Jan 2004                                     123,000      61,500     258,300            -          -           -     319,800
Common stock issued in
exchange for consulting
 services at $3.05 per
share, Jan 2004                                       1,000         500       2,550            -          -           -       3,050
Common stock issued in
exchange for employee

services at $3.07 per
share, Feb 2004                                       6,283       3,142      16,147            -          -           -      19,289
Common stock issued in
exchange for consulting
services at $3.04 per
share, Mar 2004                                      44,740      22,370     113,640            -          -           -     136,010
Common Stock issued for
options exercised at
$1.00 per share in Mar
2004                                                 55,000      27,500      27,500            -          -           -      55,000
Common stock issued in
exchange for employee
services at $3.00 per
share, Mar 2004                                       5,443       2,722      13,623            -          -           -      16,345


          See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                               SEPTEMBER 30, 2005
                                   (Continued)


                                                                                                               Deficit
                                                                           Additional                          Accumulated
                                     Preferred                             Paid in    Common     Stock         During
                           Preferred Shares      Common     Common Stock   Capital    Stock      Subscription  Development
                           Shares    Amount      Shares       Amount       Amount     Subscribed Receivable    Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Common stock issued in
exchange for employee
services at $3.15 per
share, Mar 2004                                       5,769       2,885      15,292            -          -           -      18,177
Preferred shared
converted to common
shares for consulting
services at $3.00 per
share, Mar 2004              (5000)           (5)   125,000      62,500     312,500            -          -           -     374,995
Common stock issued in
exchange for employee
services at $3.03 per
share, Mar 2004                                       8,806       4,400      22,238            -          -           -      26,639
Common Stock issued
pursuant to
subscription at $2.50
per share in Mar. 2004                               22,500      11,250      (9,000)           -          -           -       2,250
Beneficial Conversion
Feature relating
to Notes Payable                                          -           -     122,362            -          -           -     122,362
Beneficial Conversion
Feature relating
to Warrants                                               -           -     177,638            -          -           -     177,638
Common stock issued in
exchange for consulting
services at $2.58 per
share, Apr 2004                                       9,860       4,930      20,511            -          -           -      25,441
Common stock issued in
exchange for consulting
services at $2.35 per
share, Apr 2004                                      11,712       5,856      21,667            -          -           -      27,523
Common stock issued in
exchange for consulting
services at $1.50 per
share, Apr 2004                                     367,500     183,750     367,500            -          -           -     551,250
Common stock returned
to treasury at
$0.065 per share,
Apr 2004                                            (50,000)    (25,000)     21,750            -          -           -      (3,250)
Preferred stock
converted to common
stock for consulting
services at $1.01
per share in May 2004        (4000)           (4)   100,000      50,000      51,250            -          -           -     101,246
Common stock issued per
subscription May 2004                                10,000       5,000      (4,000)           -     (1,000)          -           -
Common stock issued in
exchange for consulting
services at $0.86 per
share in May 2004                                   137,000      68,500      50,730            -          -           -     119,230
Common stock issued in
exchange for consulting
services at $1.15 per
share in May 2004                                    26,380      13,190      17,147            -          -           -      30,337
Common stock returned to
treasury at $0.065 per
share, Jun 2004                                      (5,000)     (2,500)      2,175            -          -           -        (325)

          See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                               SEPTEMBER 30, 2005
                                   (Continued)


                                                                           Deficit
                                                                           Additional                          Accumulated
                                       Preferred                           Paid in    Common     Stock         During
                            Preferred  Shares     Common     Common Stock  Capital    Stock      Subscription  Development
                            Shares     Amount     Shares        Amount     Amount     Subscribed Receivable    Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Common stock issued in
exchange for consulting
services at $0.67 per
share in June 2004                                  270,500     135,250      45,310            -          -           -     180,560
Common stock issued in
exchange for consulting
services at $0.89 per
share in June 2004                                    8,000       4,000       3,120            -          -           -       7,120
Common stock issued in
exchange for consulting
services at $0.65 per
share in June 2004                                   50,000      25,000       7,250            -          -           -      32,250
Common stock issued
pursuant to private
placement at $1.00
per share in June 2004                              250,000     125,000     125,000            -          -           -     250,000
Common stock issued in
exchange for consulting
services at $0.54 per
share in July 2004                                  100,000      50,000       4,000            -          -           -      54,000
Common stock issued in
exchange for consulting
services at $0.72 per
share in July 2004                                    5,000       2,500       1,100            -          -           -       3,600
Common stock issued in
exchange for consulting
services at $0.47 per
share in July 2004                                  100,000      50,000      (2,749)           -          -           -      47,251
Common stock issued in
exchange for consulting
services at $0.39 per
share in August 2004                                100,000      50,000     (11,000)           -          -           -      39,000
Preferred stock converted
to common stock for
consulting services at
$0.39 per share in
August 2004                   (2000)         (2)     50,000      25,000      (5,500)           -          -           -      19,498

          See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                               SEPTEMBER 30, 2005
                                   (Continued)

                                                                         Deficit
                                                                         Additional                           Accumulated
                                     Preferred                           Paid in      Common     Stock        During
                           Preferred Shares      Common     Common Stock Capital      Stock      Subscription Development
                           Shares    Amount      Shares       Amount     Amount       Subscribed Receivable   Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Common stock issued in
exchange for consulting
services at $0.50 per
share in August 2004                                100,000      50,000         250                                          50,250
Common stock issued in
exchange for consulting
services at $0.56 per
share in August 2004                                200,000     100,000      12,500            -          -           -     112,500
Common stock issued in
exchange for consulting
services at $0.41 per
share in August 2004                                 92,500      46,250      (8,605)           -          -           -      37,645
Common stock issued in
exchange for consulting
services at $0.52 per
share in September 2004                           1,000,000     500,000      17,500            -          -           -     517,500
Common stock issued in
exchange for consulting
services at $0.46 per
share in September 2004                               5,000       2,500        (212)           -          -           -       2,288
Common stock issued
pursuant to subscription
at  $0.50 per share in
September 2004                                       40,000      20,000           -            -          -           -      20,000
Preferred shares
converted to common
stock for consulting
services at $0.41
per share in September
2004                          (4000)         (4)    100,000      50,000       4,000            -          -           -      53,996
Preferred shares issued
in exchange for service
at $25 per share in
September 2004               60,000           6                           1,499,994                                       1,500,000
Warrants issued to
consultants in the
fourth quarter 2004                                                       2,019,862                                       2,019,862
Net Loss                                                  -           -           -            -          - (19,358,259)(19,358,259)
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
September 30, 2004           60,000           6  23,981,054  11,990,527   6,118,993            -     (1,000)(22,815,034) (4,706,508)
                           ========= =========== =========== =========== ===========  ========== =========== =========== ===========

          See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                               SEPTEMBER 30, 2005
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                           Paid in     Common       Stock      During
                           Preferred  Shares      Common     Common Stock Capital     Stock     Subscription  Development
                            Shares    Amount      Shares        Amount    Amount      Subscribed  Receivable  Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------

Common stock issued
in exchange for
consulting services
at $0.68 per share
in October 2004                   -           -     200,000     100,000      36,000           -           -           -     136,000

Common stock returned
for shares previously
issued for services
rendered at $0.60
per share, October 2004           -           -  (1,069,600)   (534,800)   (107,298)          -           -           -    (642,098)

Common stock issued
in exchange for
consulting services at
$0.60 per share in
October 2004                      -           -      82,500      41,250       8,250           -           -           -      49,500

Common Stock issued
pursuant to subscription
at $0.60 share in
October 2004                      -           -     500,000     250,000      50,000    (300,000)          -           -           -

Common stock issued in
exchange for consulting
services by noteholders
at $0.50 per share
in October 2004                   -           -     532,500     266,250           -           -           -           -     266,250

Common Stock issued
pursuant to subscription
at $0.50 share in
October 2004                      -           -     500,000     250,000           -           -           -           -     250,000

Common Stock issued pursuant
to subscription at $0.45
share in October 2004             -           -   1,000,000     500,000     (50,000)   (450,000)          -           -           -

Common stock issued in
exchange for consulting
services by noteholders
at $0.45 per share
in October 2004                   -           -     315,000     157,500     (15,750)          -           -           -     141,750

Common Stock issued in
exchange for consulting
services at $0.47 share
in November 2004                  -           -     100,000      50,000      (3,000)          -           -           -      47,000


Common Stock issued in
exchange for consulting
services at $0.80 share
in November 2004                  -           -     300,000     150,000      90,000           -           -           -     240,000

Common Stock issued in
exchange for consulting
services at $1.44 share
in November 2004                  -           -     115,000      57,500     108,100            -          -           -     165,600

Common Stock issued in
exchange for employee
services at $1.44 share
in November 2004                  -           -       5,000       2,500       4,700            -          -           -       7,200


          See accompanying notes to consolidated financial statements.

                                   APPLIED DNA
                                  SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                               SEPTEMBER 30, 2005
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                           Paid in     Common     Stock        During
                           Preferred  Shares      Common    Common Stock  Capital     Stock      Subscription Development
                           Shares     Amount      Shares        Amount    Amount      Subscribed Receivable   Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Common Stock issued in
exchange for employee
services at $0.60 share
in November 2004                  -           -      60,000      30,000       6,000      (4,000)          -           -      32,000

Beneficial Conversion
discount relating to
Notes Payable                     -           -           -           -     936,541           -           -           -     936,541

Beneficial Conversion
Feature relating to
Warrants                          -           -           -           -     528,459           -           -           -     528,459

Common stock issued at
$0.016 in exchange for
note payable in December
2004                                              5,500,000   2,750,000  (2,661,500)                                         88,500

Common Stock issued in
exchange for consulting
services at $1.44 share
in December 2004                  -           -   5,796,785   2,898,393   5,418,814           -           -           -   8,317,207

Common stock issued
pursuant to subscription
at  $0.50 per share in
December 2004                     -           -   2,930,000   1,465,000           -    (125,000)          -           -   1,340,000

Warrants issued to
consultants in
Dec. 2004                         -           -                             394,698                                         394,698

          See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                               SEPTEMBER 30, 2005
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                           Paid in     Common     Stock        During
                           Preferred  Shares      Common    Common Stock  Capital     Stock      Subscription Development
                           Shares     Amount      Shares        Amount    Amount      Subscribed Receivable   Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Warrants exercised at
$0.10 per share in January
2005                              -           -      25,000      12,500      (10,000)          -          -           -        2,500

Common Stock issued in
settlement of debt at
$0.33 per share in January
2005                              -           -   1,628,789     814,395     (276,895)          -          -           -      537,500

Warrants exercised at
$0.10 per share in January
2005                              -           -      17,500       8,750       (7,000)          -          -           -        1,750

Common Stock issued in
settlement of debt at
$0.33 per share in January
2005                              -           -   2,399,012   1,199,503     (407,830)          -          -           -      791,673

Common Stock issued in
exchange for consulting
services at $1.30 per share
in January 2005                   -           -     315,636     157,818      252,509           -          -                  410,327

Common Stock issued in
settlement of debt at
$0.33 per share in February
2005                              -           -      75,757      37,879      (12,879)          -          -           -       25,000

Warrants exercised at
$0.10 per share in February
2005                              -           -      20,000      10,000       (8,000)          -          -           -        2,000

Common Stock issued in
settlement of debt at
$0.33 per share in February
2005                              -           -     606,060     303,030     (103,030)          -          -           -      200,000

Warrants exercised at
$0.10 per share in February
2005                              -           -      45,000      22,500      (18,000)          -          -           -        4,500

Common Stock issued in
settlement of debt at
$0.40 per share in February
2005                              -           -   1,500,000     750,000     (150,000)          -          -           -      600,000

Common Stock issued in
settlement of debt at
$0.33 per share in February
2005                              -           -     278,433     139,217      (47,334)          -          -           -       91,883

Common Stock issued in
exchange for consulting
services at $1.17 per share
in February 2005                  -           -      17,236       8,618       11,548           -          -                   20,166

Common stock issued
pursuant to subscription
at $0.50 per share
in February 2005                  -           -     300,000     150,000            -           -          -           -      150,000

Common Stock issued in
exchange for consulting
services at $0.95 per share
in February 2005                  -           -     716,500     358,250      322,425           -          -                  680,675


Common Stock issued in
exchange for consulting
services at $0.95 per share
in February 2005                  -           -     10,500       5,250         4,725           -          -                    9,975

Common stock issued
pursuant to subscription
at $0.50 per share
in March 2005                     -           - 13,202,000   6,601,000             -           -          -           -    6,601,000

Common Stock issued in
exchange for consulting
services at $1.19 per share
in March 2005                     -           -    185,000      92,500       127,650           -          -                  220,150

Options exercised at
$0.60 per share in March
2005                              -           -    100,000      50,000        10,000           -          -           -       60,000

Common Stock issued in
exchange for consulting
services at $0.98 per share
in March 2005                     -           -  1,675,272     837,636       804,131           -          -                1,641,767

Common Stock issued in
exchange for consulting
services at $0.92 per share
in March 2005                     -           -     24,333      12,167        10,219           -          -                   22,386

Common Stock issued in
exchange for consulting
services at $0.99 per share
in March 2005                     -           -     15,000       7,500         7,350           -          -                   14,850

Common stock issued
pursuant to subscription
at $0.50 per share
in March 2005                     -           -  1,240,000     620,000            -            -          -           -      620,000

Common stock canceled
For shares issued in
exchange of debt
in March 2005                     -           -   (500,000)   (250,000)           -            -          -           -    (250,000)

Common stock subscribed
Canceled in March 2005            -           -          -           -            -      750,000          -           -      750,000


Common Stock issued in
exchange for consulting
services at $0.89 per share
in March 2005                     -           -     10,000       5,000         3,900           -          -           -        8,900

Adjust common stock par
value from $0.50 to
$0.001 per share, per
amendment of articles
dated March 2005                 -           -           - (32,312,879)   32,312,879           -          -           -            -

Beneficial Conversion
discount relating to
Notes Payable in March
2005                             -           -           -           -     4,179,554           -          -           -    4,179,554

Beneficial Conversion
Feature relating to
Warrants in March 2005           -           -           -           -     3,191,446           -          -           -    3,191,446

Stock options granted to
employees in exchange
 for services rendered, at
exercise price below
fair value of common stock
in March 2005                    -           -           -           -       180,000           -          -           -      180,000

           See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
          FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH
                               SEPTEMBER 30, 2005
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                          Accumulated
                                      Preferred                           Paid in     Common     Stock        During
                           Preferred  Shares      Common    Common Stock  Capital     Stock      Subscription Development
                           Shares     Amount      Shares        Amount    Amount      Subscribed Receivable   Stage        Total
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Common Stock issued in
exchange for consulting
services at $0.80 per share
in April 2005                      -           -    160,000         160       127,840         -           -           -     128,000

Common Stock issued in
exchange for consulting
services at $0.80 per share
in April 2005                      -           -     40,000          40        31,960         -           -           -      32,000

Common Stock issued in
exchange for consulting
services at $0.75 per share
in April 2005                      -           -    850,000         850       636,650         -           -           -     637,500

Common Stock issued in
settlement of debt at
$0.33 per share in April
2005                              -           -     500,000         500      164,500          -           -           -     165,000

Common Stock canceled during
April 2005, previously
issued for services
rendered at $3.42 per share       -           -     (10,000)        (10)      (34,190)        -           -           -     (34,200)

Common Stock issued in
settlement of debt at
$0.33 per share in April
2005                              -           -      75,758          77       24,923    (25,000)          -            -          -

Common Stock issued in
exchange for consulting
services at $0.68 per share
in April 2005                      -           -     50,000          50        33,950         -           -           -      34,000

Proceeds received against
subscription Payable in
June 2005                         -           -           -           -             -   118,000           -           -     118,000

Common Stock canceled in
June 2005, previously
issued for services
rendered at $0.50 per share       -           -     (10,000)        (10)       (4,990)        -           -           -      (5,000)

Cancellation of previously
granted stock options granted
to employees for services
rendered, at exercise price
below fair value of common stock  -           -           -           -      (180,000)        -           -           -    (180,000)

Warrants issued to consultants
and Employees during the quarter
ended June 30, 2005               -           -           -           -       849,046         -           -           -     849,046

Common Stock issued in
exchange for consulting
services at $0.60 per share
in July 2005                      -           -     157,000         157        94,043         -           -           -      94,200

Common Stock issued in
exchange for intellectual
property at $0.67 per share
in July 2005                       -           -  36,000,000      36,000    24,084,000         -          -           -  24,120,000

Common Stock issued in
exchange for consulting
services at $0.60 per share
in July 2005                      -           -      640,000         640       383,360         -          -           -     384,000
Options exercised at
$0.48 per share in July
2005                              -           -   8,000,000       8,000     3,832,000          -          -            -  3,840,000

Common Stock issued in
exchange for consulting
services at $0.94 per share
in September 2005                 -           -     121,985         122     168,217           -           -           -     168,339

Options exercised at
$0.48 per share in August
2005                              -           -     250,000         250       119,750         -           -            -    120,000

Common Stock penalty shares
issued pursuant to pending
SB-2 registration
at $0.62 per share in
September 2005                   -           -      814,158         814       501,858         -           -            -    502,672

Common Stock penalty shares
issued pursuant to pending
SB-2 registration
at $0.70 per share in
September 2005                   -           -     391,224          391       273,466         -           -            -    273,857

Common Stock issued in
exchange for consulting
services at $0.94 per share
in September 2005                -           -     185,000         185       173,715          -           -           -     173,900

Common Stock returned in
September 2005, previously
issued for services
rendered at $0.40 per share      -           -    (740,000)       (740)    (353,232)     56,000       1,000           -    (296,972)

Un-issued warrants cancelled
during the quarter
ended Sept 30, 2005               -           -          -           -     (287,440)          -           -           -    (287,440)

Net Loss                          -           -          -           -            -           -           - (52,610,380)(52,610,380)
                           --------- ----------- ----------- ----------- -----------  ---------- ----------- ----------- -----------
Balance as of September
30, 2005                     60,000  $        6 112,230,392   $ 112,230 $81,879,801    $ 20,000   $      - $(75,425,414)$ 6,586,623
                           ========= =========== =========== =========== ===========  ========== =========== =========== ===========

          See accompanying notes to consolidated financial statements

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                               For the Period
                                                                                           September 16, 2002
                                                 For the Year Ended    For the Year Ended  (Date of Inception)
                                                   September 30,       September 30,        through September
                                                        2005                 2004                30, 2005
                                                     -------------     -------------         -------------
Cash Flows from operating activities:

Net loss from operating activities                   $ (52,610,380)    $(19,358,259)         $(75,425,414)
Adjustments to reconcile net loss to net
cash (used in) operating
activities:

Depreciation and amortization                              350,107            3,161               353,268

Organizational expenses                                          -                -                88,500
Preferred shares issued in exchange for
service at $25 per share in September 2004                       -        1,500,000             1,500,000
Warrants issued to consultants                             956,304        2,019,862             2,976,166
Amortization of beneficial conversion
feature                                                  8,836,000        1,625,000            10,461,000
Common stock issued:
 in exchange for
consultant services rendered                            14,805,128       10,105,382            27,202,860
 in exchange for intellectual property                  14,689,100                -            14,689,100
 ESOP shares                                             3,960,000                -             3,960,000
 Penalty shares pursuant to pending SB-2
Registration                                               776,529                -               776,529
Common stock canceled-previously issued for
services rendered                                       (1,078,270)        (285,575)           (1,363,845)
Changes in assets and liabilities:
 Other Current Assets                                      (12,429)               -               (12,429)
 Security Deposits                                           9,297          (23,559)              (14,262)
 Capital expenditures                                       16,757          (29,507)              (12,750)
Increase in-Other Assets                                         -                -               (13,890)
Increase (decrease) in:                                                                                 -
 Increase in due related parties                          (111,943)           20,000               40,753
 Accounts payable and accrued liabilities                  297,755         1,301,710            2,053,464
                                                     -------------     -------------         -------------
Net cash (used in) operating activities                 (9,116,045)      (3,121,785)          (12,740,950)

Cash flows from investing activities:
Payments for Patent Filing                                  (4,347)         (21,351)              (25,698)
                                                     -------------     -------------         -------------
Net cash (used in) investing activities                     (4,347)         (21,351)              (25,698)
Cash flows from financing activities:
Proceeds from sale of common stock, net of
cost                                                             -                -               432,000
Proceeds from subscription of common stock               9,079,000          124,000             9,204,000
Proceeds from sale of options                               70,750           87,000               311,750
Net advances from shareholders                                   -          (9,504)               100,088
Proceeds from loans                                              -        2,750,000             2,750,000
                                                     -------------     -------------         -------------
Net cash provided by financing activities                9,149,750        2,951,496            12,797,838
                                                     -------------     -------------         -------------
Increase (decrease) in cash and cash
equivalents                                                 29,358         (191,640)               31,190
Cash and cash equivalents, beginning of year                 1,832          193,471                     -
                                                     -------------     -------------         -------------
Cash and cash equivalents, end of year
                                                     $      31,190      $     1,832          $     31,190
                                                     ==============     ============         =============
Supplemental Information:
  Cash paid during the period for interest           $           -      $         -          $          -
  Cash paid during the year for taxes                            -                -                     -

  Non-cash disclosures:
Common stock issued for services
                                                     $  14,805,128      $10,105,382          $ 27,202,860
                                                     ==============     ============         =============
Common stock issued in exchange for intellectual
property                                             $   9,430,900      $         -          $  9,430,900
                                                     ==============     ============         =============
Common stock issued in exchange for
previously incurred debt                             $   3,109,533      $         -          $  3,109,533
                                                     ==============     ============         =============
Common stock issued for ESOP shares                  $   3,960,000      $         -          $  3,960,000
                                                     ==============     ============         =============
Common stock penalty shares issued pursuant to
Pending SB-2 registration                            $     776,529      $         -          $    776,529
                                                     ==============     ============         =============
Amortization of beneficial conversion
feature                                              $   8,836,000      $ 1,625,000          $ 10,461,000
                                                     ==============     ============         =============
Common stock canceled-previously issued for
services rendered                                    $  (1,078,270)     $  (285,575)         $ (1,363,845)
                                                     ==============     ============         =============
Preferred shares issued in exchange for
service at $25 per share in September 2004           $           -      $ 1,500,000          $  1,500,000
                                                     ==============     ============         =============
Warrants issued to consultants                       $     956,304      $ 2,019,862          $  2,976,166
                                                     ==============     ============         =============
Acquisition:
Common stock retained                                                   $         -          $      1,015
Assets acquired                                                                   -                  (135)
                                                                        -------------         -------------
Total consideration paid                                                $         -          $        880
                                                                        ============         =============
Organization expenses- note  issued in
exchange of  shares retired                                             $         -          $     88,500
                                                                        ============         =============

         See accompanying notes to consolidated financial statements

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

On September 16, 2002, Applied DNA Sciences, Inc. (the "Company") was incorporated under the laws of the State of Nevada. The Company is in the development stage , as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to developing DNA embedded biotechnology security solutions in the United States. To date, the Company has generated nominal sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through September 30, 2005, the Company has accumulated losses of $75,425,414.

ESTIMATES

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized :(1) persuasive evidence of an arrangement exists; (2) delivery has occurred;
(3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the company's consolidated financial statements.

CASH EQUIVALENTS

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated over their estimated useful lives of 3 to 5 years using the straight line method. At September 30, 2005 property and equipment consist of:

   Furniture                                           $    12,750
   Accumulated depreciation                                  4,686
                                                       ------------
   Net                                                 $     8,064

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

COMPREHENSIVE INCOME

The Company does not have any items of comprehensive income in any of the periods presented.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

SEGMENT INFORMATION

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

NET LOSS PER SHARE

The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material. Fully diluted shares outstanding were 112,230,392 and 23,981,054 for the years ended September 30, 2005 and 2004, respectively.

STOCK BASED COMPENSATION

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended September 30, 2005 and for the subsequent periods.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note E):

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

                                                                                For the Period
                                                                                September, 16
                                                                                2002 (Date of
                                              For The Year     For The          Year Inception
                                              ended Sept 30    ended Sept 30       through
                                                2005            2004             Sept 30,2005
                                             --------------  ---------------- ----------------
Net loss - as reported                     $   (52,610,380)  $   (19,358,259) $   (75,425,414)
Add: Total stock based employee
compensation expense as reported under
intrinsic value method ( APB No. 25)                  -                 -                -

Deduct: Total stock based employee
compensation expense as reported under
fair value method ( APB No. 123)                (1,406,350)                -       (1,406,350)
                                           ----------------  ---------------- ----------------
Net loss - Pro Forma                       $   (54,016,730)  $   (19,358,259) $   (76,831,764)
                                           ================  ================ ================
Net loss attributable to common
stockholders - Pro Forma                   $   (54,016,730)  $   (19,258,259) $   (76,831,764)
                                           ================  ================ ================

Basic (and assuming dilution) loss
per share - as reported                    $         (0.82)  $         (0.93) $         (2.12)
                                           ================  ================ ================
Basic (and assuming dilution) loss
per share - Pro Forma                      $         (0.85)  $         (0.93) $         (2.16)
                                           ================  ================ ================

LIQUIDITY

As shown in the accompanying financial statements, the Company incurred a net loss of $75,425,414 during the period September 16, 2002 (date of inception) through September 30, 2005. The Company's current liabilities exceeded its current assets by $2,552,278 as of September 30, 2005.

CONCENTRATIONS OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Income Taxes

     The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Property and Equipment

     Property and equipment are stated at cost and depreciated over their estimated useful lives of 3 to 5 years using the straight line method. At September 30, 2005 property and equipment consist of:



         Furniture                                   12,750

         Accumulated depreciation                     4,686

         Net                                        $ 8,064

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

RESEARCH AND DEVELOPMENT

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $638,873, $238,535 and $877,408 for the years ended September 30, 2005, September 30, 2004 and from September 16, 2002 (date of inception) through September 30, 2005, respectively. On July 12, 2005, the Company exchanged 36 million shares of stock with a value of $24,120,000 for intellectual property acquired from Biowell Technology, Inc.(see Note B). The Company capitalized $9,430,900 as an intangible asset and expensed $14,689,100 to acquisition costs in the year ended September 30, 2005

RECLASSIFICATIONS

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

INTANGIBLE ASSETS

The Company amortized its intangible assets using the straight-line method over their estimated period of benefit. The estimated useful for patents is five years while intellectual property uses a seven year useful life. We periodically evaluate the recoverability of intangible assets and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that an impairment exists. All of our intangible assets are subject to amortization.

NEW ACCOUNTING PRONOUNCEMENTS

SFAS 123R. On March 31, 2004 the Financial Accounting Standards Board ("FASB") issued its exposure draft, "Share-Based Payments", which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair value. The FASB issued the final standard in December 2004 that is effective for small business issuers for annual periods beginning after December 15, 2005. The Company has not yet assessed the impact of adopting this new standard.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 152. In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004


NOTE B - ACQUISITION OF INTANGIBLE ASSETS

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

Biowell Technology, Inc.
-----------------------

On July 12, 2005, the Company  acquired  certain  intellectual  properties  from
Biowell Technology, Inc. ("Biowell") through an Asset Purchase Agreement ("Agreement") in exchange for 36 million shares of the Company's restricted common  stock  having  an  aggregate  fair  value  at the  date of  issuance  of
$24,120,000. The intangible assets acquired consist of proprietary DNA anti-counterfeit trade secrets created by Biowell that are intended to protect intellectual property from counterfeiting, fraud, piracy, product diversion and unauthorized intrusion.

The purchase price has been allocated as follows:

Amortizable intangible assets acquired is comprised of :

Developed core technologies                $ 2,260,900
Developed product technologies               7,170,000
                                           -----------
Total amortizable intangible assets          9,430,900
Transaction costs                           14,869,100
                                           -----------
Total purchase price                       $24,120,000
                                           ===========

In Process Research & Development

As of the date of the acquisition, the Company determined there was no in-process research and development ("IPR& D") projects in place related to the technology acquired , nor any future research and development activities planned. Accordingly, there is no charge to operations during the year ended September 30, 2005 for IPR&D in connection with the acquisition of the assets.

Transaction costs

The amount of the purchase price that could not be allocated to acquired identifiable intangible assets or IPR & D was $14,689,100 and was charged to operations as a cost of the transaction during the year ended September 30, 2005.


                                                                     Weighted
                                                                      Average
                   Gross                                            Amortization
                 Carrying      Accumulated                Residual     Period
                  Amount       Amortization    Net         Value      (Years)
               ------------- --------------- ------------ ---------- ----------
 Amortizable
 Intangible
 Assets:
 Intellectual
 Property       $9,430,900       $336,818      $9,094,082         -         7

 Patents            34,237         11,764          22,493         -         5
                ----------     ----------      ----------  -------- ---------
 Total
 Amortized
 Identifiable
 Intangible
 Assets         $9,465,137       $348,582      $9,116,575         -     6.99



Total amortization expense charged to operations for the year ended September 30, 2005 and 2004 were $ 346,825 and $1,756 respectively.

Estimated amortization expense as of September 30, 2005 is as follows:

         2006                        $ 1,357,279
         2007                          1,357,279
         2008                          1,349,748
         2009                          1,349,271
         2010 and after                3,704,998
         Total                      $  9,116,575
                                    ============

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004



NOTE C - NOTE PAYABLE

At September 30, 2005, notes payable are as follows:


  Note payable, unsecured, related party, payable from August 1, 2005,                 410,429
  right to convert to restricted stock in lieu of cash, rate of interest
  2%, 160,000 shares prior to October 31, 2005 or 180,000 shares after                ---------
  that date.  Since September 2005, the Company has made no payments and is now in default.
                                                                                        410,429
  Less: current portion                                                               ---------
                                                                                        410,429
  Note payable - long-term                                                            ---------
                                                                                             $-

NOTE D - RELATED PARTY TRANSACTIONS

On October 18, 2005, Maureen Huppe, a Company shareholder obtained a judgment in Los Angeles County, California against Lawrence Lee, director of the Company, for short swing profits as a result of trading Company shares. Per the judgment, Mr. Lee is obligated to reimburse the Company $245,911 in damages plus legal fees. In addition, the company owes Mr. Lee $35,162 in outstanding accrued liabilities. In offsetting the outstanding liability against the pending reimbursement, the company anticipates proceeds of approximately $211,000 from Mr. Lee.

NOTE E - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with a $.001 par value per share. The Company is authorized to issue 250,000,000 shares of common stock, with a $0.001 par value per share as the result of a shareholder meeting conducted on February 14, 2005. Prior to the February 14, 2005 share increase and par value change, the Company had 100,000,000 authorized shares with a par value of $0.50. In February 2005, the Company passed a resolution authorizing change in the par value per common shares from $0.50 per share to $0.001 per share.

During the period September 16, 2002 through September 30, 2003, the Company issued 100,000 shares of common stock in exchange for reimbursement of services provided by the founders of the Company. The Company valued the shares issued at approximately $1,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October, 2002, the Company issued 10,178,352 shares of common stock in exchange for the previously issued 100,000 shares to the Company's founders in connection with the merger with Prohealth Medical Technologies, Inc.

In October, 2002 the Company canceled 100,000 shares of common stock issued to the Company's founders.

In October 2002 the Company issued 602,000 shares of common stock in exchange for services valued at $ 0.065 per share. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE E - CAPITAL STOCK (continued)

In November and December 2002, the Company issued 876,000 shares of common stock in exchange for subscription at $ 0.065 per share. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In January 2003, the Company canceled 836,000 shares of common stock previously issued in exchange for consulting services.

In January 2003, the Company issued 1,500,000 shares of common stock in exchange for a licensing agreement (see Note I). The Company valued the shares issued at approximately $ .065 per share, which represents the fair value of the license received which did not differ materially from the value of the stock issued. The Company charged the cost of the license to operations.

In January 2003, the Company issued 586,250 shares of common stock in exchange for consulting services. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.13 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In February 2003, the Company issued 9,000 shares of common stock in exchange for consulting services. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2003, the Company issued 10,140,000 shares of common stock to Company's founders in exchange for services. In accordance with EITF 96-18 the measurement date to determine fair value was in September 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.0001 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2003, the Company issued 91,060 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $2.53 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2003, the Company issued 6,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $
0.065 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2003, the Company received subscription for 18,000 shares of common stock in exchange for cash at $1 per share.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE E - CAPITAL STOCK (continued)

On April 1, 2003, the Company issued 860,000 shares of common stock in exchange for consulting services provided to the Company. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

On April 9, 2003, the Company issued 18,000 shares of common stock in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

On April 9, 2003, the Company issued 9,000 shares of common stock in exchange for consulting services provided to the Company. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

On April 23, 2003, the Company issued 5,000 shares of common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $2.50 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On June 12, 2003, the Company issued 10,000 shares common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $ 2.50 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On June 17 2003, the Company issued 50,000 shares of common stock in exchange for cash at $1.00 per share

On June 30, 2003, the Company issued 270,000 shares of common stock in exchange for consulting services provided to the Company. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

On June 30, 2003, the Company received $10,000 as subscription for options to purchase the Company's common stock at $1.00 per share.

In June, 2003, the Company received $48,000 in connection with a subscription to purchase the Company's common stock pursuant to a private placement.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE E - CAPITAL STOCK (continued)

In connection with the Company's acquisition of ProHealth, the controlling owner of ProHealth granted the Company an option to acquire up to 8,500,000 shares of the Company's common stock in exchange for $100,000 (see Note C). The option expires on December 10, 2004. On June 30, 2003, the Company exercised its option and acquired 7,500,000 common shares under this agreement in exchange for an $88,500 convertible promissory note payable to the former controlling owner. The Company has an option through December 10, 2004 to acquire the remaining 1,000,000 shares from the former controlling owner in exchange for $11,500. On June 30, 2003, the Company retired the 7,500,000 shares common acquired pursuant to the option agreement.

In July 2003 the Company issued 213,060 shares of common stock for consulting services provided to the Company. The Company valued the shares issued at approximately $ 2.01 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In July 2003, the Company canceled 24,000 shares of common stock, previously issued for services valued at $2.50 per share.

In July 2003, the Company received $20,000 in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

In July 2003, the Company issued 10,000 shares of common stock for cash previously subscribed at $1.00 per share.

In August 2003, the Company issued 172,500 shares of common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $ 2.38 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued

In August 2003, the Company received $29,000 in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

In September 2003, the Company issued 395,260 shares of common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $ 2.42 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In September 2003, the Company issued 19,200 shares of common stock for cash previously subscribed at $2.50 per share.

In September 2003, the Company issued 6,400 shares of common stock issued in exchange for cash at $2.50 per share pursuant to private placement.

In September 2003, the Company received $95,000 in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE E - CAPITAL STOCK (continued)

In  September  2003,  the  Company  received   $300,000  in  connection  with  a
subscription to purchase the Company's common stock pursuant to a private placement.

The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2003, the Company issued 15,000 shares of convertible preferred stock in exchange for services. The Company valued the shares issued at the $15 par value and recorded the value for services when the shares were converted into common shares as identified below.

In October 2003, the Company issued 287,439 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $2.85 per share for a total of $820,418, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2003, the Company issued 120,000 shares of common stock for shares previously subscribed at $2.50 per share in September 2003.

In October 2003, the Company canceled 100,000 shares of common stock previously issued in exchange for services at $2.50 per share.

In November 2003, the Company issued 100,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $3.00 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2003, the Company sold 100,000 shares of common stock subscribed for cash at $2.50 per share pursuant to private placement.

n December 2003, the Company sold 6,400 shares of common stock subscribed for cash at $2.50 per share pursuant to private placement.

In December 2003, the Company issued 2,125,500 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $2.59 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In December 2003, the Company received $104,000 in exchange for a common stock subscription at $2.50 per share pursuant to private placement.

In January 2004, the Company issued 41,600 shares of common stock at $2.50 share pursuant to a subscription made on December 2003.

In January 2004, the Company issued 13,040 shares of common stock at $2.95 per share in exchange for consulting services valued at $38,468.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE E - CAPITAL STOCK (continued)

In January 2004, the Company issued 123,000 shares of common stock at $2.60 per share in exchange for consulting services valued at $319,800.

In January 2004, the Company issued 1,000 shares of common stock at $3.05 per share in exchange for consulting services valued at $3,050.

In February 2004, the Company issued 6,283 shares of common stock at $3.07 per share in exchange for employee services valued at $19,288.

In March 2004, the Company issued 44,740 shares of common stock at $3.04 per share in exchange for consulting services valued at $136,010.

In March 2004, the Company issued 55,000 of common stock for options exercised at $1.00 per share.

In March 2004, the Company issued 5,443 shares of common stock at $3.00 per share in exchange for employee services valued at $16,344.

In March 2004, the Company issued 5,769 shares of common stock at $3.15 per share in exchange for employee services valued at $18,177.

In March 2004, the Company converted 5,000 preferred shares into 125,000 shares of common stock at $3.00 per share in exchange for employee services valued at $375,000.

In March 2004, the Company issued 8,806 shares of common stock at $3.03 per share in exchange for employee services valued at $26,639.

In April 2004, the Company issued 22,500 shares of common stock at $0.10 for subscription of warrants to be exercised.

In April 2004, the Company issued 9,860 shares of common stock at $2.58 per share in exchange for employee services valued at $25,441.

In April 2004, the Company issued 11,712 shares of common stock at $2.35 per share in exchange for consulting services valued at $27,523.

In April 2004, the Company issued 367,500 shares of common stock at $1.50 per share in exchange for consulting services valued at $551,250.

In April 2004, the Company retired 50,000 shares of common stock previously issued for consulting services at $0.065 per share or $3,250.

In May 2004, the Company converted 4,000 preferred shares into 100,000 shares of common stock at $1.01 per share in exchange for consulting services valued at $101,250.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE E - CAPITAL STOCK (continued)

In May 2004, the Company issued 10,000 shares of common stock at $0.10 per share in a stock subscription for $1,000.

In May 2004, the Company issued 137,000 shares of common stock at $0.86 per share in exchange for consulting services valued at $119,233.

In May 2004, the Company issued 26,380 shares of common stock at $1.15 per share in exchange for consulting services valued at $30,337.

In June 2004, the Company retired 5,000 shares of common stock previously issued for consulting services at $0.065 per share or $325.

In June 2004, the Company issued 270,500 shares of common stock at $0.67 per share in exchange for consulting services valued at $180,560.

In June 2004, the Company issued 8,000 shares of common stock at $0.89 per share in exchange for consulting services valued at $7,120.

In June 2004, the Company issued 50,000 shares of common stock at $0.645 per share in exchange for consulting services valued at $32,250.

In June 2004, the Company sold 250,000 shares of common stock at $1.00 per share for total proceeds of $250,000 pursuant to private placement.

In July 2004, the Company issued 100,000 shares of common stock at $0.54 per share in exchange for consulting services valued at $54,000.

In July 2004, the Company issued 5,000 shares of common stock at $0.72 per share in exchange for consulting services valued at $3,600.

In July 2004, the Company issued 100,000 shares of common stock at $0.47 per share in exchange for consulting services valued at $47,250.

In August 2004, the Company converted 2,000 preferred shares into 50,000 shares of common stock at $0.39 in exchange for consulting services valued at $19,500.

In August 2004, the Company issued 100,000 shares of common stock at $0.39 in exchange for consulting services valued at $39,000.

In August 2004, the Company issued 100,000 shares of common stock at $0.50 in exchange for consulting services valued at $50,250.

In August 2004, the Company issued 200,000 shares of common stock at $0.56 in exchange for consulting services valued at $112,500.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE E - CAPITAL STOCK (continued)

In September 2004, the Company issued 1,000,000 shares of common stock at $0.52 in exchange for consulting services valued at $517,500.

In September 2004, the Company issued 45,000 shares of common stock at $0.50 in exchange for consulting services valued at $22,288.

In September 2004, the Company converted 4,000 preferred shares into 100,000 shares of common stock at $0.41 in exchange for consulting services valued at $54,000.

In September 2004, the Company issued 60,000 convertible preferred shares at $25.00, in exchange for consulting services valued at $1,500,000.

In accordance with EITF 96-18 the measurement date to determine fair value was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2004, the Company issued 200,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.68 per share for a total of $136,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2004, shareholders returned 1,069,600 shares to treasury issued earlier in exchange for services valued at $642,098.

In October 2004, the Company issued 82,500 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.60 per share for a total of $49,500, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2004, the Company sold 500,000 shares of common stock subscribed for cash at $0.60 per share pursuant to private placement.

In October 2004, the Company issued 532,500 shares of common stock to existing noteholders. The Company valued the shares issued at approximately $0.50 per share for a total of $266,250.

In October 2004, the Company sold 500,000 shares of common stock subscribed for cash at $0.50 per share pursuant to private placement.

In October 2004, the Company sold 1,000,000 shares of common stock subscribed for cash at $0.45 per share pursuant to private placement.

In October 2004, the Company issued 315,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.45 per share for a total of $141,750, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE E - CAPITAL STOCK (continued)

In November 2004, the Company issued 100,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.47 per share for a total of $47,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 300,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.80 per share for a total of $240,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 115,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $1.44 per share for a total of $165,600, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 5,000 shares of common stock in exchange for employee services. The Company valued the shares issued at approximately $1.44 per share for a total of $7,200, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 60,000 shares of common stock in exchange for employee services. The Company valued the shares issued at approximately $0.60 per share for a total of $36,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In December 2004, the Company issued net 5,500,000 shares of common stock for default as per terms of notes payable for $88,500. Out of total, 3,500,000 shares were retained in escrow on behalf of another party for future deferred compensation.

In December 2004, the Company issued 5,796,785 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $1.44 per share for a total of $8,317,207, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In December 2004, the Company issued 2,930,000 shares of common stock subscribed for cash at $0.50 per share pursuant to the exercise terms of a promissory note payable.

In January 2005, we issued 25,000 shares of common stock for warrants exercised at $0.10 share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In January 2005, we retired $537,500 of convertible notes payable for 1,628,789 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In January 2005, we issued 17,500 shares of common stock for warrants exercised at $0.10 share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In January 2005, we retired $791,673 of convertible notes payable for 2,399,012 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE E - CAPITAL STOCK (continued)

In January, 2005, the Company issued 315,636 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $1.30 per share for a total of $410,327, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In February 2005, we retired $25,000 of convertible notes payable for 75,757 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In February 2005, we issued 20,000 shares of common stock for warrants exercised at $0.10 share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In February 2005, we retired $200,000 of convertible notes payable for 606,060 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In February 2005, we issued 45,000 shares of common stock for warrants exercised at $0.10 share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In February 2005, we retired $600,000 of convertible notes payable for 1,500,000 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.40 per share.

In February 2005, we retired $91,883 of convertible notes payable for 278,433 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In February, 2005, the Company issued 17,236 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $1.17 per share for a total of $20,166, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In February, 2005, the Company issued 300,000 shares of common stock subscribed for cash at $0.50 per share for a total of $150,000 pursuant to the exercise terms of a promissory note payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In February, 2005, the Company issued 716,500 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.95 per share for a total of $680,675, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In February, 2005, the Company issued 10,500 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.95 per share for a total of $9,975, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March, 2005, the Company issued 13,202,000 shares of common stock subscribed for cash at $0.50 per share for a total of $6,601,000 pursuant to the exercise terms of a promissory note payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In March, 2005, the Company issued 185,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $1.19 per share for a total of $220,150, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE E - CAPITAL STOCK (continued)

In March 2005, we issued 100,000 shares of common stock for options exercised at $0.60 share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In March, 2005, the Company issued 1,675,272 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.98 per share for a total of $1,641,767, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March, 2005, the Company issued 24,333 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.92 per share for a total of $22,386, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March, 2005, the Company issued 15,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.99 per share for a total of $14,850, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March, 2005, the Company issued 1,240,000 shares of common stock subscribed for cash at $0.50 per share for a total of $620,000 pursuant to the exercise terms of a promissory note payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In March, 2005, the Company canceled shares previously issued within the quarter for exchange of debt valued at $250,000.

In March, 2005, the Company issued 10,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.89 per share for a total of $8,900, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

The Company recognized an imbedded beneficial conversion feature present in the January/February Offering note ("January/February PPM"). The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of 4,179,554 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Bridge Offering. The debt discount attributed to the beneficial conversion feature was fully amortized over the fiscal first quarter period as interest expense.

The Company  recognized the value  attributable to the warrants in the amount of
$3,191,446   to  additional   paid  in  capital  and  a  discount   against  the
January/February 2005 PPM.

In March, 2005, the Company granted an aggregate of 300,000 stock options to employees that vested immediately. The exercise prices of the stock options granted were below the fair value of the Company's common stock at the grant date. Compensation expense of $180,000 and $0 was charged to operations during the period ended March 31, 2005 and 2004, respectively.

In April, 2005, the Company issued 160,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.80 per share for a total of $128,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                         (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2005 AND 2004

NOTE E - CAPITAL STOCK (continued)

In April, 2005, the Company issued 40,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.80 per share for a total of $32,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In April, 2005, the Company issued 850,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.75 per share for a total of $637,500, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In April 2005, we retired $165,000 of convertible notes payable for 500,000 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In April, 2005, a shareholder returned 10,000 shares previously issued for services valued at $34,200 in exchange for a cash settlement.

In April 2005, we retired convertible notes payable for 75,758 shares of common stock. The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In April 2005, the Company issued 50,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.68 per share for a total of $34,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In June 2005, a shareholder returned 10,000 shares previously issued for services valued at $5,000.

In June 2005, the Company cancelled 300,000 stock options previously granted valued at $180,000. In accordance with EITF 96-18 the measurement date to determine fair value was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In July 2005, the Company issued 157,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.60 per share for a total of $94,200, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In July 2005, the Company issued 36 million shares in exchange for intellectual property at approximately $0.67 per share for a total of $24,120,000.

In July 2005, the Company issued 640,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.60 per share for a total of $384,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE E - CAPITAL STOCK (continued)

In July 2005, the Company issued 121,985 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.94 per share for a total of $168,339, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On July 28, 2005, the Company issued an aggregate of 8,250,000 shares of its common stock under its ESOP (see note F) to employees and consultants in exchange for $3,960,000 of services rendered , which approximated the fair value of the shares issued during the period services were completed and rendered. Compensation costs of $3,960,000 were charged to operations during the year ended September 30, 2005.

Registration Rights Agreement

In connection with the $ 7,371,000 million convertible debt financing in the quarter ended March 31, 2005, we agreed to register for resale the shares of common stock issued to investors and the shares of common stock issuable upon exercise of the investor warrants and placement warrants. The registration obligations require, among other things, that a registration statement be declared effective no later than July , 2005. We were unable to meet this obligation and therefore paid to the investors liquidated damages equal to 3.5 % of the amount paid by the investors to us in the offering, which damage payments totaled an aggregate of approximately $ 257,985 per month, payable , at the Company's sole option, in cash or in our unregistered common stock . We also will be required to pay to each investor liquidated damages for any future periods in which we are unable to maintain the effectiveness of the registration in accordance with the requirements contained in the registration rights agreement we entered into with the investors. Under the registration rights agreement, there is no cap on the liquidated damages payable to the investors, but the Company believes that the liquidated damages provision is no longer enforceable because the availability of Rule 144 makes the provision grossly inconsistent with actual damages.

In September 2005, the Company issued 814,158 penalty shares pursuant to the pending SB-2 registration terms. In connection with the 7,371,000 million convertible debt financing in the quarter ended March 30, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of July and August 2005. The Company valued the shares issued at approximately $0.62 per share for a total of $502,672.

In September 2005, the Company issued 391,224 penalty shares pursuant to the pending SB-2 registration terms. In connection with the 7,371,000 million convertible debt financing in the quarter ended March 30, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of September 2005. The Company valued the shares issued at approximately $0.70 per share for a total of $273,857 and charged the amount to operations in the year ended September 30, 2005.

In September 2005, the Company issued 185,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.94 per share for a total of $173,900, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In September, 2005, the Company cancelled 740,000 shares previously issued for services valued at $296,972.

In September, 2005, the Company cancelled un-issued warrants valued at $287,440.

NOTE F - STOCK OPTIONS AND WARRANTS

Warrants

The Company issued options and warrants during the years ended September 30, 2005 and 2004 for consulting and employee services, fees in connection with obtaining financing and various other services. The following table summarizes the changes in options and warrants outstanding and the related prices for the shares of the Company's common stock issued to shareholders of the Company. These warrants were granted in lieu of cash compensation for services performed or financing expenses in connection with the sale of the Company's common stock.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE F - STOCK OPTIONS AND WARRANTS (continued)



                                               Warrants Outstanding                                        Warrants Exercisable
                                                 Weighted Average             Weighed                            Weighted
                              Number          Remaining Contractual           Average            Number          Average
    Exercise Prices         Outstanding             Life (Years)          Exercise Price       Exercisable   Exercise Price
    ---------------         -----------       ---------------------       --------------    -------------- ---------------------
          $0.10                 105,464              3.79                 $      0.10             105,464      $     0.10
          $0.20                   5,000              3.13                 $      0.20               5,000      $     0.20
          $0.50                  50,000              4.02                 $      0.50              50,000      $     0.50
          $0.55               9,000,000              2.72                 $      0.55           9,000,000      $     0.55
          $0.60               9,282,000              3.63                 $      0.60           9,282,000      $     0.60
          $0.68               3,660,000              4.00                 $      0.68           3,660,000      $     0.68
          $0.70                 750.000              1.84                 $      0.70             750.000      $     0.70
          $0.75              17,727,000              4.00                 $      0.75          17,727,000      $     0.75
          $1.00                 100,000              1.04                 $      1.00             100,000      $     1.00
          $3.00                  62,503              0.25                 $      3.00              62,503      $     3.00
                            -----------                                                     --------------
                             40,741,967                                                        40,741,967

     Transactions involving warrants are summarized as follows:

                                                               Weighted Average Price
                                           Number of Shares          Per Share

Balance, September 30, 2003                      383,500           $      1.38
                                             ------------          ------------
Granted                                        4,574,753                  0.58
Exercised                                        (88,000)                 1.00
Canceled or expired                                    -                     -
                                             ------------          ------------
Balance,  September 30, 2004                   4,870,253           $      0.63
                                             ------------          ------------
Granted                                       37,113,000                  0.67
Exercised                                       (207,500)                 0.34
Canceled or expired                           (1,033,786)                 0.65
                                             ------------          ------------
Balance, September 30, 2005                   40,741,967           $      0.67
                                             ------------          ------------

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004


NOTE F - STOCK OPTIONS AND WARRANTS (continued)

In July 2005, the Company entered into an agreement with Trilogy Capital Partners, Inc. and Joff Pollon ("Trilogy" and "Pollon") to provide marketing services to the Company for a term of one year, and terminable thereafter by either party upon 30 days prior written notice. In connection with the agreement, we agreed to pay Trilogy a monthly fee of $12,500. The Company also issued to Trilogy a warrant to purchase 7.5 million shares of common stock at $0.55 per share and Pollon a warrant to purchase 1.5 million shares of common stock at $0.55 per share, exercisable for a period of three years from issuance. The warrant contains a "cashless" exercise provision. The warrants may be settled in unregistered shares. In connection with these warrants, we also agreed to file a registration statement with respect to the shares underlying such warrants no later than the earlier to occur of: (i) 15 days following the effectiveness of the Company's registration statement on Form SB-2, filed February 15, 2005, as amended, or (ii) September 15, 2005. As of the date hereof we have not filed a registration statement with respect to the shares of our common stock underlying the warrants we issued to Trilogy. In the event that a claim is successfully brought by Trilogy against us with respect to this matter, it could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business. The holder has contractually agreed to restrict its ability to convert or exercise the warrants and receive shares of our common stock such that the number of shares of common stock held by it after such conversion or exercise does not exceed 5% of the then issued and outstanding shares of common stock. In the quarter ended September 30, 2005, the Company charged $180,000 to operations for compensatory warrants granted in exchange for services.

In the quarter ended December 31, 2004, the Company charged $394,698 to operations for compensatory warrants granted in exchange for services. The estimated value of the compensatory warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 2 to 5 years, a risk free interest rate of 4.25%, a dividend yield of 0% and volatility of 22.9%.

In the quarter ended June 30, 2005, the Company charged $849,046 to operations for compensatory warrants granted in exchange for services. The estimated value of the compensatory warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 2 to 5 years, a risk free interest rate of 3.89%, a dividend yield of 0% and volatility of 55.9%.

In the quarter ended September 30, 2005, the Company reversed $765,460 of compensatory warrants related to 3 million warrants due to cashless exercise provisions. Both the stock price and exercise price were $0.60 as of June 30, 2005 resulting in no charge to operations per EITF 00-19. As of September 30, 2005, the stock price was lower than the exercise price with no charge to expense.

In the quarter ended September 30, 2005, the Company reclassified 3 million warrants due to their "cashless" exercise provision. The Company issued warrants to directors and advisors to purchase 3 million shares of common stock at $0.60 per share, exercisable for a period of four years from issuance. The shares underlying the warrants contain demand registration rights and may be settled by the Company with unregistered shares of its common stock.

During the three months ended March 31, 2005, the Company granted an aggregate of 300,000 stock options to directors that vested immediately. The exercise prices of the stock options granted were below the fair value of the Company's common stock at the grant date. Compensation expense of $180,000 was charged to operations during the period ended March 30, 2005. In the quarter ended June 30, 2005, the Company canceled the unexercised 300,000 stock options and credited expense for the previously recorded $180,000 in compensation. In exchange for the canceled options, the Company issued 50,000 warrants with a $0.50 exercise price and a five year life during the quarter ended June 30, 2005.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE F - STOCK OPTIONS AND WARRANTS (continued)

During the quarter ended September 30, 2005, the Company charged $327,202 to operations for compensatory warrants granted in exchange for services for warrants issued in December 2004. The estimated value of the compensatory warrants granted to employees in exchange for services was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 3 years, a risk free interest rate of 4.38%, a dividend yield of 0% and volatility of 100.1%.

The amount of the expense charged to operations for compensatory warrants granted in exchange for services was $956,304 and $2,019,862, respectively, for the years ended September 30, 2005 and 2004.

On February 14, 2005, the Company  established an Employee Stock  Ownership Plan
(ESOP), authorizing 16 million shares for the future issuance of incentive stock options and non-statutory options. Incentive options s are issued at fair market value while non-statutory options are issued at 110% of fair market value. During the year ended September 30, 2005, 3.660 million shares were granted as incentive stock options and vested as follows; 50% or 1.830 million shares vesting on April 1, 2005, 25% vesting on July 1, 2005 and the remaining 25% vesting on October 1, 2005. No ESOP shares were exercised as of June 30, 2005. ESOP grants must be exercised within five (5) years. Had the Company charged
these  warrants  to  operations,   the  resulting  expense  would  have  totaled
$1,406,350.

NOTE G- INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

At September 30, 2005, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $50,275,314, expiring in the year 2023, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized. Due to significant changes in the Company's ownership, the future use of its existing net operating losses may be limited.

Components of deferred tax assets as of September 30, 2005 are as follows:

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE G- INCOME TAXES (continued)

                  Non current:
                  Net operating loss carryforward                  $17,596,000

                  Valuation allowance                              (17,596,000)
                                                                   ------------
                  Net deferred tax asset                           $         -


NOTE H- LOSSES PER SHARE

The following table presents the computation of basic and diluted losses per share:

                                                                          For the Year Ended       For the Year Ended
                                                                          September 30, 2005       September 30, 2004
                                                                          ------------------       ------------------
Loss available for common shareholders                                    $     (52,610,380)       $     (19,358,259)
                                                                          ==================       ==================
Basic and fully diluted loss per share                                    $           (0.82)       $           (0.93)
                                                                          ==================       ==================
Weighted average common shares outstanding                                       63,905,259               20,819,700

Net loss per share is based upon the weighted average of shares of common stock outstanding

NOTE I- COMMITMENTS AND CONTINGENCIES

Consulting Agreements

On August 6, 2004 the Company retained Giuliani Partners, on a non-exclusive basis, to provide advice and assistance to the Company regarding issues associated with Applied DNA's proprietary DNA embedded security. On April 8, 2005 the Company terminated the agreement with Giuliani Partners, whereby both parties agreed to discharge, waive and release one another from all obligations under the consulting agreement. Total compensation paid to Giuliani Partners through June 30, 2005 was $1,250,000.

On March 24, 2005, the Company amended its existing Cooperative Research and Development Agreement ("CRADA") with Battelle Energy Alliance, LLC, the Department of Energy's National Laboratory in Idaho Falls, Idaho (the "Amendment"). The Amendment adds additional joint research projects, including development of marker applications for textiles, inks, gasoline, and explosive materials. Per the Amendment and at the Company's discretion, the Company can spend up to $1,701,216 to further develop and refine selected DNA and related applications. In November 2005, the agreement was terminated.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE I- COMMITMENTS AND CONTINGENCIES (continued)

Litigation

Stern & Co. v. Applied DNA Sciences, Inc., Case No.: 05 CV 00202

Plaintiff Stern & Co. commenced this action against us in the United States District Court for the Southern District of New York on or about January 10, 2005. In this action, Stern & Co. alleges that it entered into a contract with us to perform media and investor relations for a monthly fee of $5,000 and stock options. Stern & Co. claims that we failed to make certain payments pursuant to the contract and seeks damages in the amount of $96,042.00. We answered the complaint on May 12, 2005, denying Stern & Co.'s allegations and we asserted a number of defenses. This action is in the early stages of discovery and we intend to vigorously defend this matter. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial position or results of operations.

Oceanic Consulting, S.A. v. Applied DNA Sciences, Inc., Index No.: 603974/04

Plaintiff Oceanic Consulting, S.A. commenced this action on or about November 24, 2004 against us in the Supreme Court of the State of New York, County of New York. Oceanic Consulting, S.A. asserts a cause of action for breach of contract based upon the allegation that we failed to make payments pursuant to a consulting agreement. Oceanic Consulting, S.A.also asserts a causes of action in which it seeks reimbursement of its expenses and attorneys' fees. Oceanic Consulting, S.A. seeks damages in the amount of $137,500.00. Oceanic Consulting, S.A. moved for a default judgment, which we have opposed based upon Oceanic Consulting, S.A.'s failure to properly serve the complaint as well as our meritorious defenses. Thereafter, Oceanic Consulting, S.A. agreed to withdraw its motion for a default judgment and accepted service of our answer on May 23, 2005. We dispute the allegations of the complaint. This action is in the early stages of discovery and we intend to vigorously defend this matter. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial position or results of operations.

Crystal  Research  Associates,  LLC v. Applied DNA Sciences,  Inc.,  Docket No.:
L-7947-04

On April 29, 2005, Crystal Research Associates, LLC obtained a default judgment against us for $13,000 in the Superior Court of New Jersey, Middlesex County. We intend to move to vacate the default judgment on various grounds. We dispute the allegations of the complaint and we intend to vigorously defend this matter.

Franchising and Distribution Agreements

On July 15, 2005, Applied DNA Sciences, Inc. (the "Company") closed upon the stock purchase agreement (the "Agreement") with Biowell Technology Inc., a Taiwan corporation ("Biowell") that was executed on January 28, 2005. Pursuant to the Agreement, the Company, through its wholly-owned subsidiary, APDN (B.V.I.) Inc., a British Virgin Islands company, acquired all of the issued and outstanding shares of Rixflex Holdings Limited, a British Virgin Islands company ("Rixflex"). Pursuant to an asset purchase agreement, Biowell transferred all of its intellectual property (the "Biowell Technology") to Rixflex prior to the Company's acquisition of Rixflex. In exchange for all of the issued and outstanding shares of Rixflex, we issued to the shareholders of Rixflex 36 million shares of our common stock.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE I- COMMITMENTS AND CONTINGENCIES (continued)

In connection with the closing, the Company terminated the October 2002 license agreement with Biowell, replacing it with a new Biowell license agreement granting an exclusive license in selected Asian countries for an initial period through December 31, 2010. If Biowell meets its performance goals, the license agreement extends for an additional five year term. Sub-license payments due to the Company are 50% for all fees, payments and consideration received. Biowell is required to pay a royalty of 10% on all net sales made and is required to meet certain minimum annual net sales in its various territories. Under this agreement, the Company recognized $3,129 in revenues in the year ended September 30, 2005.

The Company has entered into a Distribution and Franchising Agreement ("Franchise Agreement") in July 2003. Under the terms of the Franchise Agreement, the franchisee is obligated to pay the Company $3,000,000 payable $25,000 upon execution of the Franchise Agreement and the balance of $2,975,000 payable over five (5) years with interest accruing at 8% per annum. Payments under the Franchise Agreement are subject to franchisee's net profits, as defined, under the Franchise Agreement. During the year ended September 30, 2005 and 2004 the Company has received the initial $0 and $25,000, as installment and has recognized the receipt as other income in the accompanying financial statements.

Operating Lease Commitments

The Company leases office space under operating lease in Los Angeles, California for its corporate use from an entity controlled by significant former shareholder, expiring in November 2006. In November 2005, the Company vacated the Los Angeles facility to relocate to the new Stony Brook New York address. Lease termination costs are included in the Subsequent Event disclosure (see Note J). Total lease rental expenses for the years ended on September 30, 2005 and 2004, was $120,804 and $120,804, respectively.

Commitments for minimum rentals under non-cancelable lease at September 30, 2005 are as follows:


Year ended September 30, 2006                           $ 51,562
Year ended September 30, 2007                              4,687
                                                    -------------
                                                        $ 56,249

Employment and Consulting Agreements

The Company has employment agreements with some of the Company's officers and certain employees. These employment agreements provide for salaries and benefits, including stock options. In June of 2005, an Addendum was made to several employment agreements providing defined commitments should the Company terminate the employee with or without cause. It is the Company's position that the form of Addendum was not approved by the Board of Directors, and is therefore null and void, ab initio, as of the date that each one was executed by an officer of the Company.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004

NOTE I- COMMITMENTS AND CONTINGENCIES (continued)

The Company has consulting agreements with two outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or consultant terminates such engagement by written notice.

As part of the Biowell acquisition, the Company entered into a consulting agreement with Timpix International Limited for the consulting services of three former Biowell employees, Jun-Jei Sheu, Ben Liang and Johnson Chen. The consulting agreement is for the shorter of two years, or until all of the consultants  have  obtained  a visa to work in the  United  States  and  execute employment agreements with the Company. Such consulting agreement shall automatically renew for one year periods until terminated. Pursuant to the consulting agreement, the Company shall pay $47,000 per month, which is apportioned at $20,000 per month for Mr. Sheu, $15,000 per month for Mr. Liang and $12,000 per month for Mr. Chen. In the event that either of Messrs. Sheu, Liang or Chen becomes employed by the Company, the monthly consulting fee shall be reduced accordingly.

NOTE J- SUBSEQUENT EVENTS

In November 2005, the Company closed its Los Angeles facility and relocated to Stony Brook, New York. As part of the relocation, the Company terminated many of its Los Angeles based employees, sold excess office furnishings and terminated its facility lease. In anticipation of future expenses related to the relocation, the Company established a reserve for severed employees, lease termination and new office relocation expenses in the amount of $451,000.

In October 2005, the Company received a Notice of Termination from the Idaho National Laboratory. The Notice gives APDN 90-day advance notice of termination. The effective Termination date is January 23, 2006. We are exploring a settlement and mutual release with the Idaho National Laboratory.

NOTE K - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the period September 16, 2002 through September 30, 2005, the Company incurred a loss of $75,425,414. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations. Management is devoting substantially all of its efforts to developing DNA embedded biotechnology security solutions in the United States and there can be no assurance that the Company's efforts will be successful. However, the planned principal operations have not commenced and no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company's management is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT



SEC Registration fee                   $     6,639.68
Accounting fees and expenses           $    10,000.00
Legal fees and expenses                $    60,000.00
Miscellaneous                          $     3,422.41
                                             --------
TOTAL                                  $    80,062.09

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In April 2003, we issued 18,000 shares of common stock in exchange for $18,000. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In April 2003, we issued 9,000 shares of common stock to consultants as consideration for services rendered, which we valued at $585. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In April 2003, we issued 5,000 shares of common stock to consultants as consideration for services rendered, which we valued at $12,500. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In June 2003, we issued 10,000 shares of common stock to consultants as consideration for services rendered, which we valued at $25,000. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In June 2003, we issued 50,000 shares of common stock in exchange for $50,000. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In June 2003, we issued 270,000 shares of common stock to consultants as consideration for services rendered, which we valued at $17,550. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In July 2003, we issued 213,060 shares of common stock to consultants as consideration for services rendered, which we valued at $428,818. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In July 2003, we issued 20,000 shares of common stock in exchange for $20,000. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In July 2003, we issued 10,000 shares of common stock in exchange for $10,000. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In August 2003, we issued 172,500 shares of common stock to consultants as consideration for services rendered, which we valued at $410,930. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In August 2003, we issued 29,000 shares of common stock in exchange for $29,000. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933..

In September 2003, we issued 395,260 shares of common stock to consultants as consideration for services rendered, which we valued at $952,997. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In September 2003, we sold 16 units at $4,000 a unit, for a total of $64,000, to four accredited investors. Each Unit consisted of 1,600 shares of our Common Stock plus 500 Common Stock Purchase Warrants, exercisable for a period of two years at a price of $3.50 a share. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933 as well as Regulation D of the Act, and Rule 506 promulgated thereunder. The Warrants are exercisable on a one for one basis at an exercise price of $3.50 per share for a two year exercise period from the date of issuance.

In September, 2003, we issued 95,000 shares of common stock in exchange for $95,000. This issuance is considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933 as well as Regulation D of the Act, and Rule 506 promulgated thereunder.

Between October and December 2003, we sold 167.5 units for a total of $670,000, to five accredited investors. Each Unit consisted of 1,600 shares of our Common Stock plus 500 Common Stock Purchase Warrants, exercisable for a period of two years at a price of $3.50 a share. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933 as well as Regulation D of the Act, and Rule 506 promulgated thereunder.

From November through December 2003, we sold 23.25 units to accredited investors at a price of $50,000 per Unit for a total of $1,162,500. Each Unit consists of
(i) a $50,000 Principal Amount 10% Secured Convertible Promissory Note, (ii) warrants to purchase 50,000 shares of our common stock, exercisable for a period of five years at a price of $3.20 per share and (iii) warrants to purchase 10,000 shares of our common stock, exercisable for a period of five years at a price of $0.10 per share. The Notes are convertible into shares of our common stock at a price of $2.50 per share. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933 as well as Regulation D of the Act, and Rule 506 promulgated thereunder.

From October 7 through to October 30, 2003, we issued a total of 255,439 shares of common stock to eight consultants for their marketing, investor relations and advisory services. These issuances are considered exempt from registration by reason of the Section 4(2) of the Securities Act of 1933.

On October 9, 2003, we issued 120,000 shares of common stock to a single investor, Jocar Nominees, in our 2003 Private Placement of Units for total proceeds of $300,000. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933 as well as Regulation D of the Act, and Rule 506 promulgated thereunder.

In October 2003, the Company issued 32,000 shares of common stock in exchange for previously issued non-compensatory warrants exercised at $1.00 per share. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On November 3, 2003, we issued 100,000 shares of common stock to an employee as a signing bonus and for sales and marketing services in lieu of salary. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

From November 18, 2003 through December 5, 2003, we issued a total of 106,400 shares of common stock to two accredited investors in our 2003 Private Placement of Units for total proceeds of $266,000. These issuances are considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933 as well as Regulation D of the Act, and Rule 506 promulgated thereunder.

From December 5, 2003 through December 24, 2004, we issued a total of 275,500 shares of common stock to consultants and employees for their investor relations, sales, marketing and advisory services. These issuances are considered exempt from registration by reason of the Section 4(2) of the Securities Act of 1933.

On December 17, 2003, we issued a total of 1,850,000 shares of common stock to ten consultants in connection with our agreement with the company's investment bankers, VC Arjent. These issuances are considered exempt from registration by reason of the Section 4(2) of the Securities Act of 1933.

In January 2004, we issued a total of 41,600 shares of common stock at $2.50 per share in fulfillment of a stock subscription made in December 2003 to various consultants in exchange for administrative, marketing, financial advisory and legal consulting services. These issuances are considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

To conserve capital, in February 2004, we issued 6,283 shares of common stock to employees in lieu of their cash salaries. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In March 2004, we issued 44,740 shares of common stock in exchange for consulting services. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In March 2004, we issued 55,000 shares of common stock for options exercised at $1.00 per share.

In March 2004, we issued 125,018 shares of common stock in exchange for employee services. Such issuances were considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

In March 2004, we issued 22,500 shares of common stock at $0.10 for subscription of warrants to be exercised. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder, as well as
Section 4(2) of the Act.

In March 2004, we issued 5,443 shares of common stock at $3.00 per share in exchange for employee services valued at $16,344. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In March 2004, we issued 5,769 shares of common stock at $3.15 per share in exchange for employee services valued at $18,177. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In March 2004, we issued 8,806 shares of common stock at $3.03 per share in exchange for employee services valued at $26,639. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In April 2004, we issued 22,500 shares of common stock at $0.10 for subscription
of  warrants  to  be  exercised.   Such  issuance  was  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

In April 2004, we issued 9,860 shares of common stock at $2.58 per share in exchange for employee services valued at $25,441. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In April 2004, we issued 11,712 shares of common stock at $2.35 per share in exchange for consulting services valued at $27,523. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In April 2004, we issued 367,500 shares of common stock at $1.50 per share in exchange for consulting services valued at $551,250. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In April 2004, we retired 50,000 shares of common stock previously issued for consulting services at $0.065 per share or $3,250.

In May 2004, we issued 100,000 shares of common stock at $1.01 per share in exchange for consulting services valued at $101,250. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In May 2004, we issued 10,000 shares of common stock at $0.10 per share in a stock subscription for $1,000. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In May 2004, we issued 137,000 shares of common stock at $0.86 per share in exchange for consulting services valued at $119,413. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In May 2004, we issued 26,380 shares of common stock at $1.15 per share in exchange for consulting services valued at $30,337. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In June 2004, we retired 5,000 shares of common stock previously issued for consulting services at $0.065 per share or $325. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 270,500 shares of common stock at $0.67 per share in exchange for consulting services value Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.d at $180,560.

In June 2004, we issued 8,000 shares of common stock at $0.89 per share in exchange for consulting services valued at $7, Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.120.

In June 2004, we issued 50,000 shares of common stock at $0.64 1/2 per share in exchange for consulting services value Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.d at $32,250.

In June 2004, we sold 250,000 shares of common stock at $1.00 per share for total proceeds of $250,000 pursuant to priva Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.te placement.

On June 30, 2004, we issued 50,000 shares of common stock to an investor relations firm as compensation for services performed on our behalf. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On July 23, 2004 and August 2, 2004, we issued an aggregate of 55,000 shares of common stock to our legal counsel as compensation for legal services performed on our behalf. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

From July through September 2004, we issued an aggregate of 1,550,000 shares of common stock to certain of our officers, directors and employees as compensation for services performed on our behalf. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On September 21, 2004, we issued 100,000 shares of common stock pursuant to a conversion by one of the holders of our convertible preferred stock. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On October 1, 2004, we issued a total of 199,999 shares of common stock to parties related to an investment banker with which we have a non-exclusive engagement. Such issuance was considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

On October 13, 2004, we issued a total of 257,500 shares of common stock to two consultants for financial advisory and marketing services. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On October 18, 2004, we issued a total of 347,500 shares of common stock to previous investors as consideration for our agreement to extend our registration commitment. Such issuance was considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

On October 19, 2004, we issued 1,000,000 shares of common stock to a single investor for total proceeds of $500,000. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On October 26, 2004, we issued a total of 500,000 shares of common stock to parties related to our investment banker in settlement for various breaches made in our Placement Agent Agreement. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On November 4, 2004, we issued 100,000 shares of common stock to an employee as compensation for services previously rendered. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On November 15, 2004 through December 17, 2004, we issued a total of 415,000 shares of common stock to a consultant for financial advisory services. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On December 17, 2004,  we issued 5,000 shares of common stock to an employee for
services  previously   rendered.   Such  issuance  was  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

We sold $1,465,000 in convertible promissory notes to 13 accredited investors in December 2004. Each promissory note was automatically convertible into shares of our common stock, at a price of $0.50 per share, upon the closing of a private placement for $1 million or more. In connection with the sale of the convertible promissory notes, we issued 2,930,000 warrants to purchase shares of our common stock. The warrants are exercisable until three years from the date of issuance at a purchase price of $0.75 per share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

On January 4, 2005 we issued 25,000 shares of common stock related to warrant exercises for which we received $2,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On January 10, 2005, we issued 1,628,789 shares of common stock in exchange for debt valued at $537,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On January 10, 2005, we issued 17,500  shares  related to warrant  exercises for
which  we  received   $1,750.   Such  issuances  were  considered   exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

On January 21, 2005, we issued 2,399,012 shares of common stock in exchange for debt valued at $791,674. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On January 21, 2005, we issued 315,636 shares of common stock in exchange for legal services valued at $157,818. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 1, 2005, we issued 75,757 shares of common stock in exchange for debt valued at $25,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 3, 2005 we issued 20,000 shares of common stock related to warrant exercises for which we received $2,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 4, 2005, we issued 606,060 shares of common stock in exchange for debt valued at $200,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 4, 2005 we issued 45,000 shares of common stock related to warrant exercises for which we received $4,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 4, 2005, we issued 1,500,000 shares of common stock in exchange for debt valued at $600,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 10, 2005, we issued 278,433 shares of common stock in exchange for debt valued at$91,883. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 10, 2005, we issued 17,236 shares of common stock in exchange for financial advisory services valued at $8,618. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 10, 2005, we issued 300,000 shares of common stock related to the January/February PPM subscription for which we received $150,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 22, 2005, we issued 716,500 shares of common stock in exchange for financial advisory services valued at $358,250. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 22, 2005, we issued 10,500 shares of common stock related to the repricing of a previous financing valued at $3,465. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

We conducted a private placement offering in January and February 2005, in which we sold $7,371,000 of 10% Secured Convertible Promissory Notes to 61 accredited investors. The 10% Secured Convertible Promissory Notes automatically convert into shares of our common stock, at a price of $0.50 per share, upon the filing of this registration statement. In connection with the private placement offering, we have issued 15,242,000 warrants. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.75 per share. This placement was considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder and/or Section 4(2) of the Securities Act of 1933.

On March 3, 2005, we issued 185,000 shares of common stock in exchange for employee services valued at $111,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On March 8, 2005 we issued 100,000 shares of common stock related to warrant exercises for which we received $60,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On March 14, 2005, we issued 1,675,272 shares of common stock in exchange for financial advisory services valued at $837,636. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On March 18, 2005, we issued 24,333 shares of common stock in exchange for legal
services  valued  at  $12,167.   Such  issuances  were  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

On March 29, 2005, we issued 15,000 shares of common stock in exchange for employee services valued at $9,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On March 31, 2005, we issued 1,240,000 shares of common stock related to the January/February PPM subscription for which we received $620,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On March 31, 2005, we issued 1,500,000 shares of common stock related to the January/February PPM subscription for which we received $600,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On March 31, 2005, we issued 10,000 shares of common stock in exchange for financial advisory services valued at $5,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 6, 2005, we issued 40,000 shares of common stock in exchange for employee services valued at $20,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 6, 2005, we issued 160,000 shares of common stock in exchange for financial advisory services valued at $80,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 13, 2005, we issued 500,000 shares of common stock related to the repricing of a previous financing valued at $165,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 13, 2005, we issued 850,000 shares of common stock in exchange for financial advisory services valued at $425,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 13, 2005, we retired 10,000 shares of common stock previously issued in exchange for financial advisory services valued at $34,200. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 25, 2005, we issued 75,758 shares of common stock in exchange for debt valued at $25,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 29, 2005, we issued 50,000 shares of common stock in exchange for financial advisory services valued at $25,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On May 19, 2005 we issued 185,000 shares of common stock related to warrant exchanges valued at $111,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

During the three months ended June 30, 2005, we issued 575,758 shares of common stock in exchange for debt. We valued the shares issued at approximately $0.29 per share for a total of $165,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

During the three months ended June 30, 2005, we issued 1,080,000 shares of common stock in exchange for consulting services valued at $792,300, which represents the fair value of the services received which did not differ materially from the value of the stock issued. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

During the three months ended June 30, 2005, we granted options to purchase 3,660,000 shares of our common stock pursuant to the 2005 Incentive Stock Plan. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In July 2005, we issued 157,000 shares of common stock in exchange for consulting services. We valued the shares issued at approximately $0.60 per share for a total of $94,200, which represents the fair value of the services received which did not differ materially from the value of the stock issued. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In July  2005,  we issued  36,000,000  shares of common  stock in  exchange  for
intellectual   property  at  approximately  $0.67  per  share  for  a  total  of
$24,120,000.

In July 2005, we issued 640,000 shares of common stock in exchange for consulting services. We valued the shares issued at approximately $0.60 per share for a total of $384,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In July 2005, we issued 121,985 shares of common stock in exchange for consulting services. We valued the shares issued at approximately $0.94 per share for a total of $168,339, which represents the fair value of the services received which did not differ materially from the value of the stock issued. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In July and August 2005, we issued a total of 8,550,000 shares of our common stock to nine employees and consultants. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In July/August 2005, we issued 814,158 penalty shares pursuant to the registration rights agreement from the private placement in January and February, 2005. In connection with the 7,371,000 convertible debt financing in the quarter ended March 30, 2005, we were obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, we paid the required $257,985 of liquidated damages in shares of our stock accruing at the rate of 3.5% per month on the face value of the notes for the month of July and August 2005. We valued the shares issued at approximately $0.62 per share for a total of $502,672. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In September 2005, we issued 391,224 penalty shares pursuant to the registration rights agreement from the private placement in January and February, 2005. In connection with the 7,371,000 convertible debt financing in the quarter ended March 30, 2005, we were obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, we paid the required $257,985 of liquidated damages in shares of our stock accruing at the rate of 3.5% per month on the face value of the notes for the month of September 2005. We valued the shares issued at approximately $0.70 per share for a total of $273,856. Such issuances were considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

In September 2005, we issued 185,000 shares of common stock in exchange for consulting services. We valued the shares issued at approximately $0.94 per share for a total of $173,900, which represents the fair value of the services received which did not differ materially from the value of the stock issued. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In October, 2005, the Company issued 400,000 shares of common stock subscribed for cash at $0.50 per share for a total of $200,000 pursuant to the terms of a subscription payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In October 2005, the Company issued 100,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.75 per share for a total of $75,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2005, the Company cancelled 350,000 shares previously issued for services valued at $210,000.

In October 2005, the Company issued 505,854 penalty shares pursuant to the registration rights agreement from the private placement in January and February, 2005. In connection with the 7,371,000 convertible debt financing in the quarter ended March 31, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of October 2005. The Company valued the shares issued at approximately $0.49 per share for a total of $247,868. Upon the one year anniversary of the investor proceeds receipt date, all penalty shares will terminate. No additional penalty shares shall accrue subsequent to February 15, 2006. Such issuances were considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

In November, 2005, the Company issued and sold a promissory note in principal amount of $550,000, and warrants to purchase a total of 5,500,000 shares of our common stock at an exercise price of $0.50 per share, and paid $55,000 in cash to VC Arjent for its services as the placement agent for this placement. All principal and accrued but unpaid interest under this note was paid in full shortly after the closing of and from the proceeds of the March 8, 2006 placement. Such issuances were considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

In November 2005, the Company issued 806,212 penalty shares pursuant to the registration rights agreement from the private placement in January and February, 2005. In connection with the 7,371,000 convertible debt financing in the quarter ended March 31, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of November 2005. The Company valued the shares issued at approximately $0.32 per share for a total of $257,987. Upon the one year anniversary of the investor proceeds receipt date, all penalty shares will terminate. No additional penalty shares shall accrue subsequent to February 15, 2006. Such issuances were considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

In December 2005, the Company issued 1,289,927 penalty shares pursuant to the registration rights agreement from the private placement in January and February, 2005. In connection with the 7,371,000 convertible debt financing in the quarter ended March 31, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of December 2005. The Company valued the shares issued at approximately $0.20 per share for a total of $257,985. Upon the one year anniversary of the investor proceeds receipt date, all penalty shares will terminate. No additional penalty shares shall accrue subsequent to February 15, 2006. Such issuances were considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

In December 2005, the Company issued 40,000 shares of common stock subscribed for cash at $0.50 per share for a total of $20,000 pursuant to the terms of a subscription payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

On March 8, 2006, the Company completed a private placement offering in which 30 units (the "Units") of our securities were sold, each Unit consisting of (i) a $50,000 Principal Amount 10% Secured Convertible Promissory Note (the "Notes") and (ii) warrants (the "Warrants") to purchase 100,000 shares of our common stock, or an aggregate of $1,500,000 in principal amount of Notes and Warrants to purchase 3,000,000 shares of common stock, for aggregate gross proceeds of $1,500,000. The Units were sold pursuant to Subscription Agreements, by and between each of the purchasers and Applied DNA Operations Management, Inc., our wholly owned subsidiary. This issuance is considered exempt under Regulation S of the Securities Act of 1933.

* All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Applied DNA Sciences or executive officers of Applied DNA Sciences, and transfer was restricted by Applied DNA Sciences in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings. Except as disclosed above, we have not employed any underwriters in connection with any of the above transactions.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

     The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Applied DNA Sciences, Inc., a Nevada corporation.


Exhibit No.    Description
----------     ------------
2.1            Articles of Merger of Foreign and  Domestic  Corporations,  filed
               December 19, 1998 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.1 Articles of Incorporation of DCC Acquisition Corporation, filed April 20, 1998 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.2 Articles of Amendment of Articles of Incorporation of DCC Acquisition Corp. changing corporation name to ProHealth Medical Technologies, Inc.

3.3 Certificate of Designations, Powers, preferences and Rights of the Founders' Series of Convertible Preferred Stock, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.4 Articles of Amendment of Articles of Incorporation of Applied DNA Sciences, Inc. increasing the par value of the company's common stock, filed on December 3, 2003 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.5 By-Laws of Applied DNA Sciences, Inc., filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

4.1 Form of Subscription Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.2 Form of 10% Secured Convertible Promissory Note, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.3 Form of Warrant Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.4 Registration Rights Agreement, dated January 28, 2005, between the Company and Vertical Capital Partners, Inc., on behalf of the investors, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.5 Security Agreement, dated January 28, 2005, between the Company and Vertical Capital Partners, Inc., on behalf of the investors, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.6 Form of Subscription Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on March 14, 2006 and incorporated herein by reference.

4.7 Form of 10% Secured Convertible Promissory Note of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on March 14, 2006 and incorporated herein by reference.

4.8 Form of Warrant Agreement of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on March 14, 2006 and incorporated herein by reference.

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.1 Exclusive License Agreement between Biowell Technology Corp. and Applied DNA Sciences, Inc. executed on October 8, 2002, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.2 Sub-License Agreement with G. A. Corporate Finance Ltd. Applied DNA Sciences, Inc., executed on July 29, 2003, as amended, filed as an exhibit to the current report on Form 8-K filed with the Commission on September 29, 2003 and incorporated herein by reference.

10.3 Indemnification Agreement with Larry Lee, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.4 Indemnification Agreement with Robin Hutchison, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.5 Indemnification Agreement with Peter Brocklesby, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.6 Indemnification Agreement with Adrian Botash, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.7 Giuliani Partners Strategic Marketing Partnership Agreement, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference

10.8 Stock Purchase Agreement, dated as of January 28, 2005, by and between Applied DNA Sciences, Inc. and Biowell Technology, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on February 2, 2005 and incorporated herein by reference.

10.9 Investment Advisory Agreement, dated as of February 14, 2005, by and between Applied DNA Sciences, Inc. and First London Finance, Ltd., filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.10 Amendment to the License Agreement, dated as of November 2, 2004, by and between Applied DNA Sciences, Inc. and Biowell Technology Inc., filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 16, 2005 and incorporated herein by reference.

10.11 Termination Agreement, dated as of April 11, 2005, by and between Applied DNA Sciences, Inc. and Giuliani Partners LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 20, 2005 and incorporated herein by reference.

10.12 Joint Product Development and Marketing Agreement, dated as of November 10, 2004, by and between Applied DNA Sciences, Inc. and Hologrammas S.A. de C.V., filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on October 28, 2005 and incorporated herein by reference.

10.13 Cooperative Research and Development Agreement, dated as of September 2, 2004, by and between Applied DNA Sciences, Inc. and Bechtel BWXT Idaho, LLC, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on October 28, 2005 and incorporated herein by reference.

10.14 Amendment to the Cooperative Research and Development Agreement, dated as of March 24, 2005, by and between Applied DNA Sciences, Inc. and Battelle Energy Alliance, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on May 10, 2005 and incorporated herein by reference.

10.15 Stock Purchase Amendment Agreement, dated as of July 12, 2005, by and between Applied DNA Sciences, Inc. and Biowell Technology, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on July 21, 2005 and incorporated herein by reference.

10.16 License Agreement, dated as of July 12, 2005, by and between Applied DNA Sciences, Inc. and Biowell Technology, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on July 21, 2005 and incorporated herein by reference.

10.17 Amendment to the License Agreement, dated as of October 10, 2005, by and between Applied DNA Sciences, Inc. and Biowell Technology, Inc., filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on October 28, 2005 and incorporated herein by reference.

10.18 Consulting Agreement, dated as of July 12, 2005, by and between Applied DNA Sciences, Inc. and Timpix International Limited, filed as an exhibit to the current report on Form 8-K filed with the Commission on July 21, 2005 and incorporated herein by reference.

10.19 Letter of Engagement, dated as of June 20, 2005, by and between Applied DNA Sciences, Inc. and Trilogy Capital Partners, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on July 21, 2005 and incorporated herein by reference.

10.20 Lease Agreement, dated as of November 1, 2005, by and between Applied DNA Sciences, Inc. and Long Island High Technology Incubator, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on October 27, 2005 and incorporated herein by reference.

10.21 Consulting Agreement, dated as of October 18, 2005, by and between Applied DNA Sciences, Inc. and Karin Klemm, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 27, 2005 and incorporated herein by reference.

21.1 List of subsidiaries, filed as an exhibit to the Form SB-2 Amendment No.6 filed with the Commission on January 18, 2006 and incorporated herein by reference.

23.1 Consent of Russell Bedford Stefanou Mirchandani LLP (filed herewith).

23.2 Consent of legal counsel (see Exhibit 5.1), filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 29, 2005 and incorporated herein by reference.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Stony Brook, State of New York, on April 14, 2006.


                                    APPLIED DNA SCIENCES, INC.



                                    By: /s/ JAMES A. HAYWARD
                                    ------------------------
                                    James Hayward, Chief Executive Officer
                                    (Director, Principal Executive Officer,
                                    Principal Financial Officer and Principal
                                    Accounting Officer)



     In accordance with the requirements of the Securities Act of 1933, as amended this registration statement was signed by the following persons in the capacities and on the dates stated.

        SIGNATURE                           TITLE                                         DATE

     /s/ JAMES HAYWARD                   Director, Chief Executive Officer,          April 14, 2006
     --------------------------------    Principal Financial Officer and
       James Hayward                     Principal Accounting Officer

     /s/ JUN-JEI SHEU                    Chairman of the Board of Directors          April 14, 2006
     --------------------------------
       Jun-Jei Sheu

     /s/ YACOV SHAMASH                   Director                                    April 14, 2006
     --------------------------------
       Yacov Shamash

     /s/ SANFORD R. SIMON                Director                                    April 14, 2006
     --------------------------------
       Sanford R. Simon
